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Exhibit 4

EXECUTION COPY

December 23, 2004

AGNICO-EAGLE MINES LIMITED

 – and –

EACH BANK AND FINANCIAL
INSTITUTION NOW OR HEREAFTER
PARTY HERETO

 – and –

THE BANK OF NOVA SCOTIA, AS
CO-ARRANGER, ADMINISTRATIVE
AGENT AND TECHNICAL AGENT

 – and –

SOCIÉTÉ GÉNÉRALE (CANADA), AS
CO-ARRANGER AND SYNDICATION
AGENT

 – and –

N M ROTHSCHILD & SONS LIMITED,
AS CO-ARRANGER AND
DOCUMENTATION AGENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

i

ARTICLE 4 – INTEREST RATES AND FEES		28
4.1	Interest Rate and Payment Dates.	28
4.2	Computation and Determination of Interest and Fees.	29
4.3	Provisions Reference.	29
4.4	Interest Act.	29
4.5	Prohibited Rates of Interest.	29
4.6	Commitment Fee.	30
4.7	L/C Fees.	30
4.8	Interest under Overdraft Facility.	30
4.9	Amendment Fee.	30
ARTICLE 5 – REDUCTIONS AND PAYMENTS		30
5.1	General Rule Regarding Repayments.	30
5.2	Term and Repayments.	30
5.3	Termination and Reduction of Commitments.	32
5.4	Mandatory Prepayments.	32
5.5	Indemnity.	32
5.6	Exchange Rate Fluctuations.	33
5.7	Payments.	33
5.8	Authorized Transfer.	33
5.9	Provisions Reference.	33
ARTICLE 6 – CLOSING AND DRAWDOWN CONDITIONS		33
6.1	Conditions Precedent to First Additional Advance.	33
6.2	Conditions Precedent to All Advances.	35
6.3	Place of Closings and Waiver of Conditions.	36
ARTICLE 7 – SECURITY		36
7.1	Security.	36
7.2	Release.	37
7.3	Registration.	37
7.4	Bank Act Security.	37
7.5	Change of Law and Further Assurances.	38
7.6	Security for Hedge Indebtedness.	38
7.7	Reaffirmation of Existing Security.	39
ARTICLE 8 – REPRESENTATIONS AND WARRANTIES		39
8.1	Representations and Warranties.	39
8.2	Disclosure Schedules.	45

ii

ARTICLE 9 – REPORTING COVENANTS AND PROCEDURES		45
9.1	General Reporting Requirements.	45
9.2	Mine Plan.	47
9.3	Operating Budgets.	47
9.4	Additional Procedures for Updating Mine Plan and Operating Budgets.	48
9.5	Review of Monthly Operating Report, Mine Plan and Operating Budgets.	48
ARTICLE 10 – COVENANTS OF THE BORROWER		48
10.1	Financial Covenants.	48
10.2	Positive Covenants.	49
10.3	Negative Covenants.	53
ARTICLE 11 – EVENTS OF DEFAULT		60
11.1	Events of Default.	60
11.2	Remedies.	62
11.3	Cash Collateral.	63
11.4	Rights Cumulative.	63
11.5	Proofs of Claim, Etc.	63
11.6	Priority of Payments.	63
ARTICLE 12 – THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES		64
12.1	Provisions Reference.	64
12.2	Specific Provisions Relating to Hedge Counterparties.	64
ARTICLE 13 – MISCELLANEOUS		65
13.1	Amendments, Waivers, Etc.	65
13.2	Amendments (Subsidiaries), Etc.	66
13.3	Lenders' Obligations Several.	66
13.4	Reproduction of Documents, etc.	66
13.5	No Merger on Judgment.	66
13.6	Independent Engineer and Other Advisers.	67
13.7	Survival of Representations, Warranties and Covenants.	67
13.8	Further Assurances.	67
13.9	Severability.	67
13.10	Conflicts.	67
13.11	Time of Essence.	67
13.12	English Language.	67
13.13	Judgment Currency.	67
13.14	Exculpation Provisions.	68
13.15	Permitted Liens.	68
13.16	Provisions Reference.	68
13.17	Indemnification.	68
13.18	Environmental Indemnity.	69

iii

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AGREEMENT made as of the 23rd day of December, 2004.

        B E T W E E N:

        AGNICO-EAGLE MINES LIMITED

        OF THE FIRST PART

        – and –

        EACH BANK AND FINANCIAL
        INSTITUTION NOW OR HEREAFTER
        PARTY HERETO

        OF THE SECOND PART

        – and –

        THE BANK OF NOVA SCOTIA, AS
        CO-ARRANGER, ADMINISTRATIVE
        AGENT AND TECHNICAL AGENT

        – and –

        OF THE THIRD PART

        SOCIÉTÉ GÉNÉRALE (CANADA), AS
        CO-ARRANGER AND SYNDICATION
        AGENT

        – and –

        OF THE FOURTH PART

        N M ROTHSCHILD & SONS LIMITED,
        AS CO-ARRANGER AND
        DOCUMENTATION AGENT

        OF THE FIFTH PART

        WHEREAS the parties to this Agreement are also parties to an amended and restated credit agreement dated as of March 20, 2003, as further amended by Amendment No. 1 to Amended and Restated Credit Agreement dated October 30, 2003, Amendment No. 2 to Amended and Restated Credit Agreement dated December 31, 2003 and Amendment No. 3 to Amended and Restated Credit Agreement dated January 31, 2004 (as so amended, the "Existing Credit Agreement");

        AND WHEREAS the Borrower has requested certain amendments to the Existing Credit Agreement, and the parties are entering into this Agreement to amend and restate the Existing Credit Agreement to provide for amended terms on which credits under the Existing Credit Agreement will be continued;

        AND WHEREAS the Arrangers (as defined below) have made arrangements with the Borrower relating to certain of the amendments set out herein;

        AND WHEREAS the Lenders desire to have the Administrative Agent continue to act on their behalf with regard to certain matters associated with the Credit Facility and certain of their rights and obligations set forth herein;

        AND WHEREAS the Lenders also desire to have The Bank of Nova Scotia act as "Technical Agent", Société Générale (Canada) as "Syndication Agent" and N M Rothschild & Sons Limited act as "Documentation Agent", with regard to this Credit Facility.

        NOW THEREFORE in consideration of the mutual covenants and premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated so that, as amended and restated, it reads as follows:

ARTICLE 1

INTERPRETATION

        1.1    Certain Defined Terms.    In this Agreement, where the context does not otherwise require, capitalized terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined unless otherwise specified and words importing gender shall include the masculine, feminine and neuter genders):

        "Administrative Agent" means BNS, in its capacity as administrative agent hereunder (including pursuant to Section 12.2(e)), and its successors in such capacity.

        "Administrative Questionnaire" has the meaning ascribed to that term in the Provisions.

        "Advances" means a Loan, as defined in the Provisions.

        "Affiliate" has the meaning ascribed to that term in the Business Corporations Act (Ontario) on the date hereof.

        "Agency Fee Letter" means the letter agreement dated December 23, 2004 between the Administrative Agent and the Borrower providing for the payment by the Borrower of certain fees in connection with this Credit Facility, as such letter agreement is amended, supplemented, restated or replaced from time to time.

        "Aggregate Net Hedge Indebtedness" at any date means (a) in respect of the amounts owing by the Borrower to any Hedge Counterparty, the amount, if any, by which the aggregate amount of all Hedge Indebtedness owing by the Borrower to such Hedge Counterparty under Permitted Hedge Agreements with such Hedge Counterparty as at such date exceeds the aggregate amount, if any, of all Hedge Indebtedness owing by such Hedge Counterparty to the Borrower under such Permitted Hedge Agreements; and (b) in respect of amounts owing by the Borrower to all Hedge Counterparties, the amount, if any, by which the aggregate amount of all Hedge Indebtedness owing by the Borrower to each Hedge Counterparty under Permitted Hedge Agreements exceeds the aggregate amount of all Hedge Indebtedness owing by each Hedge Counterparty to the Borrower under Permitted Hedge Agreements with each Hedge Counterparty.

        "Agreement" has the meaning ascribed to that term in the Provisions.

        "Applicable Margin" means, for each type of Advance or Commitment Fee Rate listed below, the corresponding annual percentage rate for each listed level of Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio set forth below:

Level	Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio	U.S. $ LIBOR or C$ BA	L/C commission	US$ Base Rate or C$ Prime	Commitment Fee Rate
I	<3.25X	2.25%	2.25%	1.25%	0.875%
II	<2.5X	2.00%	2.00%	1.00%	0.75%
III	<2.0X	1.75%	1.75%	0.75%	0.60%
IV	<1.5X	1.50%	1.50%	0.50%	0.50%

        Increases or decreases in the Applicable Margin resulting from a change in the Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio shall be based on the applicable Compliance Certificate delivered by the Borrower pursuant to Section 9.1(a); provided that, from the Restatement Date to the Effective Date (as defined below) in respect of the two full fiscal quarters of the Borrower immediately following the Restatement Date, the Applicable Margin shall be set at no less than "Level II" of the foregoing matrix. After completion of such two fiscal quarters of the Borrower following the Restatement Date, the Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio shall be determined on a rolling four-quarter basis, except that until the Borrower has completed four fiscal quarters after the Restatement Date, such ratio shall be determined on the basis of the fiscal quarters of the Borrower which have been completed since the Restatement Date on an annualized basis. Notwithstanding the foregoing, if the average daily sum of the Lenders' Available Commitment during each month is greater than 50% of the total Commitments, the Commitment Fee Rate shall be based on "Level I" of the foregoing matrix. Changes in the Applicable Margin shall be effective as of the earlier of two Business Days following the day upon which such Compliance Certificate is delivered to the Administrative Agent and the day upon which such Compliance Certificate could be delivered on time (the "Effective Date"). For greater certainty, changes in L/C fees and Bankers' Acceptance Fees shall be effective for that portion of the term of any L/Cs or Bankers' Acceptances on or after the Effective

Date, and any amount owing by the Borrower to the Lenders with respect to L/Cs or Bankers' Acceptances shall be paid on the next Drawdown Date. Without waiving the requirement of the Borrower to deliver the Compliance Certificate by no later than the last date which it could be delivered on time (the " Due Date"), if any Compliance Certificate required to be delivered by the Borrower is delivered after the Due Date, the then prevailing Applicable Margin shall continue until such Compliance Certificate is, in fact, delivered. Upon receipt of any Compliance Certificate which is delivered after the relevant Due Date, the Administrative Agent shall determine the amount of any overpayment or underpayment of interest, L/C fees and Bankers' Acceptance Fees during the period from the Due Date to and including the date of actual delivery thereof by the Borrower and notify the Borrower and the Lenders of such amounts. Such determination by the Administrative Agent shall constitute, in the absence of manifest error, prima facie evidence of the amount of such overpayment or underpayment, as the case may be. In the event of an underpayment, the Borrower shall, upon receipt of such notice, pay to the Administrative Agent, for the benefit of the Lenders, the amount of such underpayment. In the event of an overpayment, the amount of such overpayment shall be credited and applied to succeeding payments by the Borrower of interest, L/C fees and Bankers' Acceptance Fees as they become due until such amount has been fully applied. Should the Administrative Agent, acting reasonably, determine that the calculation of the Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio in any Compliance Certificate is incorrect, the Administrative Agent shall advise the Borrower of such error and the Borrower and the Administrative Agent agree that, absent manifest error, the Applicable Margin shall be adjusted in accordance with the determination by the Administrative Agent, acting reasonably, and the Borrower shall pay the amount owing commencing as of the date when the adjustment would otherwise be effective in accordance with this provision.

        "Applicable Percentage" has the meaning ascribed to that term in the Provisions.

        "Arranger Fee Letter" means the letter agreement dated December 23, 2004 between the Arrangers and the Borrower providing for the payment by the Borrower of certain fees in connection with this Credit Facility, as such letter agreement is amended, supplemented, restated or replaced from time to time.

        "Arrangers" means, collectively, BNS, Société Générale (Canada) and N M Rothschild & Sons Limited, in their respective capacities as co-arrangers of the credit facilities set forth in this Agreement.

        "Assignment and Assumption" has the meaning ascribed to that term in the Provisions.

        "Assignment of Metal Hedge Agreements" has the meaning ascribed to that term in Section 7.1(l).

        "Available Commitment" means at any time, in respect of all Lenders, the amount, if any, by which the aggregate of the Lenders' Commitments exceeds the amount of the Outstanding Advances at that time and means at any time, in respect of any particular Lender, the amount, if any, by which the Commitment of such Lender exceeds the amount of the Outstanding Advances made by such Lender. For greater certainty, the Available Commitment shall not at any time exceed the Maximum Facility Amount.

        "Bank Act Security" means the Notice of Intention to Give Security Under Section 427 of the Bank Act granted to each Lender on November 9, 2001, the Application for Credit and Promise to Give Security Under Section 427 of the Bank Act granted to each Lender on November 16, 2001, the Agreement as to Loans and Advances and Security Therefor. Section 426 and 427 of the Bank Act granted to each Lender on November 16, 2001, the Security Under Section 427 on All Property of Specified Kinds granted to each Lender on November 16, 2001 and the security under Section 426 of the Bank Act granted to each Lender on November 13, 2001, and such additional security documents pursuant to the Bank Act (Canada) required by Section 6.1(d)(vi) and as is contemplated by Section 7.4, as each may be amended, restated or otherwise modified from time to time.

        "BA Discount Proceeds" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

        "BA Discount Rate" means, (a) with respect to any Bankers' Acceptance accepted by a Lender named on Schedule I to the Bank Act (Canada), the rate determined by the Administrative Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances of those Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance, and (b) with respect to any Bankers' Acceptance accepted by any other Lender, the rate determined by the Administrative Agent in accordance with (a) above plus 0.15% per annum.

        "BA Equivalent Advance" has the meaning ascribed to it in Section 3.9(e).

        "Bankers' Acceptance" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "orders."

        "Bankers' Acceptance Fee" means the amount calculated by multiplying the face amount of each Bankers' Acceptance by the Applicable Margin and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers' Acceptance by the Lender up to but excluding the maturity date of the Bankers' Acceptance and the denominator of which is the number of days in the calendar year in question.

        "Banking Day" means any Business Day on which dealings in foreign currencies and exchange between lenders may be carried on in London, England and New York, New York.

        "Base Rate" means, on any date, a fluctuating rate of interest per annum (expressed on the basis of a year of 360 days rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of:

  (a)
  the reference rate of interest (however designated) of the Administrative Agent in effect on such day for determining interest chargeable by it on US Dollar commercial loans made in Canada; and

  (b)
  the Federal Funds Rate in effect on such day plus 0.5% per annum.

        Changes in the rate of interest on that portion of any Advances maintained as Base Rate Advances will take effect simultaneously with each change in the Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate; provided that the failure to give such notice shall not affect the Base Rate in effect after such change.

        "Base Rate Advance" means an Advance in US Dollars bearing interest at a fluctuating rate determined by reference to the Base Rate plus the Applicable Margin.

        "Base Rate Loan" (as used in the Provisions) means a Base Rate Advance.

        "BNS" means The Bank of Nova Scotia, a bank to which the Bank Act (Canada) applies. BNS shall be the "Issuing Bank" referred to in the Provisions.

        "Bond" has the meaning ascribed to it in Section 7.1(e).

        "Borrower" means Agnico-Eagle Mines Limited, a corporation existing under the laws of the Province of Ontario and its successors.

        "Branch of Account" means the Wholesale Banking Operations — Loan Operations department of BNS at 720 King Street West, Third Floor, Toronto, Ontario, M5V 2T3 or such other branch as is designated by the Administrative Agent from time to time.

        "Business Day" means each day that is not a Saturday, Sunday or a day on which commercial banks are not open for normal banking business in Toronto, Ontario.

        "Canadian Dollars", "Cdn. Dollars" and "Cdn $" mean lawful money of Canada.

        "Canadian Lender" has the meaning ascribed to it in Section 7.4(a).

        "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by the Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible asset accounts subject to amortization) in the balance sheet of the Borrower.

        "Capital Stock" means any and all shares, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation, any securities convertible into such capital stock or any and all equivalent ownership interests in a Person.

        "Cash Collateral" means Collateral consisting of cash (in Canadian Dollars or US Dollars) or Cash Equivalents on which the Administrative Agent has a first priority Lien.

        "Cash Equivalents" means:

  (a)
  investments in direct obligations of Canada or the United States of America, including Canadian or United States of America federal, provincial or state obligations, with maturities of one year or less from the date of acquisition of the investment;

  (b)
  investments in certificates of deposit of maturities less than one year, issued by commercial banks in Canada or the United States of America having capital and surplus in excess of US $500,000,000 and having short-term credit ratings of at least A1 by Standard & Poor's Ratings Group, P1 by Moody's Investors Service, Inc. or R1 by Dominion Bond Rating Service Limited;

  (c)
  investments in commercial paper issued by issuers resident in Canada or the United States of America of maturities of not more than 270 days rated at least A1 by Standard & Poor's Ratings Group, P1 by Moody's Investors Service, Inc. or R1 by Dominion Bond Rating Service Limited;

  (d)
  investments in securities that are obligations of Canada or the United States of America purchased by the Borrower or any Subsidiary of the Borrower under repurchase agreements pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than US $500,000,000 and with short-term credit ratings of at least A1 by Standard & Poor's Ratings Group, P1 by Moody's Investors Service, Inc. or R1 by Dominion Bond Rating Service Limited) for such financial institutions to repurchase such securities within 30 days from the date of purchase by the Borrower or such Subsidiary, and other similar short-term investments made in connection with the Borrower's or any of its Subsidiary's cash management practices; provided that the Borrower shall take possession of all securities purchased by the Borrower or any such Subsidiary under repurchase agreements and shall adhere to customary margin and mark-to-market procedures with respect to fluctuations in value; or

  (e)
  investments in any security issued by an investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8) that is a money market fund in compliance with all applicable requirements of SEC Rule 2a-7 (17 CFR 270.2a-7).

        "Change of Control" means:

  (a)
  the acquisition, directly or indirectly by any means whatsoever, by any Person, or group of Persons acting jointly or in concert, (collectively, an "offeror") of beneficial ownership of, or the power to exercise control or direction over, or securities convertible or exchangeable into, any securities of the Borrower carrying in aggregate (assuming the exercise of all such conversion or exchange rights in favour of the offeror) more than 50% of the aggregate votes represented by the Voting Stock then issued and outstanding or otherwise entitling the offeror to elect a majority of the board of directors of the Borrower;

  (b)
  the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) directors on the Closing Date nor (ii) nominated or appointed by a majority vote of the board of directors of the Borrower in circumstances where such nomination or appointment is made other than as a result of a dissident proxy solicitation, whether actual or threatened; or

  (c)
  the consummation of any amalgamation, statutory arrangement (involving a business combination) or other reorganization of or involving the Borrower (i) in which the Borrower is not the continuing corporation or (ii) pursuant to which any Voting Stock of the Borrower would be reclassified, changed or converted into or exchanged for cash, securities or other property; other than (in each case) an amalgamation, statutory arrangement or other reorganization of or involving the Borrower in which the holders of the Voting Stock of the Borrower on the Closing Date continue to have, directly or indirectly, more than 50% of the Voting Stock of the continuing corporation immediately after such transaction and in respect of which neither of the events described in (a) or (b) of this definition shall have occurred.

        "Closing Date" means November 23, 2001.

        "Collateral" means the property and interests in property subject to or to be subject to the Liens of the Security Documents.

        "Commitment" means, in respect of each Lender, at any time, the commitment of such Lender to provide the amount of Advances set opposite its name on Annex 2, as modified from time to time in accordance with the terms hereof. If a Lender has more than one Commitment hereunder, each Commitment shall be deemed to be a separate Commitment for purposes of this Agreement.

        "Commitment Fee Rate" means the applicable percentage per annum set forth in the pricing matrix under the "Commitment Fee Rate" column in the definition of Applicable Margin.

        "Compliance Certificate" means a compliance certificate of the Borrower, in the form of Exhibit E, delivered by the Borrower to the Administrative Agent pursuant to Section 9.1(a) and certified (without personal liability) by the chief financial officer or chief executive officer of the Borrower.

        "Constating Documents" means a Person's articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum of association, by-laws, declaration of trust, partnership agreement, limited liability company agreement or other similar document, as applicable, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to such Person's Capital Stock.

        "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound and, for greater certainty, shall include in the case of the Borrower, the Material Contracts and contracts and agreements relating to Indebtedness of the Restricted Parties.

        "Control" has the meaning ascribed to that term in the Provisions.

        "Convertible Notes" means the convertible notes of the Borrower which have been issued under the Trust Indenture.

        "Copper" means metal which contains 0.999 cathode copper, which is registered or registrable, and is in conformity in all respects with the requirements for good delivery, on the London Metals Exchange.

        "Credit Facility" means the credit facility which the Lenders have agreed to establish in favour of the Borrower pursuant to, and on the terms and conditions set out in, this Agreement in the amount of the Maximum Facility Amount.

        "Credit Facility Indebtedness" means all present and future indebtedness, liabilities and obligations owing by the Borrower to the Administrative Agent and the Lenders for Advances and other credit made available and outstanding by any Lender to the Borrower under this Agreement and interest on such Advances and credit, together with all fees, costs, charges and expenses, of or incurred by, the Administrative Agent or any of the Lenders under this Agreement.

        "Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio" means the ratio of the Credit Facility Indebtedness to Free Cash Flow from Included Property.

        "Current Ratio" means, in respect of the Borrower, at the date of determination, the ratio calculated by dividing the Borrower's then current assets by its then current liabilities (excluding the then current portion of the principal amount owing on the Convertible Notes, if any) as the same would be shown on a balance sheet of the Borrower prepared on a consolidated basis in accordance with GAAP consistently applied.

        "Default" has the meaning ascribed to that term in the Provisions.

        "Demand" has the meaning ascribed to it in Section 3.19(b).

        "Designated Account" means, in respect of any Advance, the account or accounts (including in Cdn. Dollars and US Dollars) maintained by the Borrower at a branch of the Administrative Agent in Toronto, Ontario that the Borrower designates in writing from time to time.

        "Development Plan" means, collectively, the Mine Plan and the Operating Budget, as updated from time to time in accordance with Sections 9.2 and 9.3; and, to the extent of any inconsistency between such documents, the document having the later date shall govern.

        "Documents" means the Financing Documents and the other documents delivered under Articles 6 and 7 hereof and all instruments, agreements, certificates and other documents delivered to the Administrative Agent and/or Lenders pursuant to or in connection with any of the foregoing.

        "Drawdown Date" means the date on which an Advance is made to the Borrower pursuant to the terms hereof and which shall be a Banking Day.

        "Drawdown Notice" means a notice delivered by the Borrower pursuant to Section 3.1 and substantially in the form of Exhibit A.

        "Due Date" has the meaning specified in the definition for Applicable Margin.

        "EBITDA" means, for any period, on a consolidated basis, an amount equal to the Borrower's revenue from the sale of Product from Mines, less:

  (a)
  onsite and offsite cash operating costs for such period;

  (b)
  general and administrative expenses for such period;

  (c)
  cash capital taxes for such period; and

  (d)
  cash reclamation expenditures for such period;

        each component of which is to be calculated in accordance with GAAP consistently applied.

        "Effective Date" has the meaning specified in the definition for Applicable Margin.

        "El Coco Documents" means (a) the Net Smelter Royalty Agreement dated as of June 21, 1999 among Barrick Gold Corporation, Lac Exploration Inc. and the Borrower and (b) the Net Profits Royalty Agreement dated as of June 21, 1999 among Barrick Gold Corporation, Lac Exploration Inc. and the Borrower, true and complete copies of which (together with all amendments, supplements and restatements thereof or thereto) have been delivered to the Administrative Agent.

        "Eligible Assignee" has the meaning ascribed to that term in the Provisions.

        "Environmental Liability" means any claim (including sums paid in settlement of claims), action, administrative proceeding, judgment, lien, damages, penalty, fine, cost, liability, interest or loss, including reasonable legal fees and expenses and all other costs and expenses of any kind or nature that are incurred or arise directly or indirectly from or in connection with any Requirement of Environmental Law, or any failure or breach in respect thereof, or any Release of Hazardous Materials, that, in either case, is or allegedly is applicable to the Borrower or any other Subsidiary, or its respective properties or operations.

        "Equivalent Amount" means, on any day, for the purpose of calculations under this Agreement, the amount of Canadian Dollars into which US Dollars may be converted or the amount of US Dollars into which Canadian Dollars may be converted, using the Administrative Agent's mid-rate (i.e. the average of the Administrative Agent's spot buying and selling rates) for converting the first currency to the other currency at the relevant time on that day.

        "Event of Default" means any event specified in Section 11.1.

        "Exchange Rate Hedge Agreement" shall mean any contract for the sale, purchase or exchange or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged), or any currency swap agreements, option contracts, futures contracts, options on futures contracts, spot or forward contracts or other agreements to purchase or sell currency or any other arrangements entered into by a Person related to movements in the rates of exchange of currencies or other similar derivatives transactions entered into by such Person or any other contract or arrangement having the same economic effect as the foregoing, whether at, above or below current market prices.

        "Existing Credit Agreement" has the meaning defined in the first recital to this Agreement.

        "Exploration Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) made by the Borrower during such period in respect of prospecting, sampling, drilling and other work involved in searching for gold doré, copper concentrate and zinc concentrate and any other base or precious metal (whether in concentrate, doré or other form).

        "Facility Indebtedness" means all (a) Credit Facility Indebtedness and (b) without duplication, all other present and future indebtedness, liabilities and obligations of the Borrower to the Administrative Agent and the Lenders under or in connection with the Financing Documents, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Administrative Agent or the Lenders in any currency or remaining unpaid by the Borrower to the Administrative Agent or the Lenders under or in connection with the Financing Documents, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses of or incurred by the Administrative Agent or the Lenders under or in connection with the Financing Documents, but in any event excluding Hedge Indebtedness.

        "Federal Funds Rate" means for any day, an annual interest rate equal to the weighted average of the rates on overnight United States federal funds transactions with members of the Federal Reserve System arranged by United States federal funds brokers, as published for such day (or if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York or for any Banking Day on which such rate is not so published, the arithmetic average of the quotations for such day on such transactions received by the Administrative Agent from three United States federal funds brokers of recognized standing selected by it.

        "Final Permitted Hedge Counterparties" means each Permitted Hedge Counterparty which has outstanding Hedge Agreements with the Borrower at the time that the Facility Indebtedness is indefeasibly paid in full and all Commitments are terminated.

        "Financial Parameters" means the "Financial Parameters" set forth on Annex 3.

        "Financing Documents" means this Agreement, the Security Documents, all other agreements, undertakings or commitments entered into by any Restricted Party pursuant to or in connection with this Agreement and the transactions contemplated hereby including agreements with the Administrative Agent in connection with consolidation and electronic fund transfer arrangements and credit cards and the Hedge Agreements entered into with each Permitted Hedge Counterparty.

        "Financing Lease" means (a) any lease, including by way of sale and leaseback, of property, including real (including immoveable) or personal (including moveable), if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee and (b) any other such lease the obligations under which are capitalized on the balance sheet of the lessee.

        "First Additional Advance" means the first Advance made by the Lenders pursuant to this Agreement following the Restatement Date.

        "Free Cash Flow" means, for any period, EBITDA less Maintenance Capital Expenditures.

        "Free Cash Flow from Included Property" means, for any period, EBITDA (relating only to Included Property) less Maintenance Capital Expenditures (relating only to Included Property); provided that, for purposes of the financial covenant ratio set out in Section 10.1(h), administrative and other costs not directly related to Mines held directly or indirectly by the Borrower which consist of Included Property (as determined in accordance with GAAP consistently applied) shall be added to EBITDA as otherwise determined in accordance with this Agreement.

        "Free Cash Flow from Recourse Assets" means, for any period, EBITDA (relating only to Recourse Assets) less Maintenance Capital Expenditures (relating only to Recourse Assets); provided that, for purposes of the financial covenant ratio set out in Section 10.1(g), administrative and other costs not directly related to Mines held directly or indirectly by the Borrower which are Recourse Assets (as determined in accordance with GAAP consistently applied) shall be added to EBITDA as otherwise determined in accordance with this Agreement.

        "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

        "Gold" means gold having a minimum fineness of 0.995 and which is registered or registrable, and is in conformity in all respects with the requirements for good delivery, on the London Bullion Market.

        "Gold Equivalent" means a quantity of a Metal having an economic value expressed in ounces of Gold and calculated by multiplying the quantity of the Metal by an assumed price for that Metal and dividing the product by an assumed price for Gold, where such prices are determined using the Financial Parameters.

        "Gold Equivalent Proven and Probable Reserves" means the sum of (a) Proven Reserves and Probable Reserves of Gold at the Mines which are Included Property and (b) Proven Reserves and Probable Reserves of Silver, Zinc and Copper at such Mines multiplied by the applicable price for the relevant metal as determined using the Financial Parameters, divided by the relevant Gold price as determined using the Financial Parameters.

        "Governmental Authority" has the meaning ascribed to that term in the Provisions.

        "Gross Senior Debt" means Total Debt, excluding Indebtedness under the Convertible Notes and Subordinated Indebtedness and any other part of Total Debt which is unsecured and not ranking, or capable of ranking, senior to or pari passu with Total Debt.

        "Guarantee Obligation" means, as to any Person, (a) any obligation of such Person guaranteeing any obligations, contingent or otherwise, or indebtedness of third Persons, and (b) any other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment or satisfaction of, any indebtedness or obligations of any other Person, directly or indirectly.

        "Hedge Agreements" means all Metal Hedge Agreements, Exchange Rate Hedge Agreements, Interest Rate Hedge Agreements, and all other derivative transactions, at any time entered into by the Borrower including without limitation the Hedge Agreements identified in Section 8.1(cc).

        "Hedge Counterparty" means a Permitted Hedge Counterparty or an Unsecured Hedge Counterparty.

        "Hedge Indebtedness" means with respect to the indebtedness or obligations of any Person under or pursuant to any Permitted Hedge Agreement on any date, the aggregate amount, if any, determined on such date which would have to be paid on such date by such Person to the counterparty under any such Hedge Agreement so as to preserve the economic equivalent of all payments or deliveries (whether the underlying obligation was absolute or contingent) to be made by both parties in respect of the hedging transactions under such Permitted Hedge Agreements.

        "Hypothec" has the meaning ascribed to it in Section 7.1(f).

        "Included Property" means (a) the LaRonde Mine and (b) (i) any other Mine located in a Permitted Jurisdiction, (ii) which Mine is operating to the satisfaction of the Majority Lenders in consultation with their independent consultants, (iii) which Mine is wholly owned, controlled and operated by a Restricted Party, (iv) on which Mine the Administrative Agent, for and on behalf of the Secured Parties, has been granted an exclusive Lien to secure the Senior Secured Indebtedness pursuant to Section 10.2(n), and (v) for which the Administrative Agent has provided the Borrower written notice that such Mine is Included Property pursuant to Section 10.2(n). For purposes of calculating any financial covenant in Section 10.1, Included Property shall be included in the relevant calculations commencing the first full fiscal quarter of the Borrower following such property being determined to be Included Property. Thereafter, the completed fiscal quarters shall be annualized for the relevant property that was determined to be Included Property until four full fiscal quarters have been completed since such property was determined to be Included Property, and then calculations shall be made as otherwise required hereunder.

        "Indebtedness" of a Person means, at a particular date, the sum (without duplication) of:

  (a)
  all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments;

  (b)
  all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;

  (c)
  all obligations of such Person to pay the deferred purchase price of property or services (other than for borrowed money);

  (d)
  all obligations of such Person under Financing Leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

  (e)
  all Guarantee Obligations;

  (f)
  indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed;

  (g)
  all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of other Persons;

  (h)
  all obligations to deliver goods or services in consideration of advance payments; and

  (i)
  all Hedge Indebtedness;

        provided that trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business do not constitute Indebtedness.

        "Indemnified Party" has the meaning ascribed to it in Section 13.17.

        "Independent Engineer" means the current Independent Engineer, Roscoe Postle Associates Inc. together with Hatch Associates Inc., or such other independent engineer as may be selected by the Majority Lenders pursuant to Section 13.6.

        "Indicated Resource" means that portion of a mineral resource expressed as tons and grade which has been designated as such by the Borrower, audited and approved by the Independent Engineer, after consultation with the Administrative Agent, on the basis of drill holes, underground openings or other sampling procedures spaced closely enough to give a reasonable indication of continuity and where geological data is reasonably well known.

        "Initial Model and Budget" means the mine plan for the Life of Mine and the annual operating budget for the LaRonde Mine, delivered by the Borrower to the Lenders in connection with "Project Completion" (as defined in the Existing Credit Agreement), reviewed and approved by the Independent Engineer and accepted by the Lenders, attached as Annex 7.

        "Instrument of Adhesion" means an instrument of adhesion on the terms and in the form of Exhibit B.

        "Intellectual Property" shall have the meaning ascribed to it in Section 8.1(o).

        "Interest Coverage Ratio" means, for any period, the ratio of Free Cash Flow for such period to Total Interest Expense for such period.

        "Interest Period" means, with respect to any LIBOR Advance:

  (a)
  the period commencing on and including the applicable Drawdown Date with respect to such LIBOR Advance and, subject as hereinafter provided, ending on but excluding the date which is one, two, three or six months thereafter, as selected by the Borrower in its Drawdown Notice; and

  (b)
  thereafter, each period commencing on the last day of the last preceding Interest Period applicable to such LIBOR Advance and, subject as hereinafter provided, ending on but excluding the date which is one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than 3 Banking Days prior to the last day of the then current Interest Period with respect to such Advance;

        provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

  (c)
  if any Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;

  (d)
  any Interest Period that would otherwise extend beyond the Maturity Date, shall end on the Maturity Date; and

  (e)
  any Interest Period that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month.

        "Interest Rate Hedge Agreements" shall mean any interest rate swap, option contract, futures contract, option on futures contract, cap, floor, collar, or any other similar arrangement entered into by a Person related to movements in interest rates or any other similar derivatives transaction entered into by such Person or any other contract or arrangement having the same economic effect, whether at, above or below current market prices.

        "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        "Investment Conditions" means, with respect to any Investment that: (a) no Default has occurred and is continuing or would result therefrom (without duplicating subsection (e) below); (b) any Person in which such Investment is made is in the business of mining or mining related activities or the asset acquired is a mining or mining related asset; (c) immediately after giving effect to any such Investment no Material Adverse Change would be reasonably expected to occur (without duplicating subsection (e) below); (d) such Investment does not breach, conflict with or violate any Requirements of Law; and (e) immediately after giving effect to such Investment, the Borrower shall be in compliance with all covenants set forth in Section 10.1 on a pro forma basis.

        "Issuing Bank" has the meaning ascribed to that term in the Provisions.

        "LaRonde Mine" means the Borrower's LaRonde mining operations and property located in or around Cadillac and Bousquet, Quebec, as presently constituted and as the same may be developed or expanded from time to time in accordance with the Development Plan or otherwise (which property and operations currently include (a) the Mining Assets relating to the LaRonde mine, (b) the property covered by the LaRonde Mining Leases as described in surveys dated January 23, 1998 and November 11, 1999 prepared by Jean-Luc Corriveau, which surveys have been made available by the Borrower to the Administrative Agent and to Lenders' Counsel, (c) the 22 mining claims constituting the "El Coco Property" which claims are described in the El Coco Documents and (d) the 34 mining claims located adjacent to the LaRonde mine comprising the LaRonde mine tailings dam), and any replacements, substitutions and modifications thereof, together with all applications, surveys, easements, rights of way, rights, titles or interests of every kind and description which the Borrower or its Affiliates have rights to, otherwise own or control, relating to or acquired in connection with one or more of said operations, properties and claims.

        "LaRonde Mining Leases" means those certain mining leases number BM796 entered into between Les Mines Dumagami Ltée on March 12, 1991 and the Government of Quebec on April 19, 1991, as the same was transferred to the Borrower on December 29, 1992, and number BM854 entered into between the Borrower on April 26, 2001 and the Government of Quebec on June 5, 2001, and as the same may be renewed, amended, supplemented or restated in accordance with the terms of this Agreement from time to time.

        "Lenders" means the Lenders listed on Annex 2 hereof and their respective successors and assigns, and any other Eligible Assignee which becomes party to this Agreement pursuant to Sections 3.3(b) or 10 of the Provisions, and "Lender" means any one of them.

        "Lenders' Counsel" means Borden Ladner Gervais LLP.

        "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        "L/C" means a standby letter of credit, letter of guarantee or commercial letter of credit, in US Dollars or Canadian Dollars, and in a form satisfactory to BNS issued by BNS at the request of the Borrower in favour of a third party to secure the payment or performance of an obligation of the Borrower or a Subsidiary to the third party. For purposes of the Provisions, "Letter of Credit" shall mean "L/C".

        "LIBO Rate" means, with respect to any Advance for any Interest Period, the product of (a) (i) the interest rate per annum shown on Telerate Page 3750 or any successor page as the composite offered rate for London interbank deposits with a period comparable to the Interest Period for such Advance as shown under the heading "USD" at 11:00 a.m. (London time) on the LIBO Rate Determination Date for such Interest Period, or (ii) if the rate in clause (i) of this definition is not shown for any particular day, the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Administrative Agent by the Reference Banks at which deposits in US Dollars are offered by such Reference Banks to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the LIBO Rate Determination Date for such Interest Period for delivery on the first day of such Interest Period for a period identical to such Interest Period and in an amount comparable to the amount of such Advance, times (b) Statutory Reserves (if greater than one).

        "LIBO Rate Determination Date" means a day which is two Banking Days prior to the first day of an Interest Period.

        "LIBO Rate Loan" (as used in the Provisions) means a LIBOR Advance.

        "LIBOR Advance" means an Advance in US Dollars bearing interest at a fluctuating rate determined by reference to the LIBO Rate plus the Applicable Margin.

        "LIBOR Tranche" means a LIBOR Advance or LIBOR Advances having the same Interest Period (whether or not originally made on the same day).

        "Lien" shall mean any interest in property securing or intended to secure payment or performance of an obligation owed to a Person other than the owner of the property, whether such interest is based on contract, common law or statutory law, and including but not limited to the lien or security interest arising from a mortgage, hypothec, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, liens, prior claims and other statutory or common law rights of landlords, leases and other title exceptions affecting property, and the filing or registering of any financing statement or other registration document under the Civil Code of Quebec, the Ontario Personal Property Security Act or any other comparable law of any jurisdiction for the purpose of protecting or perfecting such Lien to the extent that the mere filing of the same has the effect in and of itself of giving the beneficiary thereof an interest in property.

        "Life of Mine" means the period during which all Reserves at the Mines constituting Included Property are projected to be extracted through planned mining activities (for the LaRonde Mine, currently through to the year 2016).

        "Loan Documents" (as used in the Provisions) means Financing Documents.

        "London Bullion Market" means the London Bullion Market Association, London, England.

        "London Metals Exchange" means the London Metals Exchange, London, England.

        "Maintenance Capital Expenditures" means, for any period, the sum of all Capital Expenditures made during such period on commercially operating mines held directly or indirectly by the Borrower, which Capital Expenditures are required or anticipated to be required in accordance with customary and prudent mining industry practice to maintain the operations of such mines at the unit operating cost, design capacity and utilization levels contemplated in the Operating Budget provided by the Borrower to the Lenders from time to time. For greater certainty, as of the Restatement Date, there are no Maintenance Capital Expenditures allocated to the contemplated development of a new mine shaft from surface or internal winze to below the existing Penna Shaft infrastructure at the LaRonde Mine.

        "Majority Lenders" means, at any time, Lenders, the Commitments of which are in the aggregate not less than 51% of the aggregate Commitments of all Lenders.

        "Material Adverse Change" means any material adverse change in the business, assets, liabilities, condition (financial or otherwise), properties or prospects of the Restricted Parties on a consolidated basis, or of their Mines that constitute Included Property.

        "Material Adverse Effect" means (a) any Material Adverse Change or (b) any material and adverse effect on (i) the ability or prospects of the Borrower on an individual basis to carry out its business, including the operation of the Mines that constitute Included Property, (ii) the ability of the Restricted Parties, on a consolidated basis, to perform their obligations under the Financing Documents in accordance with their respective terms or (iii) the rights and remedies of the Administrative Agent or the Lenders under the Financing Documents, provided that for the purposes of Section 6.1(e) and Articles 9, 10 and 11, a "Material Adverse Effect" shall be any of the foregoing events as determined by the Administrative Agent and the Majority Lenders, acting reasonably.

        "Material Contracts" means the contracts listed on Schedule 8.1(p) relating to Included Property to which each Restricted Party is a party, the Mining Leases and the Hedge Agreements, true and complete copies of which (together with all amendments, supplements and restatements thereof or thereto) have been delivered to the Administrative Agent.

        "Material Subsidiary" means a Subsidiary of the Borrower the consolidated total assets of which, at any time, have a book value of US $5,000,000 or more or the consolidated total revenues of which, at any time, are US $2,500,000 or more (on an annual basis); provided that, once a Subsidiary of the Borrower has become a Material Subsidiary, it shall not cease to be a Material Subsidiary until either the Administrative Agent, with the consent of the Majority Lenders, or the Majority Lenders, have consented in writing; and provided further that, notwithstanding any of the foregoing, if any Restricted Party (excluding the Borrower) is not a "Material Subsidiary" pursuant to the foregoing part of this definition, such Restricted Party shall be deemed for all purposes of this Agreement to be a "Material Subsidiary" and, for greater certainty, such Person shall not cease to be a "Material Subsidiary" as long as such Person is a Restricted Party.

        "Maturity Date" means December 23, 2007, or if such date has been extended in accordance with the terms of Section 5.2, such extended date.

        "Maximum Facility Amount" means US $100,000,000, as the same is reduced in accordance with the terms of this Agreement.

        "Measured Resource" means that portion of a mineral resource expressed as tons and grade which has been designated as such by the Borrower, audited and approved by the Independent Engineer, after consultation with the Administrative Agent, on the basis of drill holes, underground openings or other sampling procedures spaced closely enough to confirm continuity to a high degree of confidence, and where geological data is reliably known.

        "Metal" means Gold, Silver, Copper or Zinc derived from Product, together with any other base or precious metal produced by the Mines which are registered or registrable, and is in conformity in all respects with the requirements for good delivery, on the London Metals Exchange or London Bullion Market.

        "Metal Hedge Agreement" shall mean any contract or commitment for or representing the sale or purchase for future delivery of a Metal (whether or not the subject Metal is to be delivered) and any option, put option, synthetic put option, call option, collar, spot, spot deferred, fixed forward and floating lease rate forward or other similar contract or arrangement entered into by a Person in respect of Metal prices or other similar derivatives transactions entered into by such Person or other contract or arrangement having the same economic effect as any of the foregoing, whether at, below or above the current market price of such Metal.

        "Mine" means the LaRonde Mine or any other Mining Assets directly or indirectly owned, controlled or operated by the Borrower or its Subsidiaries; and "Mines" means all such mines.

        "Mine Plan" means the Initial Model and Budget and each subsequent "Mine Plan", as updated and modified from time to time in accordance with the procedures set out in Section 9.2 and as updated in accordance with Section 9.4 to include reference to any additional Mines constituting Included Property acquired by the Borrower or its Subsidiaries in accordance with this Agreement.

        "Mining Assets" means the Mining Properties and all other present and after-acquired property and assets used in connection with or relating to an operating mine or facility for the extraction or processing of ore (including all corresponding underground and surface facilities and infrastructure and all related plant, buildings, fixtures, equipment, chattels and machinery), together with all inventory and accounts receivable thereof, whether situate on or off such mine or facility, and all replacements, substitutions and additions thereto made in accordance with the terms of this Agreement.

        "Mining Leases" means the LaRonde Mining Leases and any other mining leases as the same may be renewed, amended, supplemented or restated in accordance with the terms of this Agreement from time to time.

        "Mining Properties" means the lands, premises, Mining Leases, surface leases and rights, mining rights and claims, mining concessions and other interests in real or immoveable property rights to extract surface minerals, now owned or hereafter acquired, which relate to a mine.

        "Monthly Operating Report" means a report as to the operations of the LaRonde Mine and any additional Mines constituting Included Property acquired by the Borrower or its Subsidiaries in accordance with this Agreement, and certain other required information, in the form or substantially in the form last delivered to the "Administrative Agent" under the Existing Credit Agreement.

        "Net Cash Proceeds" means with respect to any sale or other disposition of any asset (other than Product) by any Person (a) the gross amount of cash or cash equivalent received by such Person in connection with such transaction minus (b) the amount, if any, of all taxes (including the amount, if any, estimated by such Person in good faith at the time of such sale or other disposition for taxes payable by such Person on or measured by net income or gain resulting from such transaction), fees, commissions, costs and other expenses which are incurred by such Person in connection with such transaction, but only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

        "Non BA Lender" has the meaning ascribed to it in Section 3.9(e).

        "Non-Bank Act Security" has the meaning ascribed to it in Section 7.4(c).

        "Operating Budget" means the Initial Model and Budget and each of the Borrower's subsequent annual operating budgets, in the form or substantially in the form of the Operating Budget last delivered to the Administrative Agent under the Existing Credit Agreement and as updated in accordance with Section 9.5 to include reference to any additional Mines constituting Included Property, acquired by the Borrower or its Subsidiaries in accordance with this Agreement.

        "Original Currency" shall have the meaning ascribed to it in Section 13.13.

        "Other Senior Indebtedness" shall have the meaning ascribed thereto in Section 10.3(c)(vi).

        "Outstanding Advances" means, at any time, the aggregate of the outstanding balance of all Advances which remain outstanding and have not been repaid to zero at such time together with the undrawn face amount of outstanding L/Cs and the face amount of outstanding Bankers' Acceptances.

        "Overdraft Facility" shall have the meaning ascribed thereto in Section 2.2(c).

        "Permits" shall mean all permits, consents, waivers, licences, certificates, approvals, authorizations, registrations, franchises, rights, privileges and exemptions or any item with similar effect as the foregoing issued or granted by any applicable Governmental Authority or by any other third party, including, without limitation, environmental permits.

        "Permitted Acquisition" shall mean any Investment which is permitted under Sections 10.3(b)(vi), (vii), (viii) and (ix).

        "Permitted Hedge Agreements" shall mean any Hedge Agreements, in the case of a Permitted Hedge Counterparty, and any Metal Hedge Agreements, in the case of an Unsecured Hedge Counterparty.

        "Permitted Hedge Counterparty" means, at any time, (a) any Lender or Affiliate of a Lender which was a "Permitted Hedge Counterparty" under the Existing Credit Agreement, provided that if such Person is an Affiliate of a Lender, such Person provides written notice to the Administrative Agent in the form of Exhibit J on the Restatement Date confirming that all Hedge Agreements it has entered into with the Borrower include the provisions set out in Annex 6 of the Existing Credit Agreement, that such Affiliate agrees to be bound by the restrictions pertaining to "Permitted Hedge Counterparties" in this Agreement and that such Affiliate acknowledges and agrees to the terms of Annex 5 hereof and (b) any Lender or Affiliate of a Lender which was not a "Permitted Hedge Counterparty" under the Existing Credit Agreement, if such Person has executed and delivered an Instrument of Adhesion to the Administrative Agent and has provided to the Administrative Agent copies of all Hedge Agreements such Person has entered into with the Borrower, which Hedge Agreements must include the provisions set out in Annex 6 hereof. If, at any time, a "Permitted Hedge Counterparty" is not in compliance with the applicable terms and conditions set out in this definition or the relevant "Instrument of Adhesion" (as defined in the Existing Credit Agreement) or Instrument of Adhesion, as applicable, it shall cease to be a "Permitted Hedge Counterparty". For purposes of this definition, after the indefeasible payment in full of the Facility Indebtedness and termination of all Commitments, "Lender", "Person" and "Affiliate" shall have the meanings given to them immediately prior to the indefeasible payment of the Facility Indebtedness and termination of all Commitments.

        "Permitted Jurisdiction" means Canada, the United States of America, Mexico, Chile, Panama, Costa Rica, Australia, New Zealand or the European Union.

        "Permitted Liens" in respect of any Person means the following Liens from time to time:

  (a)
  Liens for taxes, duties or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of such Person, in conformity with GAAP;

  (b)
  carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings provided that adequate reserves with respect thereto are maintained on the books of such Person, in conformity with GAAP;

  (c)
  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and other obligations of a like nature incurred in the ordinary course of business;

  (d)
  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (e)
  easements, servitudes, rights-of-way, restrictions, exceptions and other similar encumbrances (including for public utilities) which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with such Person or business or the use of the affected property by such Person;

  (f)
  reservations, limitations, provisos and conditions in any original grant from the Crown or any freehold lessor of any of the properties of such Person and statutory exceptions to title or reservations of rights which do not in any case materially interfere with such Person or business or the use of the affected property by such Person;

  (g)
  any obligations or duties affecting any of the Property of such Person or its Subsidiaries to any municipality or other Governmental Authority with respect to any franchise, grant, licence or permit which do not materially impair the use of such property for the purposes for which it is held;

  (h)
  Liens created pursuant to the Security Documents;

  (i)
  Liens created in connection with Financing Leases permitted by Section 10.3(c)(ii);

  (j)
  any Liens for unpaid royalties or duties not yet due pursuant to Mining Leases, claims or other mining rights running in favour of any Governmental Authority;

  (k)
  Liens on equipment and the proceeds thereof (and on no other property) created or assumed to finance the acquisition or secure the unpaid purchase price of such equipment (including the principal amount of any Financing Lease) to the extent permitted by Section 10.3(c);

  (l)
  Liens that (i) exist at the time such Person is, or the assets subject to such Liens are, acquired by a Restricted Party, (ii) extend only to the assets acquired or the assets of the Person acquired, as applicable, and (iii) are discharged as soon as possible upon or after, and in any event within 60 days after, such acquisition;

  (m)
  royalty agreements or other rights or claims to royalties on or affecting any property acquired by a Restricted Party pursuant to Section 10.3(b)(vi), (vii), (viii) or (ix) which royalty agreements or other such rights or claims are in existence at the time of such acquisition;

  (n)
  pledges or deposits of cash or cash equivalent instruments for purposes of securing obligations to financial institutions issuing letters of credit to secure obligations under retirement plans or for government reclamation costs, or pledges or deposits of cash or cash equivalent instruments to other issuers of letters of credit in the ordinary course of such Person's business provided that such pledging or deposit does not result in a Default under any provision of this Agreement (without reference to Section 10.3(a));

  (o)
  Liens in existence on the Restatement Date and listed on Schedule 8.1(m) hereto and any extensions, renewals or replacements of any such Lien provided that the principal amount of the Indebtedness or obligations secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and

  (p)
  Liens securing Other Senior Indebtedness to the extent permitted by Section 10.3(c)(vi), but for greater certainty, not including any Liens in any present or after acquired Included Property.

        "Person" has the meaning ascribed to that term in the Provisions.

        "Plan" shall mean any pension plan within the meaning of the Pension Benefits Act (Ontario), the Supplemental Pension Plans Act (Quebec) or any other similar legislation pursuant to which the Borrower or any of its Subsidiaries makes contributions in respect of its employees.

        "Prime Rate" means, on any day, a fluctuating rate of interest (rounded upwards if necessary to the next highest 1/16th of 1%) equal to the greater of:

  (a)
  the annual rate of interest expressed as a percentage per annum announced by BNS on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and

  (b)
  the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 0.50% per annum.

        "Prime Rate Advance" means an Advance in Canadian Dollars bearing interest at a fluctuating rate determined by reference to the Prime Rate plus the Applicable Margin.

        "Probable Reserve" means that portion of an Indicated Resource which has been adjusted for mining dilution and mining recovery which has been designated as such by the Borrower, audited and approved by the Independent Engineer, after consultation with the Administrative Agent, to be technically and economically mineable under current economic and operating conditions, all in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum standard therefor.

        "Proceeding" shall have the meaning ascribed thereto in Section 9.1(j).

        "Product" means gold doré, copper concentrate and zinc concentrate and any other base or precious metal (whether in concentrate, doré or other form) derived from or produced at a Mine.

        "Proven Reserve" means that portion of a Measured Resource which has been adjusted for mining dilution and mining recovery and which has been designated as such by the Borrower, audited and approved by the Independent Engineer, after consultation with the Administrative Agent, to be technically and economically mineable under current economic and operating conditions, all in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum standard therefor.

        "Provisions" means the model credit agreement provisions attached as Annex 1.

        "Recourse Assets" means entities or properties (i) which are located in Permitted Jurisdictions, and (ii) to which any part of Gross Senior Debt has direct recourse, whether as primary or secondary obligor, contingent or otherwise, secured or unsecured.

        "Reference Banks" means BNS and any Lender or Lenders designated by the Administrative Agent, together with any replacement Lender or Lenders determined in accordance with Section 4.2(d), so that there are at least two Reference Banks.

        "Release of Hazardous Materials" means any release, discharge, spill, emission, leakage, disposal, leaching or removal, in the indoor or outdoor environment, including through or in the air, soil, surface water, ground water or property, of any substance, product, waste, residue, pollutant, material, chemical, contaminant, dangerous good, constituent or other material which is or becomes listed, regulated, defined or addressed under or subject to any Requirements of Environmental Law or any applicable Permit.

        "Required Lenders" (as used in the Provisions) means Majority Lenders.

        "Requirements of Environmental Law" means duties under any Requirements of Law to the extent that such are intended in any way to prevent, limit, control or otherwise regulate any effects or risks or perceived effects or risks on human health, the environment or property, including such Requirements of Law relating to: (a) the use, storage, presence, generation, discharge, emission, release, disposal, arrangement for disposal, remediation, or removal of any substance (including heat or radiation), or (b) the placement, construction, modification, maintenance, use, or removal of any structure, or (c) the modification, maintenance, use, or removal of any land, wetland or waterway (including anything beneath the surfaces thereof); and any amendments to or regulations promulgated thereunder.

        "Requirements of Law" means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; in each case, applicable to and binding upon such Person or any of its property or to which such Person is subject as a legally enforceable requirement; or (d), as to any Person, its Constating Documents.

        "Reserves" means Proven Reserves and Probable Reserves.

        "Restatement Date" means December 23, 2004.

        "Restricted Party" means (a) the Borrower, (b) each wholly-owned Subsidiary which directly or indirectly wholly owns, controls and operates an Included Property and (c) each wholly-owned Subsidiary which directly or indirectly owns a wholly-owned Subsidiary which directly or indirectly wholly owns, controls and operates an

Included Property; where the Mine directly or indirectly owned by each such Person has been determined to be Included Property pursuant to Section 10.2(n).

        "Restricted Payment" shall have the meaning ascribed to it in Section 10.3(d).

        "Second Currency" shall have the meaning ascribed to it in Section 13.13.

        "Secured Parties" means, collectively, the Administrative Agent, the Lenders and each Permitted Hedge Counterparty, and in each case, each of their permitted successors and assigns.

        "Security" means all security now held or to be held pursuant to this Agreement (including, without limitation the security described in Article 7 hereof) or hereafter received by the Administrative Agent (or by the Trustee for and on behalf of the Administrative Agent) for and on behalf of the Secured Parties for any Indebtedness of the Borrower (whether Indebtedness of the Borrower itself or Indebtedness of any other Person directly or indirectly liable for the Indebtedness of the Borrower) to the Secured Parties or any of them hereunder or under Hedge Agreements to which they are a party in accordance with the terms hereof and thereof (as the same may be amended, restated or otherwise modified from time to time). For greater certainty, prior to the indefeasible payment of all Facility Indebtedness and the termination of all Commitments, to the maximum extent permitted by law, each Permitted Hedge Counterparty shall be permitted to share the benefit of the Bank Act Security, as part of the Security; and after the indefeasible payment of all Facility Indebtedness and the termination of the Commitments, the Final Permitted Hedge Counterparties shall not be entitled to the benefit of the Bank Act Security and the Security shall not include the Bank Act Security.

        "Security Documents" means all mortgages, security agreements, hypothecs, pledge agreements, guarantees and other documents, instruments and agreements constituting or evidencing the Security, as the same may be amended, restated or otherwise modified from time to time.

        "Senior Secured Indebtedness" means the Facility Indebtedness and, without duplication, the Hedge Indebtedness owed to each Permitted Hedge Counterparty.

        "Silver" means silver having a minimum fineness of 0.999 and which is registered or registrable, and is in conformity in all respects with the requirements for good delivery, on the London Bullion Market.

        "Statutory Reserves" shall mean a number (expressed as a decimal), determined by dividing the number one by the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves, (expressed as a decimal) to the extent established by any banking authority to which any Lender is subject for LIBOR Advances or any other category of deposits or liabilities by reference to which the LIBO Rate is determined. LIBOR Advances shall be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "Subordinated Indebtedness" shall have the meaning ascribed thereto in Section 10.3(c)(vii).

        "Subsidiary" with respect to a corporation, has the meaning ascribed to such term in the Business Corporations Act (Ontario) on the date hereof, and with respect to a partnership, joint venture or other entity, a partnership, joint venture or other entity of which more than fifty percent (50%) of the outstanding equity interests having voting power to elect a majority of the board of directors or equivalent thereof of such partnership, joint venture or other entity are, directly or indirectly, owned by the relevant Person. Unless otherwise specified, references to a "Subsidiary" shall mean a Subsidiary of the Borrower.

        "Super Majority Lenders" means, at any time, Lenders, the Commitments of which are in the aggregate not less than 66 2/3% of the aggregate Commitments of all Lenders; provided that, if a Lender does not consent to an extension of the Maturity Date which is requested by the Borrower pursuant to Section 5.2, such Lender (if still a Lender at the relevant time) shall not be entitled to vote on any subsequent extension request made by the Borrower pursuant to Section 5.2, and for the purpose of any such subsequent vote such Lender's Commitment shall not be included in the denominator of "Super Majority Lenders".

        "Tangible Net Worth" means, at the date of determination, the aggregate value of the Borrower's then stated share capital, other paid-in capital and contributed surplus (but excluding any deficit or shares of the

Borrower held by any of its Subsidiaries) less the aggregate value of all intangibles (including, without limitation, goodwill) all as determined on a consolidated basis in accordance with GAAP consistently applied.

        "Total Debt" means all Indebtedness of the Borrower on a consolidated basis, but excluding Indebtedness of the Borrower on a consolidated basis that does not have direct recourse (as primary or secondary obligor, whether contingent or otherwise) to any Restricted Party or any property of any Restricted Party.

        "Total Interest Expense" means, for any period, without duplication, the aggregate expense incurred by the Borrower on a consolidated basis during such period for interest, other financing charges and equivalent costs under or in connection with Indebtedness, including but not limited to (i) interest, (ii) cash expenditures for interest whether expensed or capitalized, (iii) commissions, (iv) discounts, (v) the interest or time value of money component of costs related to factoring or securitizing receivables or monetizing inventory, (vi) bankers' acceptance fees, if any, (vii) discounts on bankers' acceptances, if any, (viii) fees and charges payable with respect to letters of credit and letters of guarantee, (ix) the interest portion of any capital lease, (x) net payments, if any, pursuant to Hedge Agreements and (xi) all fees and other compensation paid to any Person that has extended credit to the Borrower, all calculated in accordance with GAAP consistently applied.

        "Total Net Debt" means Total Debt less Unencumbered Cash.

        "Total Net Debt to Free Cash Flow Ratio" means, for any period, the ratio of Total Net Debt to Free Cash Flow.

        "Trust Indenture" means the trust indenture dated as of February 15, 2002 between the Borrower and Computershare Trust Company of Canada, as trustee.

        "Trustee" means Computershare Trust Company of Canada in its capacity as the fondé de pouvoir under the Hypothec.

        "Unanimous Lenders" means, at any time, all Lenders.

        "Unencumbered Cash" means all cash and Cash Equivalents held by the Borrower in OECD countries that are not subject to any Lien by any Person other than the Administrative Agent. For the avoidance of doubt, any cash or Cash Equivalents held by any joint ventures that is proportionately consolidated into the Borrower's balance sheet shall not constitute Unencumbered Cash.

        "Unencumbered Liquidity" means the sum of (a) Unencumbered Cash and (b) the maximum amount of the Available Commitment (of all Lenders) which, if drawn by the Borrower, would not breach any of the financial covenants set out in Section 10.1 (other than Section 10.1(f)).

        "United States Dollars", "US Dollars" and "US $" mean lawful money of the United States of America.

        "Unsecured Hedge Counterparty" means, in respect of any Metal Hedge Agreements entered into by the Borrower, the Persons listed on Annex 4, as such Annex is amended from time to time at the request of the Borrower and with the consent of the Majority Lenders, acting reasonably; provided that, there shall be no more than two Persons listed on Annex 4 at any time; provided further, that each such Person listed on Annex 4 has executed the "Consent" to the Assignment of Metal Hedge Agreement (in substantially the form of such Consent) and the Borrower has delivered such executed consent to the Administrative Agent.

        "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        "Zinc" means zinc metal of a minimum 0.99995 purity which is registered or registrable, and is in conformity in all respects with the requirements for good delivery, on the London Metals Exchange.

        1.2    Accounting Terms.    All accounting terms used herein but not specifically defined herein, shall be construed in accordance with GAAP consistently applied and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

        1.3    Headings, etc.    The headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement. All text included in sections or subsections entitled, "Provisions Reference", in this Agreement are also inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

        1.4    Provisions Reference.    Reference is made to Section 2 of the Provisions for other definitional and interpretative principles applicable to this Agreement.

        1.5    Amendment and Restatement.    This Agreement is and shall for all purposes be a further amendment and a restatement of the provisions of the Existing Credit Agreement. This Agreement shall supersede the Existing Credit Agreement insofar as it constitutes the entire agreement between the parties concerning the subject matter of this Agreement, but does not constitute a novation of the Existing Credit Agreement, the Security held under the Existing Credit Agreement or any of the indebtedness, liabilities or obligations of the Borrower thereunder. All Advances (as defined in the Existing Credit Agreement) shall be Advances under this Agreement, and all of the Facility Indebtedness (as defined in the Existing Credit Agreement) shall be Facility Indebtedness under this Agreement. Without in any way limiting the terms of the Existing Credit Agreement, the Borrower confirms that the existing Security shall continue to secure all of the Facility Indebtedness and Hedge Indebtedness, including but not limited to that arising under this Agreement and the other Financing Documents and the Hedge Agreements to which each Permitted Hedge Counterparty is a party.

        1.6    Schedules, etc.    The following Schedules, Annexes and Exhibits are deemed to be part of this Agreement:

Annex 1	—	Model Credit Agreement Provisions
Annex 2	—	Commitments
Annex 3	—	Financial Parameters
Annex 4		Unsecured Hedge Counterparties
Annex 5	—	Table of Concordance
Annex 6	—	Hedge Agreement Terms
Annex 7	—	Initial Model and Budget
Schedule 8.1(h)	—	Litigation
Schedule 8.1(l)	—	Mining Properties
Schedule 8.1(m)	—	Certain Permitted Liens
Schedule 8.1(p)	—	Certain Contracts
Schedule 8.1(q)	—	Permits
Schedule 8.1(t)	—	Subsidiaries and Capital Stock
Schedule 8.1(u)	—	Environmental
Schedule 8.1(v)	—	Labour
Schedule 8.1(w)	—	Employee Matters
Schedule 8.1(y)		Partnerships and Other Associations
Schedule 8.1(z)	—	Investments and Indebtedness
Schedule 8.1(cc)	—	Hedge Information
Schedule 8.1(dd)	—	Royalties
Exhibit A	—	Drawdown Notice
Exhibit B	—	Instrument of Adhesion
Exhibit C	—	Assignment of Metal Hedge Agreement
Exhibit D	—	Assignment of Contracts
Exhibit E	—	Compliance Certificate
Exhibit F	—	Investment Certificate (Majority Holding)
Exhibit G	—	Investment Certificate (Asset Acquisition (US $20,000,000 or more)
Exhibit H	—	Indebtedness Certificate (Other Senior Indebtedness)
Exhibit I		Indebtedness Certificate (Subordinated Indebtedness)
Exhibit J		Permitted Hedge Counterparty Confirmation Letter

ARTICLE 2

CREDIT FACILITY

        2.1    Creation of the Credit Facility.    Each Lender hereby severally, but not jointly, agrees to make available to the Borrower, upon and subject to the terms and conditions hereof, such Lender's Applicable Percentage of the Credit Facility.

2.2   Amount, Availability and Purpose.

  (a)
  The Outstanding Advances expressed as an Equivalent Amount in US Dollars shall not exceed at any time the Maximum Facility Amount, and shall reduce in accordance with the terms and conditions of this Agreement. The Credit Facility shall be available by way of Prime Rate Advances, Base Rate Advances, LIBOR Advances, the issuance of L/Cs and/or by presenting orders to a Lender for acceptance as Bankers' Acceptances.

  (b)
  The aggregate face amount of L/Cs outstanding at any time under the Credit Facility (calculated by reference to the face amount of each L/C at its time of issuance) expressed as an Equivalent Amount in US Dollars shall not exceed US $40,000,000.

  (c)
  At the option of the Borrower, up to US $5,000,000 of the Credit Facility may be used, subject to the terms hereof, by incurring overdrafts in the Designated Account with BNS, which shall be deemed to be Prime Rate Advances (if made in Canadian Dollars) and Base Rate Advances (if made in US Dollars) (the "Overdraft Facility").

  (d)
  Upon and subject to the terms hereof, each Lender shall severally make Advances to the Borrower from time to time prior to the Maturity Date in an amount equal to its Applicable Percentage of the Maximum Facility Amount; provided that the aggregate amount of Advances made by each Lender shall not exceed such Lender's Commitment and provided further that the Advances by way of the Overdraft Facility shall be made solely by BNS.

  (e)
  Prior to the Maturity Date, the principal amount of any Advance which is prepaid other than pursuant to Sections 5.3 and 5.4 may, subject to the terms hereof, be reborrowed.

  (f)
  All Advances shall be applied by the Borrower for general corporate purposes, including for acquisitions, to meet working capital needs and for Capital Expenditures on existing and new projects, to the extent permitted by this Agreement.

        2.3    Termination of Credit Facility.    Unless otherwise accelerated and terminated in accordance with Section 11.2, or unless terminated in accordance with Section 5.3, all outstanding Facility Indebtedness shall be repaid in full, and the Commitments and Credit Facility terminated, on the Maturity Date.

ARTICLE 3

ADVANCES

3.1   Drawdown Procedure.

  (a)
  Unless otherwise specified herein, the Borrower may obtain Advances under the Credit Facility, subject to the provisions hereof, by delivering to the Administrative Agent at the Branch of Account not less than four Banking Days' prior to each proposed Drawdown Date for LIBOR Advances, four Business Days' prior to each proposed Drawdown Date for Advances by way of Bankers' Acceptances, two Business Days' prior to each proposed Drawdown Date for Advances by way of Prime Rate Advances and Base Rate Advances, and such notice period in respect of Advances by way of L/Cs as BNS may reasonably require so that it has sufficient time to review the proposed form of L/C, a Drawdown Notice, specifying among other things, the type of Advance, the amount to be borrowed, the requested Drawdown Date and, if applicable, the length of the Interest Period (for LIBOR Advances) or term (for Bankers' Acceptances); provided that, if the Borrower fails to give such notice with respect to the roll-over of any outstanding LIBOR Advances or Advances by way of Bankers' Acceptances prior to any applicable Interest Period or maturity date, as the case may be, such

    Advances shall be deemed to be Base Rate Advances, in the case of LIBOR Advances, and Prime Rate Advances, in the case of Bankers' Acceptance, and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin or the Prime Rate plus the Applicable Margin, as the case may be (provided that at any time thereafter the Borrower may, provided no Default has occurred and is continuing, convert such Advances into LIBOR Advances or request the issuance of Bankers' Acceptances upon giving notice as set forth in this Section 3.1(a)).

  (b)
  Upon receipt of each Drawdown Notice for a Prime Rate Advance, Base Rate Advance and LIBOR Advance, the Administrative Agent shall forthwith notify the Lenders thereof specifying the amount of the Advance being requested, the proposed Drawdown Date, each Lender's Applicable Percentage of the proposed Advance and, if applicable, the Interest Period thereof.

  (c)
  Each Lender shall make available to the Administrative Agent such Lender's Applicable Percentage of the relevant Prime Rate Advance, Base Rate Advance or LIBOR Advance before 11:00 a.m. (Toronto time) on the relevant Drawdown Date, by transfer through the interbank payment system in immediately available funds, to the account designated by the Administrative Agent at the Branch of Account.

  (d)
  Provided that the applicable conditions set forth in Article 6 have been fulfilled after receipt by the Administrative Agent of the funds transferred to it pursuant to Section 3.1(c), the Administrative Agent shall forthwith make such funds available to the Borrower by debiting the account(s) referred to in Section 3.1(c) and by crediting the Designated Account or by paying the Borrower, as the Borrower shall otherwise direct, like funds in the aggregate of such funds received by the Administrative Agent from the Lenders prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Administrative Agent shall return such funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

  (e)
  Each Drawdown Notice shall be irrevocable and binding on the Borrower. In respect of the Advance specified in any Drawdown Notice, the Borrower shall indemnify the Administrative Agent and each Lender and hold the Administrative Agent and each Lender harmless from any and all loss or expense incurred or sustained by the Administrative Agent and such Lender as a result of (i) failure by the Borrower to borrow such Advance in accordance with the terms hereof and the relevant Drawdown Notice after giving a Drawdown Notice in respect thereof or (ii) the Advance not occurring on a Drawdown Date due to the failure by the Borrower to fulfil any of the applicable conditions set forth in Article 6 or the occurrence of a Default; which loss or expense shall include, without limitation, any loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds obtained by the Administrative Agent or any Lender to fund the requested Advance, but shall not include any compensation for loss of the amount of the Applicable Margin which would otherwise have been earned by the Lenders if such Advance had been made or if such Advance had been made on the requested Drawdown Date. The Borrower shall, on demand from the Administrative Agent, pay to the Administrative Agent for or on behalf of itself or any Lender the amount of such loss or expense and the certificate of the Administrative Agent or each such Lender setting out the amount of such loss or expense shall, in the absence of manifest error, be prima facie evidence thereof. The indemnity set out in this Section shall survive the termination of the Commitments and the repayment of all amounts outstanding hereunder and under the Financing Documents.

  (f)
  Provisions Reference: Reference is made to Section 6(a) of the Provisions regarding "Funding by Lenders" and "Presumption by Administrative Agent".

  (g)
  The failure of any Lender to make its Applicable Percentage of an Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Applicable Percentage of an Advance on the relevant Drawdown Date, but no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by the defaulting Lender on such Drawdown Date.

  (h)
  If any Lender shall fail to advance its Applicable Percentage of an Advance, the Administrative Agent shall, if requested in writing by the Borrower, for 20 days after such request, invite other Eligible

    Assignees to assume thenceforth all of the obligations of such Lender under the Credit Facility in accordance with the procedures set out in Section 3.3(b) of the Provisions. In accordance with such procedures, if such Eligible Assignee is a Lender or an Affiliate of a Lender, no consent of the Borrower shall be required. If such invitee is an Eligible Assignee which is not a Lender or an Affiliate of a Lender, the consent of the Borrower as to the replacement Lender shall be required, which consent shall not be unreasonably withheld; provided that the Borrower's consent shall not be required if a Default has occurred and is continuing. Such defaulting Lender shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection therewith. If such defaulting Lender fails to so reimburse the Administrative Agent within three Business Days after demand therefor, the Borrower shall reimburse the Administrative Agent for all such costs and expenses, without limiting the rights of the Borrower against the defaulting Lender. The defaulting Lender and any Affiliate of such Lender which is a Permitted Hedge Counterparty shall, effective as of the assignment to the replacement Lender, assign, at price determined in a reasonable manner from market quotations in accordance with customary market practices, all Hedge Agreements it or they hold with the Borrower to such replacement Lender or to another Lender or Permitted Hedge Counterparty.

        3.2    Prime Rate, Base Rate and LIBOR Advances.    Each Prime Rate Advance shall be in an aggregate minimum amount of Cdn. $1,000,000 and in a whole multiple of Cdn. $1,000,000. Each LIBOR Advance or Base Rate Advance shall be in minimum amount of US $1,000,000 and a whole multiple of US $1,000,000. The Borrower shall pay interest to the Administrative Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding to it from time to time hereunder at the applicable rate of interest specified in Article 4.

        3.3    LIBOR Tranches.    There shall not at any time be more than six different LIBOR Tranches.

        3.4    Overdraft Facility.    All Advances under the Overdraft Facility shall be made solely by BNS and records concerning Advances under the Overdraft Facility shall be maintained solely by BNS. All payments of principal, interest, fees and other amounts relating to the Overdraft Facility shall be made solely to BNS at the Branch of Account. Any notices by the Borrower in connection with the Overdraft Facility shall be made to BNS. Neither the notice periods set out in Section 3.1(a) nor minimum amount requirements for Advances shall apply to Advances by way of overdraft under the Overdraft Facility. In addition, in respect of Advances by way of overdraft under the Overdraft Facility, the Borrower shall not be required to deliver a Drawdown Notice pursuant to Section 6.2(c). In connection with Advances under the Overdraft Facility, BNS shall ascertain the position or net position of the Borrower's Designated Account at the close of business daily. If the Canadian Dollar position or net position is a debit in favour of BNS, the debit will (if the Borrower is entitled to an Advance) be deemed to be a Prime Rate Advance under the Overdraft Facility in the amount of the debit. If the US Dollar position or net position is a debit in favour of BNS, the debit will (if the Borrower is entitled to an Advance) be deemed to be a Base Rate Advance under the Overdraft Facility in the amount of the debit. If a position or net position is a credit in favour of the Borrower, the credit will be deemed to be a repayment of a Prime Rate Advance or Base Rate Advance, as the case may be, under the Overdraft Facility in the amount of the credit to the extent of any principal amounts owing in respect thereof.

        3.5    Conversions.    Subject to the other terms of this Agreement, the Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted by this Agreement.

3.6   Execution of Bankers' Acceptances.

  (a)
  To facilitate the acceptance of Bankers' Acceptances hereunder, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

  (b)
  Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of the Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or

    Bankers' Acceptance shall be as valid as if such officer were an authorized officer at the date of issue of the order or Bankers' Acceptance.

  (c)
  Any order or Bankers' Acceptance signed by a Lender as attorney for the Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender may be dealt with by the Administrative Agent or any Lender to all intents and purposes and shall bind the Borrower as if duly signed and issued by the Borrower.

  (d)
  The receipt by the Administrative Agent of a request for an Advance by way of Bankers' Acceptances shall be each Lender's sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Administrative Agent given pursuant to Section 3.9, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

3.7   Sale of Bankers' Acceptances.

  (a)
  It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Bankers' Acceptances issued by the Borrower and to be accepted by that Lender, failing which the Lender shall purchase its Bankers' Acceptances.

  (b)
  In accordance with the procedures set forth in Section 3.9, the Administrative Agent will make the net proceeds of the requested Advance by way of Bankers' Acceptances received by it from the Lenders available to the Borrower on the Drawdown Date by crediting the Designated Account with such amount.

        3.8    Size and Maturity of Bankers' Acceptances and Rollovers.    Each Advance of Bankers' Acceptances shall be in a minimum amount of Cdn. $1,000,000. Each Bankers' Acceptance shall have a term of 30 to 180 days after the date of acceptance of the order by a Lender, but no Bankers' Acceptance may mature on a date which is not a Business Day or on a date after the Maturity Date. The face amount at maturity of a Bankers' Acceptance may be renewed as a Bankers' Acceptance or converted into another form of Advance permitted by this Agreement.

        3.9    Co-ordination of BA Advances.    Each Lender shall advance its Applicable Percentage of each Advance by way of Bankers' Acceptances in accordance with the provisions set forth below.

  (a)
  The Administrative Agent, promptly following receipt of a notice from the Borrower pursuant to Section 3.1(a) requesting an Advance by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Administrative Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be a whole multiple of Cdn. $1,000, the face amount shall be increased or decreased by the Administrative Agent in its sole discretion to the nearest whole multiple of Cdn. $1,000.

  (b)
  Each Lender shall transfer to the Administrative Agent at the Branch of Account for value on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Bankers' Acceptance Fee and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Bankers' Acceptances on the Drawdown Date.

  (c)
  If the Administrative Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account or by paying the Borrower, as the Borrower shall otherwise direct, prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Administrative Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

  (d)
  Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Administrative Agent for the account of the Borrower in respect of the sale of any Bankers' Acceptance issued by the Borrower and accepted by such Lender, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any particular Bankers' Acceptance accepted by it, a Lender, in addition to its entitlement to retain the applicable Bankers' Acceptance Fee for its own account, shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto, and shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

  (e)
  Whenever the Borrower requests an Advance that includes Bankers' Acceptances, each Lender that is not permitted by any Requirements of Law or by customary market practice to accept a Bankers' Acceptance (a "Non BA Lender") shall, in lieu of accepting its pro rata amount of such Bankers' Acceptances, make available to the Borrower on the Drawdown Date an Advance (a "BA Equivalent Advance") in Canadian Dollars and in an amount equal to the BA Discount Proceeds of the Bankers' Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Bankers' Acceptances. Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Advance an amount equal to the Bankers' Acceptance Fee that would have been applicable had it been able to accept Bankers' Acceptances. The BA Equivalent Advance shall have a term equal to the term of the Bankers' Acceptances that the Non BA Lender would otherwise have accepted and the Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Bankers' Acceptances that it would otherwise have accepted. All provisions of this Agreement applicable to Bankers' Acceptances and Lenders that accept Bankers' Acceptances shall apply mutatis mutandis to BA Equivalent Advances and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Advances.

        3.10    Payment of Bankers' Acceptances.    The Borrower shall provide for the payment to the Administrative Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Bankers' Acceptance accepted for its account on the earlier of (a) the date of maturity of a Bankers' Acceptance and (b) the date on which any Facility Indebtedness becomes due and payable hereunder. Any amount payment of which has not been provided for by the Borrower in accordance with this Section shall be automatically converted to Prime Rate Advances in accordance with Section 3.1(a).

        3.11    Deemed Advance — Bankers' Acceptances.    Except for amounts which are paid from the proceeds of a rollover of a Bankers' Acceptance or for which payment has otherwise been funded by the Borrower (including by way of automatic conversion in accordance with Section 3.1(a)), any amount which a Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction of the face amount thereof or which is owing to the Lender in respect of such a Bankers' Acceptance on or after the date of maturity of such a Bankers' Acceptance resulting from such Lender paying an amount in satisfaction of the face amount of such Bankers' Acceptance to the holder thereof, shall be deemed to be a Prime Rate Advance to the Borrower. Each Lender shall forthwith give notice to the Administrative Agent of the making of such a payment and the Administrative Agent shall promptly give similar notice to the other Lenders and to the Borrower. Interest shall be payable on such Prime Rate Advance in accordance with the terms applicable to Prime Rate Advances.

        3.12    Waiver.    The Borrower shall not claim from a Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. The Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

        3.13    Degree of Care.    Any executed orders to be used as Bankers' Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

        3.14    Indemnity.    The Borrower shall indemnify and hold the Lenders, and each of them, harmless from any loss, cost, damage or expense with respect to any Bankers' Acceptance dealt with by the Lenders for the Borrower's account, but shall not be obliged to indemnify a Lender for any loss, cost, damage or expense caused by the gross negligence or wilful misconduct of that Lender.

        3.15    Obligations Absolute.    The obligations of the Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

  (a)
  any lack of validity or enforceability of any order accepted by a Lender as a Bankers' Acceptance; or

  (b)
  the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other Person, whether in connection with this Agreement or otherwise.

        3.16    Shortfall on Drawdowns, Rollovers and Conversions.    The Borrower agrees that:

  (a)
  the difference between the amount of an Advance requested by the Borrower by way of Bankers' Acceptances and the actual proceeds of the Bankers' Acceptances;

  (b)
  the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance, if a Bankers' Acceptance is being rolled over; and

  (c)
  the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Advance which is being converted to a Bankers' Acceptance;

  shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the applicable Drawdown Date or may be advanced as a Prime Rate Advance if the Borrower is otherwise entitled to such an Advance.

        3.17    Prohibited Use of L/Cs and Bankers' Acceptances.    The Borrower shall not enter into any agreement or arrangement of any kind with any Person to whom Bankers' Acceptances have been delivered whereby the Borrower undertakes to replace such Bankers' Acceptances on a continuing basis with other Bankers' Acceptances, nor shall the Borrower directly or indirectly take, use or provide Bankers' Acceptances or L/Cs as security for funds loaned or advanced from any other Person. For greater certainty, L/Cs may be used as security for deferred amounts and purchase price adjustments owing in connection with acquisitions permitted by this Agreement.

3.18    Issuance and Maturity of L/Cs.

  (a)
  A request for an Advance by way of L/C shall be made by the Borrower in accordance with Section 3.1(a) except that a request shall be made to BNS. A request shall include the details of the L/C to be issued. BNS shall promptly notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower on the Drawdown Date or as soon thereafter as BNS is satisfied with the form of L/C to be issued.

  (b)
  Each L/C issued under this Agreement shall have a term which is not more than one year after its issuance date or renewal date. An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

3.19    Payment of L/Cs.

  (a)
  The Borrower shall provide for the payment to BNS at the Branch of Account of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (i) the date on which BNS makes a payment to the beneficiary of an L/C, and (ii) the date on which any Facility Indebtedness becomes due and payable hereunder, provided that any amount paid by the Borrower under this clause (ii) shall for all purposes be deemed to be Cash Collateral under Section 3.20. Any amount payment of which has not been provided for by the Borrower in accordance with this Section shall be automatically converted to a Prime Rate Advance or Base Rate Advance as set out in Section 3.21.

  (b)
  The obligation of the Borrower to reimburse BNS for a payment to a beneficiary of an L/C shall be absolute and unconditional (without prejudice to the Borrower's right, if applicable, after reimbursing BNS, to claim damages for matters directly resulting from BNS's gross negligence or wilful misconduct) and shall not be reduced by any demand or other request for payment of an L/C (a "Demand"), which is paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto, being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, BNS or any other Person for any reason whatsoever, including the fact that BNS paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to BNS (other than instructions contained in the L/C, which instructions need be complied with only to the same extent and in accordance with the same standards set forth above) or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by BNS of a Demand. Any action, inaction or omission taken or suffered by BNS under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto, shall be binding on the Borrower and shall not place BNS under any resulting liability to the Borrower. Without limiting the generality of the foregoing, BNS may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other Person or entity acting as the representative or in place of, the beneficiary.

        3.20    Cash Collateral.    Except where any amounts under this Agreement have become immediately due and payable, if any L/C is outstanding on the Maturity Date or on any other date that all Commitments are terminated, then on the Maturity Date or such other date, the Borrower shall, promptly on demand by the Administrative Agent, deposit with the Administrative Agent for the benefit of the Secured Parties Cash Collateral in an amount equal to the full undrawn principal amount at maturity of all L/Cs then outstanding. Such Cash Collateral shall be held by the Administrative Agent, as security for, and to provide for the payment of, the Borrower's obligations in respect of such outstanding L/Cs. The Administrative Agent may at any time after the Maturity Date apply any or all of such Cash Collateral to the payment of any or all of the Borrower's obligations in respect of such L/Cs which become due and payable. At the Borrower's request, but subject to the Administrative Agent's reasonable approval, the Administrative Agent shall invest any Cash Collateral consisting of cash and any proceeds of Cash Collateral consisting of cash in Cash Equivalents, and any commissions, expenses and penalties incurred by the Administrative Agent in connection with any investment and redemption of such Cash Collateral shall be payable by the Borrower on demand, shall bear interest at the rates provided herein for in Section 4.1(c) on the basis of the Prime Rate in effect from time to time, and shall be charged to any accounts of the Borrower, or, at the Administrative Agent's option, shall be paid out of the proceeds of any earnings received by the Administrative Agent from the investment of such Cash Collateral provided herein or out of such cash itself. Neither the Administrative Agent nor the Secured Parties make any representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this Section 3.20.

        3.21    Deemed Advance — L/Cs.    Except for amounts which have been funded by the Borrower, any amount which BNS pays to any third party in respect of an L/C in satisfaction or partial satisfaction thereof shall also be deemed to be a Prime Rate Advance in the case of Canadian Dollar L/Cs or a Base Rate Advance in the case of US Dollar L/Cs. BNS shall forthwith give notice of the making of such an Advance to the Borrower and to the Lenders. Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

        3.22    Lenders' Obligations Relating to Overdraft Facility and L/Cs.    Notwithstanding that Advances under the Overdraft Facility and Advances made by way of L/Cs are for the time being made by BNS, it is the intention of the parties that the ultimate credit risk and exposure of any Lender in respect of all Advances be in accordance with its Applicable Percentage. Accordingly, immediately upon the issuance of an L/C or the making of Advance under the Overdraft Facility in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from BNS, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Applicable Percentage. Each Lender shall, on the date a draft or demand under any L/C is honoured, from time to time as requested by the Administrative Agent or otherwise upon the occurrence of a Default, without regard to any other provision of this Agreement or any of the other Financing Documents, or any defence any Lender may have in connection with such payment or any defence any Lender may have in connection with such participation, pay its Applicable Percentage of the amount paid by BNS with respect to an L/C and not reimbursed by the Borrower, and pay its Applicable Percentage by way of Overdraft Facility, by payment to the Administrative Agent for reimbursement of BNS on such day in immediately available funds. If and to the extent such Lender shall not make such payment available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent for reimbursement of BNS forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid or credited by BNS until such amount is made available to the Administrative Agent at a per annum rate equal to the Prime Rate plus the Applicable Margin or the Base Rate plus the Applicable Margin, as the case may be. The failure of any Lender to pay its Applicable Percentage of any such amount shall not relieve any other Lender of its obligation to make available any amount required to be paid by it under this Section, but no Lender shall be responsible for the failure of any other Lender to make such payment. Any such action on the part of the Lenders shall be binding on the Borrower. If any Lender fails to take the actions required under this Section, the Administrative Agent may, without prejudice to the Borrower's obligation to pay the Administrative Agent for reimbursement of BNS as contemplated in Section 3.19 and this Section 3.22, and until the required action has been taken by such Lender, make appropriate adjustments to the payments to the defaulting Lender of amounts otherwise required to be made to such Lender under this Agreement.

        3.23    Adjustment of Applicable Percentages.    While BNS is the sole Lender making Advances under the Overdraft Facility and issuing L/Cs, its participation in Advances and payments (including standby fees) under the other Advances hereunder shall be reduced and shall be adjusted by the Administrative Agent from time to time, so that the aggregate of the Advances it has made or committed to make under those other Advances reflects as closely as reasonably possible its overall Applicable Percentage of those other Advances.

        3.24    Evidence of Indebtedness.    The Advances made by the Lenders shall be evidenced by records maintained by the Administrative Agent and by each Lender concerning those Advances it has made. The Administrative Agent shall also maintain records of Advances by way of Bankers' Acceptances and L/Cs, and each Lender shall also maintain records relating to Bankers' Acceptances that it has accepted. BNS shall also maintain records relating to L/Cs that it has issued. The records maintained by the Administrative Agent, and by BNS relating to L/Cs, shall constitute, in the absence of manifest error, prima facie evidence of the Facility Indebtedness and all details relating thereto. The failure of the Administrative Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Facility Indebtedness in accordance with this Agreement.

ARTICLE 4

INTEREST RATES AND FEES

4.1   Interest Rate and Payment Dates.

  (a)
  Subject to Sections 4.1(c) and 4.4, (i) LIBOR Advances shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate determined for such day plus the Applicable Margin, (ii) Prime Rate Advances shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus the Applicable Margin, (iii) Base Rate Advances shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin and (iv) the rate per annum for calculating the Bankers' Acceptance Fee shall be the Applicable Margin therefor.

  (b)
  All interest payable in respect of an Advance shall accrue from the date of each Advance and shall, with respect to LIBOR Advances, become due and payable in arrears on the last day of each Interest Period in respect thereof and, if the Interest Period is longer than three months, every three months after the date of the relevant LIBOR Advance and, in the case of all other Advances (other than Advances by way of Bankers' Acceptances and L/Cs), on the last Business Day of each calendar month.

  (c)
  If all or a portion of the principal amount or interest of any of the Advances shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue amount shall, to the extent permitted by all applicable Requirements of Law, bear interest at a rate which is 2% greater than the rate which would otherwise be applicable pursuant to Section 4.1(a) (in the case of LIBOR Advances, based on the existing LIBO Rate until the expiry of the then applicable Interest Period and thereafter based on successive Interest Periods of one month) from the date of such non-payment until paid in full (as well after, as before Default, maturity or judgment) with interest on overdue interest bearing interest at the same rate.

4.2   Computation and Determination of Interest and Fees.

  (a)
  Interest in respect of LIBOR Advances shall be calculated on the basis of a 360 day year for the actual number of days elapsed in each Interest Period. Interest in respect of Base Rate Advances shall be calculated on the basis of a 360 day year. Interest in respect of Prime Rate Advances shall be calculated on the basis of a 365 or 366 day year, as the case may be.

  (b)
  Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the basis used by the Administrative Agent in determining any interest rate pursuant to Article 4.

  (c)
  When requested by the Administrative Agent in the event that Telerate Page 3750 or any successor page is not functioning or available, each Reference Bank shall use its best efforts to furnish quotations of LIBO Rates to the Administrative Agent as contemplated hereby. If any Reference Bank shall in such case be unable or otherwise fail to supply such rates to the Administrative Agent upon its request, the LIBO Rate shall be determined on the basis of the quotations of the remaining Reference Bank.

  (d)
  If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or all of its Advances are assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, then the Administrative Agent (after consultation with the Borrower and the Lenders) may, by notice to the Borrower and the Lenders, designate another Lender that is a bank as a Reference Bank.

        4.3    Provisions Reference.    Reference is made to Section 3.5 of the Provisions regarding "Inability to Determine Rates".

        4.4    Interest Act.    Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

        4.5    Prohibited Rates of Interest.    Notwithstanding any other provision of this Agreement or any other Financing Documents, the Borrower shall not be obliged to make any payment of interest or other amounts payable to the Administrative Agent or Lenders in an amount or at a rate that would be prohibited by law or would result in the receipt of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada), or that would contravene any usury laws which may be applicable to any obligations of the Borrower in connection with this Agreement or the other Financing Documents. In any such case, any payment, collection or demand for interest in excess of the maximum permitted rate shall, notwithstanding such provision, be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Administrative Agent or Lender of "interest" at a "criminal rate".

        4.6    Commitment Fee.    The Borrower shall pay to the Administrative Agent on the last Business Day of each month, commencing on the last Business Day of the month in which the Restatement Date occurs, for the account of each Lender, a commitment fee calculated on the average daily sum of each Lender's Available Commitment during each month (or such shorter period with respect to the first such payment date) at the Commitment Fee Rate, payable in arrears and calculated on the basis of a 365 or 366 day year, as applicable. Such commitment fee shall be distributed by the Administrative Agent to the Lenders based on their Applicable Percentage.

        4.7    L/C Fees.    Payment of L/C fees shall be made by the Borrower to BNS at the Branch of Account. The L/C fees which accrue during each calendar quarter shall be paid in arrears one Business Day after such calendar quarter. L/C fees shall be calculated at the annual rate of the then Applicable Margin on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by BNS to but not including the expiry date of the L/C. Such L/C fees shall be distributed by the Administrative Agent to the Lenders based on their Applicable Percentage. An additional L/C fronting fee shall be payable by the Borrower to BNS, for BNS's sole benefit, at the Branch of Account. The L/C fronting fee which accrues during each calendar quarter shall be paid in arrears one Business Day after such calendar quarter. The L/C fronting fee shall be calculated at the annual rate of 0.15% per annum on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by BNS to but not including the expiry date of the L/C. L/C fees shall be calculated on the basis of a 365 or 366 day year, as applicable.

        4.8    Interest under Overdraft Facility.    All payments of interest and any other amount with respect to the Overdraft Facility shall be payable by the Borrower to the Administrative Agent at the Branch of Account for the account of the Lenders. Such interest and other amounts shall be distributed by the Administrative Agent to the Lenders based on their Applicable Percentage, upon the Administrative Agent making adjustments to its participation in Advances under Section 3.23.

        4.9    Amendment Fee.    On the Restatement Date, the Borrower shall pay to the Administrative Agent an amendment fee of US $350,000, which is fully earned, non-refundable and payable in full on the Restatement Date. Such fee shall be distributed by the Administrative Agent to the Lenders based on their Applicable Percentage of the Commitments.

ARTICLE 5

REDUCTIONS AND PAYMENTS

        5.1    General Rule Regarding Repayments.    Subject to Section 11.6 hereof and Section 5 of the Provisions, repayment of an outstanding Advance made by the Borrower shall be applied by the Administrative Agent among all Lenders on the basis of their Applicable Percentage.

5.2   Term and Repayments.

  (a)
  Unless due and payable sooner in accordance with this Agreement, all Facility Indebtedness shall be due and payable on December 23, 2007, unless this Agreement is extended, upon the irrevocable request of the Borrower (which request may be made at its option), with the consent of the Super Majority Lenders, in their sole discretion, for three additional one year terms in accordance with this Section 5.2.

  (b)
  Each request for an extension of this Agreement must be made by the Borrower (if it wishes to exercise its option to make such request) providing the Administrative Agent with irrevocable written notice of such request at least 60, but not more than 90, days before each of the applicable first three anniversary dates of the Restatement Date. If the Super Majority Lenders consent to a request for an extension made before the first anniversary of the Restatement Date, then unless due and payable sooner in accordance with this Agreement, all Facility Indebtedness shall be due and payable on December 23, 2008 and all remaining Commitments shall be cancelled at such time. In that case, and if the Super Majority Lenders consent to a request by the Borrower for an extension made at least 60, but not more than 90, days before the second anniversary of the Restatement Date, then unless due and payable sooner in accordance with this Agreement, all Facility Indebtedness shall be due and payable on December 23, 2009 and all remaining Commitments shall be cancelled at such time. In that case, and if the Super Majority Lenders consent to a request by the Borrower for an extension made at least 60, but not more than, 90 days before the third anniversary of the Restatement Date, then unless due and payable sooner in accordance with this Agreement, all Facility Indebtedness shall be due and payable on December 23, 2010 and all remaining Commitments shall be cancelled at such time.

  (c)
  Notwithstanding Section 5.2(b), if the Borrower has not requested an extension of this Agreement before the first anniversary of the Restatement Date, the Borrower can (if it wishes to exercise its option to make such request) provide the Administrative Agent with irrevocable written notice of a request for an extension of this Agreement at least 60, but not more than 90, days before the second anniversary of the Restatement Date. If the Super Majority Lenders consent to such a request for an extension, then unless due and payable sooner in accordance with this Agreement, all Facility Indebtedness shall be due and payable on December 23, 2008 and all remaining Commitments shall be cancelled at such time. In that case, the Borrower can (if it wishes to exercise its option to make such request) provide the Administrative Agent with irrevocable written notice of a request at least 60, but not more than 90, days before the third anniversary of the Restatement Date. If the Super Majority Lenders consent to such a request for an extension, then unless due and payable sooner in accordance with this Agreement, all Facility Indebtedness shall be due and payable on December 23, 2009 and all remaining Commitments shall be cancelled at such time.

  (d)
  Notwithstanding Sections 5.2(b) and (c), if the Borrower has not requested an extension of this Agreement before the first or the second anniversary dates of the Restatement Date, the Borrower can (if it wishes to exercise its option to make such request) provide the Administrative Agent with irrevocable written notice of a request for an extension of this Agreement at least 60, but not more than 90, days before the third anniversary of the Restatement Date. If the Super Majority Lenders consent to such a request for an extension, then unless due and payable sooner in accordance with this Agreement, all Facility Indebtedness shall be due and payable on December 23, 2008 and all remaining Commitments shall be cancelled at such time.

  (e)
  Upon receipt by the Administrative Agent of any such request by the Borrower for an extension of this Agreement, the Administrative Agent shall provide prompt written notice of such request to each Lender. Each Lender's determination of whether or not it consents to such extension shall be made in such Lender's sole discretion. If a Lender has not provided the Administrative Agent with written notice of whether or not such Lender consents to such requested extension 30 days after written notice of such request has been provided by the Administrative Agent to such Lender, such Lender shall be irrevocably deemed to have not consented to such extension.

  (f)
  If the Super Majority Lenders consent to any extension requested by the Borrower pursuant to this Section 5.2, but any Lender does not so consent, that dissenting Lender (if it is still a Lender at the relevant time) shall not be entitled to vote on any extensions subsequently requested by the Borrower pursuant to this Section 5.2 (and the denominator in the definition of Super Majority Lender shall, for such purpose, be reduced by such Lender's Commitment).

  (g)
  If the Super Majority Lenders consent to any requested extension of this Agreement pursuant to this Section 5.2, but any Lender does not so consent, the Borrower may require that:

  (i)
  any such dissenting Lender assign its Commitment in accordance with Section 3.3(b) of the Provisions;

  (ii)
  the Commitment of any such dissenting Lender be permitted to terminate at the end of the then current term of this Agreement (with the Maximum Facility Amount reducing by the amount of such Lender's Commitment at that time); or

  (iii)
  such dissenting Lender's Commitments immediately terminate.

    In the case of clause (iii), the Borrower shall immediately repay such Lender its pro rata share of all outstanding Advances, together with all other amounts owing by the Borrower to that Lender under

    Section 5.5, and upon receipt by such Lender of such amount such Lender's Commitment shall be cancelled (with the Maximum Facility Amount reducing by the amount of such Lender's Commitment at that time). Any assigning Lender or any Lender whose Commitments terminate before the Maturity Date (if extended in accordance with the foregoing provisions) shall, upon such assignment or termination, assign, or cause any of its Affiliates which is a Permitted Hedge Counterparty, to assign, at a price determined in a reasonable manner from market quotations in accordance with customary market practices, all Hedge Agreements it or they hold with the Borrower to the applicable Eligible Assignee or to another Lender or Permitted Hedge Counterparty.

  (h)
  If the Super Majority Lenders do not consent to any extension requested by the Borrower pursuant to the foregoing procedures, all Facility Indebtedness shall, unless due and payable sooner in accordance with this Agreement, be due and payable on the Maturity Date then in effect and all remaining Commitments shall be cancelled at such time.

        5.3    Termination and Reduction of Commitments.    The Borrower may at any time, upon at least five (5) Business Days' irrevocable written notice provided to the Administrative Agent, without penalty, terminate entirely at any time, or partially reduce on a permanent basis from time to time, by an aggregate amount of US $1,000,000 or the Equivalent Amount in Canadian Dollars or multiples thereof, the Commitments of all Lenders; and any such termination or reduction shall reduce each Lender's Commitment on the basis of its Applicable Percentage; provided that, prepayments of LIBOR Advances may not occur during an Interest Period unless the Borrower pays the required amount under Section 5.5. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Any such reduction shall also reduce the Maximum Facility Amount by that amount. If the Maximum Facility Amount and the Commitments of all Lenders are reduced to zero and the Credit Facility is terminated in its entirety, all Facility Indebtedness, together with all other amounts owing by the Borrower under Section 5.5, shall be due and payable by the Borrower on the effective date of such termination. If the Maximum Facility Amount and the Commitments of all Lenders are partially reduced, the outstanding Advances (including, for greater certainty, the face amount of all Bankers' Acceptances) which, if not repaid, would be in excess of the Maximum Facility Amount and the Commitments of all Lenders, together with all other amounts owing by the Borrower under Section 5.5, shall be due and payable by the Borrower on the effective date of such reduction.

5.4   Mandatory Prepayments.

  (a)
  If at any time the Borrower or any Subsidiary receives any insurance proceeds relating to Included Property, except for insurance proceeds which the Borrower or any Subsidiary is permitted to retain pursuant to Section 10.2(j)(ii) or which the Borrower has remitted to the Administrative Agent to be held as part of the Security in accordance with Section 10.2(j)(ii), the Borrower shall remit such proceeds to the Administrative Agent to prepay or repay the outstanding Advances.

  (b)
  If at any time the Borrower or any Subsidiary, in one or more transactions, sells, transfers, leases, assigns or otherwise disposes of any assets not permitted to be sold, transferred, leased, assigned or otherwise disposed, or in excess of the amounts permitted, under Section 10.3(e), the Borrower shall remit the aggregate Net Cash Proceeds received therefrom which relate to Included Property to the Administrative Agent to prepay or repay the outstanding Advances.

  (c)
  If at any time the Borrower or any Subsidiary receives any proceeds of expropriation relating to any Included Property, the Borrower or such Subsidiary shall remit such proceeds to the Administrative Agent to prepay or repay outstanding Advances.

  (d)
  Without limiting the other rights and remedies of the Administrative Agent and the Lenders under the Financing Documents, the Commitments and the Maximum Facility Amount shall be reduced by any amounts received by the Administrative Agent pursuant to Sections 5.4(a), (b) and (c).

        5.5    Indemnity.    The Borrower agrees to indemnify each Lender and the Administrative Agent and to hold each Lender and the Administrative Agent harmless from any loss or expense which such Lender or the Administrative Agent may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Advances, (b) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with Section 5.3 resulting in the making of a prepayment of a LIBOR Advance on a day which is not the last day of an Interest Period with respect thereto, including without limitation, in each case any such loss or expense arising from the re-employment of funds obtained by it to maintain its Advances hereunder or from fees payable to terminate the deposits from which such funds were obtained to the extent not recovered in connection with such re-employment of funds if applicable (but in any event excluding any loss of profits or other consequential damages and the Applicable Margin applicable to such Advances). This covenant shall survive termination of all Commitments and payment of the outstanding Facility Indebtedness.

        5.6    Exchange Rate Fluctuations.    If fluctuations in rates of exchange in effect between US Dollars and Cdn. Dollars cause the amount of outstanding Advances (expressed in US Dollars based on the Equivalent Amount from time to time) to exceed the Maximum Facility Amount then in effect by five percent or more at any time, the Borrower shall pay the Administrative Agent for the benefit of the Lenders immediately on demand such amount as is necessary to repay the excess. If the Borrower is unable to immediately pay that amount because Interest Periods have not ended, Bankers' Acceptances have not matured or L/Cs (or any portion thereof) have not been drawn, the Borrower shall, immediately on demand, post Cash Collateral with the Administrative Agent in the amount of the excess, which shall form part of the Security and be held until the amount of the excess is paid in full or is less than five percent. If, on the date of any Advance (whether by rollover, conversion or otherwise), the amount of Advances (expressed as described above) exceeds the maximum amount permitted herein because of fluctuations in rates of exchange, the Borrower shall immediately pay the Lenders the excess and shall not be entitled to any Advance that would result in the amount permitted hereunder being exceeded.

        5.7    Payments.    All payments (including prepayments) made by the Borrower on account of principal, interest and fees hereunder shall be made without set-off or counterclaim including, without limitation, any set-off or counterclaim based on any law, rule or policy or, any governmental authorization or order which is now or hereafter promulgated by any Governmental Authority and which may adversely affect the Borrower's obligation to make, or the right of any Lender to receive, such payments. All such payments shall be made to the Administrative Agent, for the account of the Lenders, at the Branch of Account, in the same currency as the relevant Advance, and, in each case, in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable interest rate(s) hereunder during such extension. If any payment on an Advance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day (and such reduction or extension of time shall in such case be included in computing interest in connection with such payment).

        5.8    Authorized Transfer.    The Borrower hereby irrevocably authorizes the Administrative Agent to effect the making of all payments whether of principal, interest, fees or any other charges whatsoever hereunder which the Borrower is required to pay the Lenders, the Administrative Agent or any other Person by charging any designated bank account maintained by the Borrower with the Administrative Agent. Nothing herein limits or restricts the right of the Lenders and/or the Administrative Agent under Section 4 of the Provisions. Payment by the Borrower to the Administrative Agent of any amount owed by the Borrower to the Lenders hereunder shall discharge the Borrower's obligation to pay such amount to the Lenders.

        5.9    Provisions Reference.    Reference is made to Sections 3.1, 3.2, 3.3 and 3.4 of the Provisions regarding "Increased Costs", "Taxes", "Mitigation Obligations; Replacement of Lenders" and "Illegality", respectively.

ARTICLE 6

CLOSING AND DRAWDOWN CONDITIONS

        6.1    Conditions Precedent to First Additional Advance.    The conditions to making the Initial Advance (as defined in the Existing Credit Agreement) and the conditions to the amendment and restatement resulting in the Existing Credit Agreement have been satisfied (on the required dates as specified in the Existing Credit Agreement), and the obligations of the Lenders hereunder, including the several obligations of the Lenders to make the First Additional Advance, shall be subject (in addition to the conditions set out in Sections 6.2) to the satisfaction, on or prior to the Restatement Date, of the following conditions:

  (a)
  Each Person which was a Lender (as defined in the Existing Credit Agreement) and which is not a Lender under this Agreement shall have, by way of an Assignment and Acceptance Agreement (as defined in the Existing Credit Agreement), assigned its Commitments under the Existing Credit Agreement to a Lender or Lenders under this Agreement, and each other Person required to execute each such Assignment and Acceptance Agreement shall have so executed it.

  (b)
  Each Person which was a Canadian Lender (as defined in the Existing Credit Agreement) and which is not a Lender under this Agreement shall have released its Bank Act Security.

  (c)
  Each Participant (as defined in the Existing Credit Agreement) shall have terminated its arrangements under the Existing Credit Agreement as a Participant thereunder

  (d)
  The following Documents shall have been executed by a duly authorized officer or duly authorized Person of each of the parties thereto and delivered to the Administrative Agent, in sufficient number as the Administrative Agent shall reasonably require, all in form and substance satisfactory to the Administrative Agent:

  (i)
  a certified copy of the articles, by-laws, authorizing resolutions and certificate of incumbency of each Restricted Party, certified by a senior officer of such party as being true, complete and correct copies thereof, as well as a copy of certificates dated as of a recent date from the appropriate Governmental Authority evidencing the existence of such Person in its jurisdiction of incorporation and, where required by any Requirements of Law, its qualification to conduct its business in each jurisdiction where the ownership, lease or operation of property or the conduct of business requires such qualification;

  (ii)
  this Agreement;

  (iii)
  the Arranger Fee Letter;

  (iv)
  the Agency Fee Letter;

  (v)
  the executed legal opinions of Borrower's legal counsel;

  (vi)
  to the extent not previously delivered to the Administrative Agent, the Security Documents set forth in Article 7, including a new deed of movable hypothec on a specific claim between the Borrower and the Administrative Agent, an Assignment of Metal Hedge Agreements consented to by each Unsecured Hedge Counterparty and new Bank Act Security under Section 427 of the Bank Act (Canada);

  (vii)
  true, complete and correct copies of all consents, authorizations and filings, and any documents or instruments relating thereto, required or advisable under any Requirements of Law applicable to, or by any Contractual Obligation of, the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Agreement (to the extent not delivered under the Existing Credit Agreement), together with a certificate of a senior officer of the Borrower, stating that the foregoing are true copies and are all the consents, authorizations and filings, and any documents or instruments relating thereto, so required, and such consents, authorizations, and filings, and any documents or instruments relating thereto, shall be satisfactory in form and substance to the Administrative Agent and be in full force and effect; and

  (viii)
  such other Documents reasonably required by the Administrative Agent.

  (e)
  Since September 30, 2004, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.

  (f)
  No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a provincial, state, federal or other court shall have been entered (i) in connection with any Document, or any of the transactions contemplated hereby or thereby or (ii) which could reasonably be expected to have a Material Adverse Effect.

  (g)
  The Borrower shall have provided evidence of the Borrower's compliance with Section 10.3(h)(ii) to the Administrative Agent as the Administrative Agent shall reasonably require, including having provided copies of any applicable Instruments of Adhesion and Permitted Hedge Agreements which were not entered into under the Existing Credit Agreement.

  (h)
  The Borrower shall have paid in full all fees and expenses payable by it to the Administrative Agent, the Arrangers and the Lenders and all other Persons in connection with this Agreement and the transaction contemplated herein that are payable by it on or before the Restatement Date pursuant to written agreements with each such Person.

        Unless otherwise required by the Administrative Agent, as determined by the Administrative Agent acting reasonably, Documents delivered in connection with the Existing Credit Agreement need not be delivered again in connection with this Agreement.

        6.2    Conditions Precedent to All Advances.    The obligations of the Lenders to make any Advances under this Agreement shall be subject to the fulfilment of the conditions precedent set out in Sections 6.1 (when required as specified therein) and the following conditions precedent on or prior to each Drawdown Date:

  (a)
  All Documents and other documents delivered pursuant to Section 6.1 shall be in full force and effect and the Borrower and all other parties shall be in good standing under them.

  (b)
  After the making of the requested Advance, the outstanding Advances expressed as an Equivalent Amount in US Dollars would not be greater than the Maximum Facility Amount.

  (c)
  The Administrative Agent shall have received a Drawdown Notice in accordance with the terms of this Agreement.

  (d)
  No request by Canada Revenue Agency for payment pursuant to Section 224(1.1) or any successor section of the Income Tax Act (Canada) or any comparable provision of any other taxing statute shall have been received by any Person in respect of the Borrower.

  (e)
  Each of the statements set forth in clauses (i), (ii) and (iii) below shall be true and correct on the Drawdown Date (both before and after the making of each such Advance (excluding rollovers and conversions)):

  (i)
  each representation and warranty of each Restricted Party contained in the Financing Documents is true and correct on the Drawdown Date (where such representation or warranty is qualified by "Material Adverse Effect" or any other "materiality" concept), and in all other cases true and correct in all material respects on the Drawdown Date, as though such representation and warranty had been made on and as of the Drawdown Date (unless such representation and warranty is expressly limited to an earlier date or is no longer true and correct solely as a result of transactions not prohibited by the Financing Documents);

  (ii)
  no Material Adverse Change has occurred since the Restatement Date (in the case of the First Additional Advance) or since the effective date of the last financial statements of the Borrower delivered to the Administrative Agent pursuant to Section 9.1(b) or (c) (in the case of each subsequent Advance); and

  (iii)
  no Default has occurred and is continuing.

    Notwithstanding the foregoing, the acceptance by the Borrower of each Advance shall be deemed to be a statement by the Borrower that each of the statements referred to in this Section 6.2(e) above are true and correct in the manner described in this Section 6.2(e) as at such date as though made on and as of such date.

  (f)
  There is no reasonable expectation that the Borrower will not be in compliance with all covenants contained in Section 10.1 at the end of its current fiscal quarter and was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not yet delivered its Compliance Certificate for that quarter.

6.3   Place of Closings and Waiver of Conditions.

  (a)
  The delivery of the Documents and satisfaction of the conditions precedent set forth in Section 6.1 shall occur at the offices of Lenders' Counsel in Toronto, Ontario, and the delivery of the Documents and satisfaction of the conditions precedent set forth in Section 6.2 shall occur at such place or places as the Administrative Agent may designate, acting reasonably.

  (b)
  The conditions precedent set forth in Sections 6.1 and 6.2 are included in this Agreement solely for the benefit of the Lenders and may be waived or varied in whole or in part only by the consent of the Majority Lenders.

ARTICLE 7

SECURITY

        7.1    Security.    The Borrower shall execute and deliver (or, with respect to Security Documents executed and delivered prior to or at the time of the Restatement Date, shall have executed and delivered) to the Administrative Agent or as otherwise specified in this Section 7.1, for and on behalf of the Secured Parties, or as otherwise directed by the Administrative Agent, as continuing collateral security for the payment and performance by the Borrower of its indebtedness, liabilities and obligations hereunder or under any of the Financing Documents to which it is a party and for any of its indebtedness, liabilities and obligations to the Secured Parties or any of them under the Hedge Agreements to which they are a party, the following security, all in form and substance satisfactory to the Administrative Agent, providing the Administrative Agent (or the Trustee for and on behalf of the Administrative Agent) for and on behalf of the Secured Parties with a first priority Lien, subject only to Permitted Liens, in the Collateral charged thereunder, as applicable:

  (a)
  a security agreement dated as of November 13, 2001 granted by the Borrower in favour of the Administrative Agent;

  (b)
  an assignment of the "Indemnity regarding Encumbrances on El Coco Property" dated June 21, 1999 by Barrick Gold Corporation and Lac Exploration Inc., dated November 16, 2001 granted by the Borrower to the Administrative Agent;

  (c)
  a letter dated November 13, 2001 by the Administrative Agent appointing Computershare Trust Company of Canada as Trustee;

  (d)
  a delivery order dated November 22, 2001 by the Borrower to the Trustee;

  (e)
  a collateral mortgage demand bond dated November 21, 2001 granted by the Borrower to the Administrative Agent and certified by the Trustee (the "Bond");

  (f)
  a deed of hypothec dated November 13, 2001 between the Borrower and the Trustee (the "Hypothec");

  (g)
  a deed of movable hypothec on a specific claim dated November 22, 2001 between the Borrower and the Administrative Agent;

  (h)
  a deed of movable hypothec on a specific claim to be dated December 23, 2004 between the Borrower and the Administrative Agent;

  (i)
  such consents, assignments and assurances as the Administrative Agent may require from the Borrower, any applicable Governmental Authority or other third party in order to obtain or evidence a valid first mortgage, charge, hypothec and/or security interest in and to the Included Property and Restricted Parties, subject to Permitted Liens, and to be able to practically realize on all such assets after the occurrence of any Event of Default;

  (j)
  an assignment of insurance dated November 13, 2001 granted by the Borrower in favour of the Administrative Agent;

  (k)
  an assignment of accounts agreement dated as of March 20, 2003 granted by the Borrower in favour of the Administrative Agent;

  (l)
  an assignment of metal hedge agreements entered into by the Borrower with each Unsecured Hedge Counterparty executed and delivered by the Borrower in favour of the Administrative Agent substantially in the form of Exhibit C (the "Assignment of Metal Hedge Agreements") whereby the Borrower charges a security interest in such Metal Hedge Agreements and proceeds thereof, consented to by each such Unsecured Hedge Counterparty; and

  (m)
  such other security documents granting Liens on the property of the Borrower as the Administrative Agent may reasonably request, together with all such other agreements, documents and instruments required by the Administrative Agent to provide the Secured Parties with continuing collateral security for the performance by the Borrower of all obligations hereunder or under any of the Financing Documents.

        7.2    Release.    On the Restatement Date, the Administrative Agent shall, and the Lenders hereby authorize the Administrative Agent to, provide the Borrower with a release of the securities pledge agreement dated March 20, 2003 granted by the Borrower in favour of the Administrative Agent and the securities pledge agreement (ULC) dated March 20, 2003 granted by the Borrower in favour of the Administrative Agent.

        7.3    Registration.    All Security Documents shall, at the Borrower's expense, be registered, filed or recorded in all offices in such jurisdictions as the Administrative Agent, after consultation with Lenders' Counsel, may from time to time reasonably require, where such registration, filing or recording is, in the opinion of the Administrative Agent, necessary or desirable to the creation, perfection and preservation of the Security including, without limitation, at any land registry or land title offices.

7.4   Bank Act Security.

  (a)
  On the date hereof, the Borrower shall have executed and delivered, and following the date hereof, each other Restricted Party, shall, to the extent permitted by all applicable Requirements of Law, have executed and delivered as required by Sections 6.1(d)(vi) and 10.2(n), to each Lender that is a bank incorporated under the Bank Act (Canada) (each, a "Canadian Lender"), or as otherwise directed by the Administrative Agent, as continuing collateral security for the Facility Indebtedness, the Bank Act Security, providing the Lenders with a first priority Lien, subject only to Permitted Liens, in the Collateral charged thereunder.

  (b)
  Subject to Section 5 of the Provisions and Section 11.6, each Canadian Lender irrevocably designates and appoints the Administrative Agent as the collateral agent of such Canadian Lender in respect of Bank Act Security, and each such Canadian Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the Bank Act Security and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and as are expressly set out in such Bank Act Security, together with such other powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or thereunder by or through its agents, officers or employees, its Affiliates or its Affiliates' agents, officers or employees. In addition, without limiting the foregoing, each Canadian Lender grants to the Administrative Agent a power of attorney, for the purposes of laws applicable to the Bank Act Security from time to time, to sign documents comprising the Bank Act Security from time to time, and also grants to the Administrative Agent the right to delegate its authority as attorney to any other Person, whether or not an officer or employee of the Administrative Agent. Notwithstanding any provision to the contrary elsewhere in this Agreement or the Bank Act Security, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Canadian Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Bank Act Security or otherwise exist against the Administrative Agent in such capacity.

  (c)
  The parties acknowledge that, subject to Section 5 of the Provisions and Section 11.6, the Bank Act Security shall secure all Facility Indebtedness, including all loans and advances made by the Canadian Lenders, but that all payments or other recoveries under the Bank Act Security shall, to the maximum extent permitted by law, be shared by the Secured Parties in accordance with Section 11.6 and Section 5 of the Provisions. To the extent practicable, the Administrative Agent will make every reasonable effort to, and each other party hereto shall permit the Administrative Agent (and the Trustee) to, realize on all security granted by the Restricted Parties to the Administrative Agent (or the Trustee) pursuant to this Agreement or any other Document (the "Non-Bank Act Security") prior to the Administrative Agent realizing on the Bank Act Security. Notwithstanding the foregoing, the Borrower, for itself and for all other Restricted Parties, acknowledges that any Security granted by or pursuant to this Agreement may be enforced or realized in any order, whether sequentially, concurrently or otherwise, and the Borrower, for itself and for all other Restricted Parties, waives any defence it may have in respect thereof. If the Bank Act Security is enforced concurrently with the Non-Bank Act Security, any recoveries or payments thereon which are not specifically realized from the Bank Act Security and identified as such shall be deemed to have been realized under the Non-Bank Act Security. Nothing contained in this Section 7.4 shall prohibit or restrict the right or ability of the Administrative Agent or, subject to Sections 11.6 and 12.2 hereof and Section 5 of the Provisions, the Canadian Lenders, to take at any time such actions as are necessary or desirable to preserve or protect the Bank Act Security or to realize thereon in respect of assets not effectively charged under the Non-Bank Act Security or in the event that the Non-Bank Act Security is determined to be invalid or unenforceable or to not constitute a valid prior charge on all or any of the assets of the Borrower or any other Restricted Party which are subject to the Bank Act Security. In the event that it shall not be lawful for amounts realized on the Bank Act Security to be shared among the Secured Parties in accordance with Sections 11.6 and 12.2 hereof and Section 5 of the Provisions, then, to the maximum extent permitted by all applicable Requirements of Law, the amounts the Canadian Lenders receive from the Non-Bank Act Security shall be reduced to the extent of amounts received by the Canadian Lenders from the Bank Act Security.

  (d)
  The provisions set out in this Section 7.4 are solely for the benefit of the Administrative Agent and the Secured Parties, and the Borrower shall not have any rights as a third party beneficiary in respect thereof.

        7.5    Change of Law and Further Assurances.    The Borrower acknowledges that the laws and regulations relating to the Security and its registration may change. The Borrower agrees that the Administrative Agent shall have the right to require that such documentation and/or registrations be amended or supplemented from time to time to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to grant to the Administrative Agent on behalf of the Secured Parties the Liens on all Included Property or as otherwise intended to be created and perfected thereby. In addition, the Borrower shall, from time to time, upon request of the Administrative Agent, execute and deliver, or cause to be executed and delivered by any other applicable Restricted Party, all such further instruments of hypothecation, assignment, transfer, mortgage, pledge or charge as the Administrative Agent may reasonably request to grant the Administrative Agent on behalf of the Secured Parties valid Liens intended to be created and perfected thereby, including, without limitation, assignments of all Material Contracts and Metal Hedge Agreements, now or hereafter entered into by any Restricted Party, substantially in the form of Exhibit D and the Assignment of Metal Hedge Agreements, or in such other form reasonably requested by the Administrative Agent, acknowledged and consented to on terms satisfactory to the Administrative Agent by each counterparty thereto, as well as pledges by the Restricted Parties of all securities and other equity interests now or hereafter held by a Restricted Party in any other Restricted Party, pledges of all indebtedness now or hereafter owing by any Restricted Party to any other Restricted Party and a first priority Lien, subject to Permitted Liens, on any Included Property now owned or hereafter acquired by the Borrower or any other Restricted Party.

        7.6    Security for Hedge Indebtedness.    The Borrower acknowledges and agrees that the Security shall, without limitation, secure all obligations and liabilities of the Borrower to each Permitted Hedge Counterparty under Hedge Agreements entered into with them and, so long as any such Hedge Agreements are outstanding with any Permitted Hedge Counterparty, unless otherwise agreed by the applicable Permitted Hedge

Counterparty, the Security shall not be discharged, released or terminated as a result of the termination of the Commitments and/or the repayment or satisfaction of all Facility Indebtedness, but shall, upon such termination and/or repayment or satisfaction continue, to the maximum extent permitted by all applicable Requirements of Law, in full force and effect for the benefit of the Final Permitted Hedge Counterparties in accordance with Section 12.2(e).

        7.7    Reaffirmation of Existing Security.    Without in any way limiting any other provision of Article 7, and notwithstanding any other provision which may be to the contrary in any Financing Document, the Borrower hereby irrevocably (a) reaffirms and ratifies the continuing effectiveness of all Security granted by the Borrower prior to the Restatement Date (except the securities pledge agreement dated March 20, 2003 granted by the Borrower in favour of the Administrative Agent and the securities pledge agreement (ULC) dated March 20, 2003 granted by the Borrower in favour of the Administrative Agent), (b) confirms that all such Security remains in full force and effect, unamended and (c) confirms that all such Security secures all Facility Indebtedness and Hedge Indebtedness.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

        8.1    Representations and Warranties.    To induce the Lenders and the Administrative Agent to enter into this Agreement and to induce the Lenders to make Advances, the Borrower represents, warrants and, where applicable, covenants to the Administrative Agent and the Lenders as follows:

  (a)
  Authority to Carry on Business.    Each of the Borrower and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, amalgamation or formation, has the corporate (or other required) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct its business, and is duly qualified to carry on its business and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect.

  (b)
  Corporate Power and Authority.    Each Restricted Party has the corporate (or other required) power and authority, and the legal right, to execute and deliver the Financing Documents to which it is a party and to perform its obligations thereunder. Each Restricted Party has taken all necessary corporate (or other required) action to authorize the execution and delivery of the Financing Documents to which it is a party and the performance by it of its respective obligations thereunder.

  (c)
  Consents, No Restriction, etc.    No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or pursuant to any Requirements of Law is required except those obtained or made or where the failure to do so could not reasonably be expected to have a Material Adverse Effect, in order to permit the borrowings under this Agreement by the Borrower, the execution, delivery and performance of the Financing Documents by each Restricted Party party thereto, and the creation or perfection of the Liens under the Security Documents.

  (d)
  Burdensome Provisions.    There is no provision in the articles or by-laws of any Restricted Party, nor is there any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on any Restricted Party which would be contravened by the execution, delivery and performance by such Restricted Party of the Financing Documents to which it is a party, other than those contraventions, if any, that could not reasonably be expected to have a Material Adverse Effect.

  (e)
  Enforceability of Financing Documents.    Each Document to which each Restricted Party is a party has been or will be duly executed and delivered by such Restricted Party, as the case may be. Each Document to which such Restricted Party is a party constitutes, or when executed and delivered, will constitute, a legal, valid and binding obligation of such Restricted Party, as the case may be, enforceable against such Restricted Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

  (f)
  No Violation of Law or Contractual Obligation.    The execution, delivery and performance of the Financing Documents to which each Restricted Party is a party, the borrowings by the Borrower under this Agreement, the use of the proceeds thereof and the granting of the Liens pursuant to the Security Documents will not violate any Requirements of Law or any Contractual Obligation of the Borrower or any Material Subsidiary, will not be restricted or prohibited by any Governmental Authority, except to the extent that the same, if any, could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of the Borrower or Material Subsidiary pursuant to any Requirements of Law or Contractual Obligation (other than the Liens created by the Financing Documents or contemplated hereby).

  (g)
  No Default under Contractual Obligations.    Neither the Borrower nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which could, with the giving of notice, the lapse of time, or both, reasonably be expected to have a Material Adverse Effect.

  (h)
  Absence of Litigation.    Except as set forth in Schedule 8.1(h), there is no litigation, action, suit, inquiry, investigation, claim, proceeding, arbitration or dispute in each case pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any Subsidiaries of the Borrower, or against their revenues or property, the adverse determination of which could reasonably be expected to have a Material Adverse Effect.

  (i)
  Financial Statements.    The Borrower's 2003 annual audited, consolidated financial statements and the Borrower's third quarter 2004 unaudited, consolidated financial statements contained in the Borrower's report to its shareholders, copies of which have been furnished to the Administrative Agent and Lenders, are complete and correct in all material respects in accordance with GAAP and present fairly the consolidated financial condition of the Borrower, as at such dates, and the results of its operations and changes in financial position for each period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein, if applicable). The Borrower and its Subsidiaries had, at the date of the most recent balance sheets referred to above, no material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from September 30, 2004 to and including the date of this Agreement, there has not been any sale, transfer or other disposition by the Borrower of any material part of its business or property and there has been no purchase or agreement to purchase (other than pursuant to any Material Contracts) or other acquisition of any business or property (including any Capital Stock of any other Person) which is material in relation to the financial condition of the Borrower since September 30, 2004.

  (j)
  No Material Adverse Change.    Since the later of September 30, 2004 and the effective date of the last financial statements of the Borrower delivered to the Administrative Agent pursuant to Sections 9.1(b) and (c), there has been no Material Adverse Change.

  (k)
  No Default.    No Default has occurred and is continuing.

  (l)
  Ownership of Mining Properties.    Schedule 8.1(l) is a complete and accurate list of all Mining Properties in which the Borrower and each Material Subsidiary has an interest. Schedule 8.1(l) discloses the nature of the Borrower's and each Material Subsidiary's interests in respect thereof (whether owned, leased, licenced, etc.), together with a description of each applicable lease or licence, as the case may be. All Mining Properties are owned, leased or licenced by the Borrower or such Material Subsidiary, as the case may be, subject only to Permitted Liens. Except as set forth on Schedule 8.1(l) and except for any applicable Permitted Liens, the Borrower and each Material Subsidiary enjoy peaceful and undisturbed possession under all leases or licences comprising the Mining Properties. Except as set forth on Schedule 8.1(l) and except for any applicable Permitted Liens, all of such leases or licences are valid and subsisting leases or licences and no default exists under any of them that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

  (m)
  Collateral and Security.    The Restricted Parties own good and marketable title to all Mines constituting Included Property and the other Collateral, free and clear of all Liens, other than Permitted Liens. The Security provides the Administrative Agent with a first priority Lien in the Mines constituting Included Property and the other Collateral, subject only to Permitted Liens, and secures the Senior Secured Indebtedness.

  (n)
  No Other Commitments, etc.    Except for sales of Product or agreements to sell Product in the ordinary course of business, no Person has any direct or indirect agreement, right or option to acquire any interest in any Mine, and no commitment has been made to any such Person with respect thereto.

  (o)
  Intellectual Property.    Each of the Borrower and each Material Subsidiary owns, or is licenced to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to its condition (financial or otherwise), business, or operations ("Intellectual Property"). To the best of the Borrower's knowledge, no claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. To the best of the Borrower's knowledge, the use of such Intellectual Property by the Borrower or such Material Subsidiary does not infringe the rights of any Person.

  (p)
  Material Contracts.    The Borrower is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the ownership or operations of any Mine or the marketing and sale of the Product, except for: (i) the Financing Documents, the Material Contracts, the Convertible Notes and the Trust Indenture; and (ii) any contract, lease or agreement, whether or not made in the ordinary course of business (including construction contracts) under which the Borrower has a financial obligation of less than US $1,000,000 or which can be terminated by the Borrower without payment of any damages, penalty or other amount by giving not more than 30 days' notice. No other Restricted Party is a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the ownership or operations of any mining properties, or the marketing and sale of Product except for (iii) the Financing Documents and the Material Contracts; and (iv) any contract, lease or agreement, whether or not made in the ordinary course of business (including construction contracts) under which such Restricted Party has a financial obligation of less than US $1,000,000 or which can be terminated by such Restricted Party without payment of any damages, penalty or other amount by giving not more than 30 days' notice. None of the Material Contracts has been amended, varied, terminated or rescinded in any way as at the date hereof, and each is enforceable in accordance with its terms and is in full force and effect, and no default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied, has occurred and is continuing, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect. No Restricted Party has assigned, granted an interest in, or entered into any agreement to assign or grant an interest in, the Material Contracts to which it is a party, except, with respect to the Borrower, pursuant to the Financing Documents, and each Restricted Party's interests in the Material Contracts is, to the best of the Borrower's knowledge, free and clear of any adverse claim.

  (q)
  Licences, Permits, etc.    Each of the Borrower and each Material Subsidiary holds, maintains in effect and complies with all Permits which are required by any applicable Governmental Authority or Requirements of Law to be held by it other than Permits the absence of which (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, and complies with all Requirements of Law applicable to it or to the conduct of its business in all applicable jurisdictions except to the extent any such non-compliance (either individually or in aggregate) could not reasonably be expected to have a Material Adverse Effect; and neither the Borrower nor any Material Subsidiary is the subject of, or has received notice which could result in, any audit or investigation in respect of any Permits or Requirements of Law other than any audit or investigations the results of which, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 8.1(q) sets forth a list of the material Permits currently held by the Borrower and each Material Subsidiary.

  (r)
  Development Plan.    The Development Plan fully reflects the understanding of the Borrower as to the nature and scope of the Mines constituting Included Property, the anticipated production of Product and gold doré, copper concentrate, zinc concentrate or other base or precious metal (whether in concentrate, doré or other form) by the Restricted Parties for each applicable period of time referred to in the Development Plan and the financial performance of the Mines constituting Included Property, as at the date of the Development Plan. The Restricted Parties' interest in the Mines constituting Included Property is sufficient to allow the Restricted Parties to mine, process and sell the Product and such other product in the amounts and in the manner contemplated by the Development Plan.

  (s)
  Taxes.    Each of the Borrower and each Material Subsidiary has filed or caused to be filed with all applicable Governmental Authorities all tax returns required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority and no tax Lien has been filed and, to the knowledge of the Borrower, no claim has or is being asserted with respect to any such tax, fee or other charge; other than, in each case, any taxes, fees or other charges (i) the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves where required by GAAP have been provided on the books of the Borrower or (ii) the failure of which to pay could not be reasonably expected to have a Material Adverse Effect.

  (t)
  Subsidiaries, etc.    The Borrower has no Subsidiaries except as listed on Schedule 8.1(t). All Material Subsidiaries are identified as such on Schedule 8.1(t). Schedule 8.1(t) also lists the authorized Capital Stock and the number or amount of issued and outstanding Capital Stock of the Borrower and each Material Subsidiary. All issued and outstanding shares of each Restricted Party which becomes a Subsidiary after the date of this Agreement are free and clear of all Liens except Liens granted to the Administrative Agent.

  (u)
  Environmental.    Except as disclosed on Schedule 8.1(u), each of the Borrower and each Material Subsidiary is in compliance in all material respects with, has not violated, has not done or suffered any act which could give rise to liability under, and is not otherwise exposed to any liability under, any Requirements of Environmental Law. Except as disclosed on Schedule 8.1(u), neither the Borrower nor any Material Subsidiary has received any notice, claim, demand, suit, or request for information of any kind from any Governmental Authority or private entity of any failure or alleged failure to comply with, or any liability or alleged liability under, any Requirement of Environmental Law which would reasonably be expected to have a Material Adverse Effect, nor, to the best knowledge of the Borrower, has any other entity whose liability therefor, in whole or in part, may be attributed to the Borrower or any Material Subsidiary, received such notice, claim, demand, suit, or request for information except as disclosed on Schedule 8.1(u). Neither the Borrower nor any Material Subsidiary has notified any Governmental Authority under any Requirement of Environmental Law regarding the presence or suspected presence at, on, above, beneath, near, or within its property or the release by it in any way of any substance which may require treatment or remediation of any kind under any Requirement of Environmental Law except as disclosed on Schedule 8.1(u) and except to the extent that the same, either individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 8.1(u) and except for substances the existence of which could not reasonably be expected to have a Material Adverse Effect, there exists no substance at, on, above, beneath, near, or within any facilities, properties previously used for the disposal of waste, or lands owned or operated by the Borrower or any Material Subsidiary or any entity whose liability in whole or in part may be attributed to such party or Material Subsidiary thereof the investigation, clean-up, removal, or remediation of which may be required under any Requirement of Environmental Law. Except as disclosed on Schedule 8.1(u) and except for those which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Material Subsidiary is subject to any agreements, consent orders, licences, permits, or other final orders or directives of any applicable Governmental Authority which relates to or has arisen from any Requirement of Environmental Law. Without limiting the foregoing, the information contained in the documents and instruments referred to in Schedule 8.1(u) with respect to any matter that does not pertain to the LaRonde Mine, could not reasonably be expected to have a Material Adverse Effect.

  (v)
  Labour, etc.    Except as set out in Schedule 8.1(v), to the best knowledge of the Borrower, no labour or employee disturbance exists with its employees or with the employees of its Subsidiaries or is imminent that could reasonably be expected to have a Material Adverse Effect, and the Borrower has not been advised by (i) its principal suppliers, contractors or customers, (ii) its Material Subsidiaries or (iii) its Material Subsidiaries' principal suppliers, contractors or customers of any existing or imminent labour disturbance by the employees of any of the foregoing that could reasonably be expected to have a Material Adverse Effect. Except as set out in Schedule 8.1(v), there are no complaints, claims or charges outstanding, or to the Borrower's knowledge, threatened, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Borrower or any of its Material Subsidiaries, under any Requirements of Law relating to labour or employment matters, other than those which could not reasonably be expected to have a Material Adverse Effect.

  (w)
  Employee Benefits.

  (i)
  Except as could not reasonably be expected to have a Material Adverse Effect, (A) the Borrower and its Material Subsidiaries have complied in all respects with all applicable Requirements of Laws regarding each Plan (including, where applicable, the Pension Benefits Act (Ontario), the Supplemental Pension Plans Act (Quebec) and the Income Tax Act (Canada)); and (B) each Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable Requirements of Laws (including, where applicable, the Pension Benefits Act (Ontario), the Supplemental Pension Plans Act (Quebec) and the Income Tax Act (Canada)).

  (ii)
  There exists no material outstanding liability of the Borrower or any of its Material Subsidiaries with respect to any Plan that has been terminated.

  (iii)
  Except as could not reasonably be expected to have a Material Adverse Effect, full payment when due has been made of all amounts which the Borrower or any of its Material Subsidiaries is required under the terms of each Plan or all applicable Requirements of Law to have paid as contributions to such Plan.

  (iv)
  Except as set out in Schedule 8.1(w), each Plan is fully funded, on a going concern basis, in accordance with its terms and regulatory requirements as outlined by the Pension Benefits Act (Ontario) or the Supplemental Pension Plans Act (Quebec), administrative requirements of the Financial Services Commission of Ontario or the Regie des Rentes du Québec and the most recent actuarial report filed with the Financial Services Commission of Ontario or the Regie des Rentes du Québec in respect of such Plan, as and to the extent applicable, except to the extent that any such funding deficiency could not reasonably be expected to have a Material Adverse Effect.

  (v)
  Except as expressly permitted pursuant to Section 10.3(m)(iii), neither the Borrower nor any Material Subsidiary of the Borrower sponsors, maintains or contributes to, or has at any time in the preceding six-year period sponsored, maintained or contributed to any "multi-employer pension plan" (as defined in the Pension Benefits Act (Ontario)).

  (x)
  Convertible Notes, etc.    (i) Neither the Convertible Notes nor the Trust Indenture has been amended, varied, terminated or rescinded in any way, each is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles) and is in full force and effect; (ii) all filings, recordings, consents and authorizations have been made or obtained under all applicable Requirements of Law with respect to the Convertible Notes and the Trust Indenture; and (iii) no default or event of default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied, has occurred and is continuing under or with respect to the Convertible Notes or the Trust Indenture. The repayment of any amount under the Convertible Notes has not been accelerated and no notice has been provided to the Borrower in respect thereof.

  (y)
  Partnerships or Other Associations.    Except for the El Coco Documents and as set forth in Schedule 8.1(y), the Borrower is not, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Borrower agrees to carry on any part of its business in such manner or by which the Borrower agrees to share any revenue or profit of its business with any other Person. No Material Subsidiary is, in relation to any Mine constituting Included Property or Mining Properties constituting Included Property owned or held by it or any Product derived from such properties, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which it agrees to carry on any part of its business in such manner or by which it agrees to share any revenue or profit of its business with any other Person.

  (z)
  Investments and Indebtedness.    On the date hereof, none of the Borrower nor its Material Subsidiaries has made any investments in or advances to any Person, nor has entered into, nor is bound by any Indebtedness or Guarantee Obligations, except as disclosed in Schedule 8.1(z).

  (aa)
  Casualties; Taking of Properties.    Neither the business or properties of the Restricted Parties, nor any Mine constituting Included Property, has been affected in a manner that has had or could reasonably be expected to have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, embargo, requisition or taking of property or cancellation of contracts, Permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

  (bb)
  Insurance.    All policies of fire, liability, worker's compensation, casualty, flood, business interruption and other forms of insurance owned or held by the Borrower and each of its Material Subsidiaries are sufficient for compliance with all applicable Requirements of Law and of all agreements to which the Borrower or any of its Material Subsidiaries is a party, are valid, unexpired and enforceable policies, provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each of its Material Subsidiaries, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All such material policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Neither the Borrower nor any of its Material Subsidiaries maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto in excess of US $1,000,000 in the aggregate. The certificate of insurance delivered to the Lenders pursuant to Section 10.2(j)(i) contains an accurate and complete description of all material policies of insurance owned or held by the Restricted Parties with respect to Included Property on the Restatement Date.

  (cc)
  Hedge Agreements.    On the Restatement Date, the Borrower and its Subsidiaries were not party to any Hedge Agreement with any counterparty, except for the Borrower which was a party to Hedge Agreements with the counterparties listed in Schedule 8.1(cc). Schedule 8.1(cc) lists on the Restatement Date, the aggregate net Hedge Indebtedness with each such counterparty.

  (dd)
  Royalties.    Except as set out in Schedule 8.1(dd), there are no registered or unregistered royalty agreements or other rights or claims to royalties of or effecting the Mining Properties constituting Included Property of the Restricted Parties.

  (ee)
  Accuracy and Completeness of Information.    All written information, reports and other papers and data with respect to the Borrower, the Subsidiaries of the Borrower or the Mines that have been furnished by the Borrower to the Administrative Agent and the Lenders were and are, at the time the same were so furnished to the Administrative Agent and the Lenders, complete and correct in all material respects, or have been subsequently supplemented in writing to the extent necessary to make the information contained therein complete and accurate in all material respects. At the date hereof, no fact, circumstance or event is known to the Borrower which constitutes a Material Adverse Effect or which is reasonably likely (so far as can be reasonably foreseen) to have a Material Adverse Effect, in each case, which has not been set forth in the audited, consolidated financial statements most recently delivered to the Administrative Agent or otherwise disclosed in writing to the Administrative Agent and the Lenders by the Borrower. No document furnished or statement made in writing to the Administrative Agent and the Lenders by the Borrower in connection with the negotiation, preparation or execution of the Financing Documents contains any untrue statement of a material fact or omits to state a material fact which is necessary to make the statements contained in such documents true and accurate in all material respects which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Administrative Agent and the Lenders.

        8.2    Disclosure Schedules.    The Borrower may from time to time supplement each Schedule hereto with respect to any matter arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). No such supplement to any such Schedule shall be or be deemed a waiver of any Default arising as a result of the information disclosed in such supplement, except as consented to by the Majority Lenders or, with the written consent of the Majority Lenders, the Administrative Agent. No supplement shall be permitted as to representations and warranties that relate solely to the date hereof. For the purpose of any requirement under the Financing Documents that the Borrower or one of its officers confirms, repeats or is deemed to have repeated, the accuracy of a representation and warranty which relies upon a Schedule for disclosure of information as at any time after the date hereof, the Schedule referred to in that representation and warranty shall, if so consented to by the Majority Lenders or if applicable the Administrative Agent (but only to the extent such consent is required to waive any Default), be deemed to be a reference to the most recent amended or supplemented Schedule.

ARTICLE 9

REPORTING COVENANTS AND PROCEDURES

        9.1    General Reporting Requirements.    The Borrower covenants and agrees that during the term of this Agreement, it shall deliver to the Administrative Agent, for the use of the Administrative Agent and the Lenders (excepting therefrom those terms which are stated to survive the termination of this Agreement), in such number as the Administrative Agent may reasonably require:

  (a)
  as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower, and as soon as available and in any event within 90 days after the end of each of the last fiscal quarter of the Borrower, a Compliance Certificate, stating that (i) no Default has occurred and is continuing, or if a Default has occurred and is continuing, a detailed description of same, (ii) the Borrower has complied in all material respects with all covenants set forth in this Agreement on its part to be performed or complied with including, without limitation, the covenants set forth in Sections 10.1, 10.2(j)(ii), 10.2(q), 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e) and 10.3(h)(vi) in accordance with the terms thereof, (iii) no Material Adverse Change has occurred since the last fiscal quarter of the Borrower and (iv) setting out the Aggregate Net Hedge Indebtedness of the Borrower to all Hedge Counterparties;

  (b)
  as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower's fiscal year, unaudited consolidated financial statements of the Borrower for such fiscal quarter, including a balance sheet and statement of profit and loss, all in reasonable detail, such statements to be prepared in accordance with GAAP (except for changes accompanied by a reconciliation statement);

  (c)
  as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated financial statements of the Borrower for such fiscal year, including a balance sheet, statements of profit and loss and surplus and changes in financial condition for each such year, together with notes thereto, all prepared in accordance with GAAP (except for changes which are accompanied by a reconciliation statement) in reasonable detail and accompanied by a report thereon of auditors of national standing, which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial condition as at the end of such fiscal year of the Borrower in accordance with GAAP applied on a consistent basis (provided that such report may be qualified to the extent only that there are changes in accounting policies which changes are in accordance with GAAP);

  (d)
  as soon as available and in any event within 30 days after the end of each fiscal year of the Borrower, a summary prepared by the Borrower of the terms and conditions of each contract, or commitment to enter into a contract, including details of treatment/refining charges and tonnages, with buyers of Product;

  (e)
  as soon as available and in any event within 25 days after the end of each month, deliver to the Administrative Agent, in sufficient copies for the Administrative Agent and the Lenders, a Monthly Operating Report as of the last day of such month;

  (f)
  forthwith and in any event within 5 Business Days after the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by the Borrower with the Ontario Securities Commission, The Toronto Stock Exchange or the Securities and Exchange Commission of the United States of America (or any successor thereto) or any other national securities exchange in the United States of America;

  (g)
  forthwith and in any event within 5 Business Days after any senior officer or director of the Borrower obtains knowledge of the occurrence of a Default which is continuing, a statement of an officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

  (h)
  forthwith and in any event within 5 days after any officer or director of the Borrower becomes aware of the same, the Borrower shall notify the Administrative Agent of any event or condition that constitutes a Material Adverse Effect;

  (i)
  forthwith and in any event within 3 Business Days after any senior officer or director of the Borrower obtains knowledge of the occurrence of a default or event of default under any agreement evidencing or relating to any Other Senior Indebtedness or Subordinated Indebtedness, or the Convertible Notes, or any "Event of Default", "Termination Event" or "Additional Termination Event" under any Hedge Agreement, a statement of an officer of the Borrower setting forth details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

  (j)
  forthwith and in any event within 5 Business Days after any officer or director of the Borrower becomes aware of the same, give notice to the Administrative Agent of any action, suit, inquiry, litigation, claim, proceeding or dispute (each a, "Proceeding") commenced or threatened against or affecting the Borrower or any Subsidiary or any of their properties by or before any court, tribunal, governmental authority or agency or any other board or authority in which, individually or in the aggregate (where more than one Proceeding is threatened or commenced in connection with the same subject matter), the amount claimed thereunder (including any general, special and punitive damages) exceeds US $500,000 or where the adverse determination of such Proceeding could have a Material Adverse Effect; and the Borrower shall energetically defend and contest all such Proceedings;

  (k)
  forthwith and in any event within 5 Business Days after any Person becomes a Subsidiary or a Material Subsidiary, or any Subsidiary ceases to be a Subsidiary, or the consolidated total assets of any Material Subsidiary, at any time, have a book value of less than US $5,000,000 or the consolidated total revenues, at any time, are less than US $2,500,000 (on an annual basis), the Borrower shall provide written notice thereof to the Administrative Agent;

  (l)
  forthwith, and in any event within 5 Business Days after entering into any Hedge Agreement or any amendment to a Permitted Hedge Agreement, deliver a true and complete copy of such Hedge

    Agreement or amendment to the Administrative Agent (except for copies of Hedge Agreements and amendments thereof which will have been delivered by the Borrower to the Administrative Agent pursuant to Sections 6.1), and if the Hedge Agreement entered into is with a Hedge Counterparty that is required to execute an Instrument of Adhesion, the fully-executed Instrument of Adhesion; and

  (m)
  upon request, such other information as the Administrative Agent and the Lenders may from time to time reasonably request.

        9.2    Mine Plan.    The Borrower shall deliver each year to the Administrative Agent, with sufficient copies for the Lenders, no later than May 31 each year a Mine Plan, which has been approved by the board of directors of the Borrower. Each such Mine Plan shall:

  (a)
  save as may be otherwise agreed by the Administrative Agent, be in substantially the form of, and contain the same type of data, projections, forecasts, calculations and other information as, the Initial Model and Budget;

  (b)
  include an explanation of any deviation in the amount attributed to any line item specified in the Mine Plan where such deviation is 10% or more of the amount attributed to the same line item in the Initial Model and Budget; and

  (c)
  include such other information as the Administrative Agent may reasonably request with respect to any Mine Plan.

        If the Mine Plan is in compliance with the foregoing requirements and the Independent Engineer (and, as applicable, other independent consultant) is not required to review the Mine Plan pursuant to Section 9.5, the Mine Plan shall be deemed to be accepted by the Administrative Agent and the Lenders upon such delivery to the Administrative Agent. In all other cases, the Mine Plan shall not be considered accepted. If the Mine Plan does not comply with the requirements in subparagraphs (a), (b) and (c) above, the Borrower shall within 5 Business Days after consultation with the Administrative Agent, submit an appropriately revised Mine Plan which is otherwise in accordance with this Section 9.2. If the Independent Engineer (and, as applicable, other independent consultant) is required to review the Mine Plan pursuant to Section 9.5, the Borrower shall, following completion of the Independent Engineer's (and, as applicable, other independent consultant's) review, within 5 Business Days after consultation with the Administrative Agent, submit an appropriately revised Mine Plan which is otherwise in accordance with this Section 9.2.

        9.3    Operating Budgets.    The Borrower shall deliver each year to the Administrative Agent, with sufficient copies for the Lenders, no later than January 31 of each year, a monthly Operating Budget for that fiscal year, which has been approved by the board of directors of the Borrower. Each such Operating Budget shall:

  (a)
  save as may be otherwise agreed by the Administrative Agent, be in substantially the form of, and contain the same type of data, projections, forecasts, calculations and other information as, the Initial Model and Budget;

  (b)
  set out a line item comparison, comparing the actual results for the previous twelve month period of the year ending against the Operating Budget in respect of such year covered by the Operating Budget; and

  (c)
  include such other information as the Administrative Agent may reasonably request with respect to any Operating Budget.

        If the Operating Budget is in compliance with the foregoing requirements and the Independent Engineer (and, as applicable, other independent consultant) is not required to review the Operating Budget pursuant to Section 9.5, the Operating Budget shall be deemed to be accepted by the Administrative Agent and the Lenders upon such delivery to the Administrative Agent. In all other cases, the Operating Budget shall not be considered accepted. If the Operating Budget does not comply with the requirements in subparagraphs (a), (b) and (c) above, the Borrower shall within 5 Business Days after consultation with the Administrative Agent, submit an appropriately revised Operating Budget which is otherwise in accordance with this Section 9.3. If the Independent Engineer (and, as applicable, other independent consultant) is required to review the Operating Budget pursuant to Section 9.5, the Borrower shall, following completion of the Independent Engineer's (and, as applicable, other independent consultant's) review, within 5 Business Days after consultation with the Administrative Agent, submit an appropriately revised Operating Budget which is otherwise in accordance with this Section 9.3.

        9.4    Additional Procedures for Updating Mine Plan and Operating Budgets.    If any Person which is a Restricted Party acquires any Mines constituting Included Property or other Mining Properties or other Persons as permitted by this Agreement, within 60 Business Days of such acquisition, the Borrower shall, in accordance with the requirements set out in Sections 9.2 and 9.3 (except for the date of delivery thereof, which shall be governed by this Section 9.4), submit an updated Mine Plan and Operating Budget to the Administrative Agent together with the supporting documents required by those Sections.

        9.5    Review of Monthly Operating Report, Mine Plan and Operating Budgets.    If there has been any adverse variation in actual ore processed, Gold Equivalent produced or operating costs per ton of ore at the Mines constituting Included Property as reported in the December Monthly Operating Report or in any publicly- filed documents referred to in Section 9.1(f) in respect of the previous year by 15% or more as compared to the projections for such items set out in the previous year's Mine Plan, the Administrative Agent shall arrange for the Monthly Operating Report in respect of the months of March, June, September and December for the current year, the Mine Plan for the current year and the Operating Budgets for the current year, to be reviewed by the Independent Engineer on behalf of the Lenders. In such case, the Administrative Agent may also, if reasonably considered appropriate, consult with (and arrange for reviews by) any other independent consultant who is competent to advise on the relevant matter, in reviewing the Mine Plan and the Operating Budgets.

ARTICLE 10

COVENANTS OF THE BORROWER

        10.1    Financial Covenants.    During the term of this Agreement (excepting therefrom those terms which are stated to survive the termination of this Agreement):

  (a)
  Total Net Debt to Free Cash Flow Ratio.    The Borrower shall, at all times, maintain a Total Net Debt to Free Cash Flow Ratio of not more than 5.00:1.00, on a rolling four quarter basis.

  (b)
  Interest Coverage Ratio.    The Borrower shall, at all times, maintain an Interest Coverage Ratio of not less than 2.00:1.00, on a rolling four-quarter basis.

  (c)
  Current Ratio.    The Borrower shall, at all times, maintain a Current Ratio of not less than 1.10:1.00, on quarterly basis.

  (d)
  Reserve Tail.    The Borrower shall, at all times, ensure that the Gold Equivalent Proven and Probable Reserves calculated in the Mine Plan forecast to exist on the day immediately following the Maturity Date (based on forecast production of Product from the Maturity Date through the remainder of the Life of Mine as set forth in the Mine Plan using the Financial Parameters) shall, at all times, equal no less than 35% of the Reserves of Product as of January 1, 2004 as calculated in the Initial Mine Plan using the Financial Parameters. For the purposes of this Section 10.1(d), Gold Equivalent Proven and Probable Reserves shall be calculated in the manner set forth in the Initial Mine Plan using the Financial Parameters as verified and accepted by the Independent Engineer.

  (e)
  Tangible Net Worth.    The Borrower shall, at all times, maintain a Tangible Net Worth in an amount of not less than US $300,000,000, plus 50% of the Borrower's consolidated net income for each of the Borrower's fiscal quarters, on a cumulative basis, commencing with its fiscal quarter ending December 31, 2004 (excluding any fiscal quarters in which the Borrower incurs a net loss) (all as determined on a consolidated basis in accordance with GAAP consistently applied), plus 50% of the net proceeds of any public offerings of Capital Stock of the Borrower received during such fiscal quarters, on a cumulative basis.

  (f)
  Unencumbered Liquidity.    The Borrower shall, at all times, maintain Unencumbered Liquidity of not less than US $10,000,000.

  (g)
  Gross Senior Debt to Free Cash Flow from Recourse Assets.    The Borrower shall, at all times, maintain Gross Senior Debt to Free Cash Flow from Recourse Assets of not more than 4.25:1.00, on a rolling four quarter basis.

  (h)
  Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio.    The Borrower shall, at all times, maintain the Credit Facility Indebtedness to Free Cash Flow from Included Property Ratio at not more than 3.25:1.00, on a rolling four quarter basis.

        10.2    Positive Covenants.    During the term of this Agreement (excepting therefrom those terms which are stated to survive the termination of this Agreement):

  (a)
  Status and Power.    Each of the Borrower and each Material Subsidiary shall at all times maintain in good standing its corporate (or other) existence, power, capacity and authority, and the rights, privileges and franchises under each jurisdiction where it owns properties or carries on business. Each of the Borrower and each Material Subsidiary shall remain duly qualified to do business and own property in each such jurisdiction in which such qualification is necessary or desirable in the normal conduct of its business, except to the extent that not doing so would not have a Material Adverse Effect.

  (b)
  Business.    The Borrower and each Material Subsidiary shall conduct business in a businesslike manner and in accordance with good business and mining practice, including operating the Mines in accordance with good mining practice and the Development Plan. Each of the Borrower and each Material Subsidiary shall maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or expropriation excepted, and make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

  (c)
  Records, etc.    Each of the Borrower and each Material Subsidiary shall keep or cause to be kept proper books of account in conformity with GAAP and sound accounting practice and all applicable Requirements of Law and, on reasonable notice, shall make such books of account and all records, ledgers, reports, contracts and other documents and computer files (including records relating to its assets) in connection with its business available to the Administrative Agent or Lenders (or their respective advisers or representatives) on reasonable notice during regular business hours for the purpose of inspecting or auditing the same, and shall permit them to make extracts of the same and to have access to its computer and management system to inspect such documents and computer files.

  (d)
  Payment Obligations.    Each of the Borrower and each Material Subsidiary shall pay, discharge or otherwise satisfy as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Material Subsidiary; and (b) all lawful claims which, if unpaid, would by any Requirements of Law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Material Subsidiary; and except, in each case, to the extent the failure to pay or discharge the same would not have a Material Adverse Effect.

  (e)
  Licences, etc.    Each of the Borrower and each Material Subsidiary shall (i) obtain, hold and maintain in full force and good standing all Permits applicable to it or necessary to own its assets and to carry on its business and (ii) duly observe, conform and comply in all material respects with all valid requirements of all Permits, except, in each case, to the extent that not doing so would not have a Material Adverse Effect.

  (f)
  Compliance with Law.    The Borrower and its Material Subsidiaries shall operate the Mines and generally conduct their business in compliance with all applicable Requirements of Law and maintain such authorizations as are required to operate the Mines and conduct their business in compliance therewith, except to the extent that not doing so would not have a Material Adverse Effect.

  (g)
  Environmental.    Except as described on Schedule 8.1(u), each of the Borrower and each Material Subsidiary shall generate, treat, store or dispose of any hazardous substance or hazardous waste only in the ordinary course of its business, and then only if done so in compliance with all applicable Requirements of Environmental Law. Each of the Borrower and each Material Subsidiary shall at all times be in compliance with all Requirements of Environmental Law applicable to it and to the Mines, except where such non-compliance would not have a Material Adverse Effect and where appropriate remedial action acceptable to the applicable Governmental Authority is being diligently undertaken. The Borrower shall diligently mitigate any violations of applicable Requirements of Environmental Law which relate to the LaRonde Mine resulting from the discharge of ammonia and other toxic effluent as described on Schedule 8.1(u) pursuant to and in accordance with the terms of such Requirements of Environmental Law.

  (h)
  Contractual Obligations/Material Contracts.    Each Restricted Party shall at all times, observe and comply in all respects with all of the material terms, conditions and covenants of all Contractual Obligations under all Material Contracts (and any material documents or instruments delivered pursuant thereto) and shall ensure that there is no termination, rescission or material amendment, modification, waiver or variation of the Material Contracts (or any material documents or instruments delivered pursuant thereto) without the prior written consent of the Majority Lenders, acting reasonably and without unreasonable delay. Each Restricted Party shall, at all times, ensure that there is no default in the observance or performance of any Contractual Obligations under any Material Contract (or contained in any material instrument or agreement evidencing, securing or relating thereto) and that no event occurs or condition exists, the effect of which is:

  (i)
  to permit the other party or parties thereto to terminate such Contractual Obligations; or

  (ii)
  to create additional liabilities or obligations on the part of any Restricted Party;

    which either individually or in the aggregate with other terminations and/or creations of additional liabilities or obligations, as applicable, would have a Material Adverse Effect.

  (i)
  Mining Leases.    Without limiting Section 10.2(h), the Borrower and each Material Subsidiary shall keep the Mining Leases which relate to Recourse Assets to which it is a party in full force and effect at all times, including, without limiting the generality of the foregoing, paying all fees and other charges required to be paid under or in connection with such Mining Leases, and each of the Borrower and each Material Subsidiary shall defend its respective right, title and interest in, to and under such Mining Leases against any adverse or competing claim. Each of the Borrower and each Material Subsidiary shall renew, and take all steps necessary to renew such Mining Leases, on or before each renewal date of such Mining Leases. Each of the Borrower and each Material Subsidiary shall keep the other rights and concessions necessary for the operation of the Mines constituting Recourse Assets owned or held by it in full force and effect.

  (j)
  Insurance.

  (i)
  The Borrower and its Material Subsidiaries shall, at all times, maintain in force insurance policies against such perils and in such amounts as is customarily maintained by companies similarly geographically situated and conducting the same or similar businesses and in accordance with any Requirements of Law, and with such insurers as are rated "A" or higher by A.M. Best Company, or an equivalent rating by such other insurance rating agency selected by the Administrative Agent (except in the case of marine cargo insurance in which case the insurer hereof shall be rated BBBpi or higher by Standard & Poor's Ratings Group or an equivalent rating); all such insurance relating to Included Property shall name the Administrative Agent, the Trustee and, if required by the Administrative Agent, the Secured Parties, as additional insureds and/or first loss payees (as the Administrative Agent may determine) and shall provide that no cancellation or termination thereof shall, for any reason whatsoever, take effect unless the insurer has given the Administrative Agent not less than 30 days' prior written notice thereof and all insurance proceeds for property damage or loss or for business interruption shall be payable to the Administrative Agent and the Trustee for the benefit of the Secured Parties, and the Borrower shall provide such evidence as is satisfactory to the Administrative Agent, as and when requested by the Administrative Agent, confirming that such insurance policies are in full force and effect.

    (ii)
    Unless otherwise specified in this Section 10.2(j)(ii), all proceeds of insurance maintained by the Restricted Parties relating to Included Property shall be paid to the Administrative Agent to be applied by it to reduce the principal amount of the Facility Indebtedness. Any insured claim, judgment, settlement or money compromise and any insured expenses associated with its defence or investigation payable by commercial general liability insurance shall be paid first to any Person entitled to payment of such unpaid insured claim, judgment, settlement or money compromise and entitled to payment of such unpaid insured expenses and thereafter to the Borrower. If no Default has occurred and is continuing, proceeds of insurance covering loss or damage to Included Property in an amount of less than US $5,000,000 per claim may be paid by the insurer directly to the Borrower or other affected Restricted Party to be applied by the Borrower or such Restricted Party to repair the damage or replace the loss; but nothing herein shall affect the rights of any Person holding a Permitted Lien in respect of such Included Property which has priority over the Security. If the Borrower or such other Restricted Party fails to commence such repair or replacement of such lost or damaged property within 3 months of such casualty, loss or damage, or having commenced such repair or replacement during such period, does not diligently pursue the same until such repair or replacement is completed, or if the Borrower, for itself or on behalf of such other Restricted Party, otherwise elects by notice to the Administrative Agent, not to effect such repairs or replacement, such insurance proceeds shall be applied by it to reduce the principal amount of the Facility Indebtedness. Subject to the rights of any holder of a Permitted Lien that has priority over the Security, proceeds of insurance covering loss of or damage to Included Property in an amount of US $5,000,000 or more but less than US $10,000,000 per claim shall be paid to the Administrative Agent and shall be disbursed by the Administrative Agent to the Borrower or the affected Restricted Party on conditions appropriate to a construction credit, to fund the repair or replacement of the Included Property in respect of which the insurance proceeds are payable, provided that:

    (A)
    no Default has occurred and is continuing; and

    (B)
    the Majority Lenders are satisfied, acting reasonably, that the proceeds of such insurance together with other resources available to the Borrower or such other Restricted Party (the use of which would not contravene this Agreement) are sufficient to repair or replace the Included Property in respect of which the insurance proceeds are payable within a reasonable period of time, and in any event not later than the Maturity Date then in effect, such that the affected Included Property is returned to as good or better condition than it was in before the event occurred that caused the insurance proceeds to be paid.

    If either of clause (A) or (B) above is not satisfied, such insurance proceeds shall be applied to reduce the principal amount of the Facility Indebtedness. All insurance proceeds held by the Administrative Agent shall, unless and until the same are applied to payment of the principal amount of the Facility Indebtedness or released to the Borrower, be held as part of the Security.

  (k)
  Inspection of Properties.    At all reasonable times and on reasonable notice, the Restricted Parties shall allow the Administrative Agent and its representatives and, if the Independent Engineer is conducting a review of a Monthly Operating Report, the Mine Plan or the Operating Budget pursuant to Article 9, the Independent Engineer or its representatives, to visit and inspect (without any invasive or intrusive testing) all or any of the properties relating to the Included Property and to discuss the operations, affairs, finances and accounts of the Restricted Parties with any of the Restricted Parties' senior employees or senior officers all at the cost of the Borrower. One time during each calendar quarter and on reasonable notice, the Restricted Parties shall allow the Lenders and their respective representatives to visit and inspect (without any invasive or intrusive testing) all or any of the properties relating to the Included Property and to discuss the operations, affairs, finances and accounts of the Restricted Parties with any of the Restricted Parties' senior employees or senior officers all at the cost of the Borrower. If a Default has occurred and is continuing, at all reasonable times and on reasonable notice, the Borrower and each Material Subsidiary shall allow the Administrative Agent and its representatives and the Independent Engineer and its representatives, to visit and inspect any or all of the properties of the Borrower and its Material Subsidiaries and to discuss the operations, affairs, finances and accounts of the Borrower and its Material Subsidiaries with any of the Borrower's and such Material Subsidiaries' senior employees or senior officers all at the cost of the Borrower.

  (l)
  Compliance with Development Plan.    The Borrower shall carry on its business at, and operate and manage, the Mines constituting Included Property in a manner consistent with the Development Plan, as updated from time to time in accordance with this Agreement, and, where applicable, proceed diligently with the development and maintenance of the Mines constituting Included Property in accordance with the Development Plan as so updated from time to time.

  (m)
  Use of Proceeds.    The Borrower shall apply all Advances for the purposes herein set out.

  (n)
  Included Property.    If the Borrower provides a written request to the Administrative Agent requesting that any Mine held or acquired pursuant to Section 10.3(b)(vi), (vii), (viii) or (ix) be Included Property, the Administrative Agent shall deliver a copy of such request to the Lenders. If the Majority Lenders, following receipt of such request and consultation with its independent consultants (including the Independent Engineer), agree that such Mine is eligible to be Included Property, the Administrative Agent shall provide notice of such determination to the Borrower. The Borrower shall then execute and deliver, or cause to be executed and delivered by each wholly-owned Subsidiary which wholly owns, controls and operates such Mine and each other wholly-owned Subsidiary, if any, which indirectly, through such first-mentioned Subsidiary, wholly owns, controls and operates such Mine, all guarantees, security agreements, hypothecations, assignments, transfers, mortgages, pledges, charges or other applicable security documents as the Administrative Agent may request, in form and substance satisfactory to the Administrative Agent, acting reasonably, to grant the Administrative Agent (or if required by any Requirements of Law, a trustee or other similar Person) on behalf of the Secured Parties valid and effective first-priority Liens, subject only to Permitted Liens, on such Mine, in the case of Persons which wholly own, control and operate Mines, and on all of its present and after-acquired property, in the case of Persons (other than the Borrower) which own Capital Stock of other Persons which directly or indirectly wholly own, control and operate such Mine, in each case to secure the Senior Secured Indebtedness, together with such additional documentation, insurance certificates and opinions which the Administrative Agent requests in support thereof (including, without limitation, all documentation and opinions that would have been required to have been delivered under Sections 6.1 and 7.5 if the Included Property had been Included Property at any relevant time specified therein), in form and substance satisfactory to the Administrative Agent, acting reasonably. An insurance advisor shall also, at the election of the Majority Lenders, conduct a review of the insurance policies of the Borrower or its Subsidiaries relating to the proposed Included Property, which review must be satisfactory to the Majority Lenders, in their sole discretion. Where applicable, the Borrower shall also execute and deliver, or cause to be executed and delivered by each wholly-owned Subsidiary which indirectly wholly owns, controls and operates such Mine, a pledge agreement, in form and substance satisfactory to the Administrative Agent, pledging to the Administrative Agent on behalf of the Secured Parties all present and after-acquired Capital Stock and Indebtedness held by each such pledgor in any Subsidiary held by it as security for the Senior Secured Indebtedness. Upon all of the applicable foregoing requirements and (without duplication) the other requirements specified in the definition of Included Property being met to the satisfaction of the Majority Lenders, in their sole discretion, the Administrative Agent shall provide written notice to the Borrower that such Mine constitutes Included Property, and upon the delivery of such notice to the Borrower such Mine shall constitute Included Property.

  (o)
  Control of Mines.    The Borrower shall maintain active operating, management and financial control of the LaRonde Mine, shall use commercially reasonable efforts to protect its interest in and to the LaRonde Mine, and shall take no steps to dispose of its rights in and to the LaRonde Mine or any part thereof. Each of the Borrower and each Material Subsidiary which acquires any other Mine which is a Recourse Asset shall maintain active operating, management and financial control of such Mine, shall use commercially reasonable efforts to protect its interest in and to such Mine and shall take no steps to dispose of its rights in and to such Mine or any part thereof.

  (p)
  Instruments of Adhesion.    The Borrower shall execute and deliver to the Administrative Agent the "Specific Acknowledgement Regarding Security" contained in each Instrument of Adhesion within 15 Business Days of being requested to do so by the Administrative Agent; provided that, failure to so execute and deliver the "Specific Acknowledgement Regarding Security" contained in each such Instrument of Adhesion shall not affect the validity of such Instrument of Adhesion, and the Borrower shall, upon the execution and delivery of the Instrument of Adhesion by the applicable Permitted Hedge Counterparty, be deemed to have made the statements contained in the "Specific Acknowledgement Regarding Security".

  (q)
  Concentrate Levels.    The Borrower and its Material Subsidiaries shall at all times be party to contracts, or commitments to enter into contracts, with creditworthy buyers so that at least 50% of anticipated Product, as set out in the Development Plan for any 12 month period will be sold.

  (r)
  Plan Compliance.    The Borrower shall make, and cause each Material Subsidiary to make, to the extent required by any Requirements of Law, full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any Material Subsidiary, is required to pay as contributions to such Plan, except where the failure to make such payments would not have a Material Adverse Effect.

  (s)
  Covenants of Subsidiaries.    The Borrower shall cause the Subsidiaries of the Borrower to comply with all covenants and agreements of or relating to such Subsidiaries herein and in the Financing Documents.

  (t)
  Expenditures.    The Borrower shall ensure that any Capital Expenditures or Exploration Expenditures relating to any Included Property are made in a manner which is consistent with the Development Plan and in accordance with good mining practice.

        10.3    Negative Covenants.    During the term of this Agreement (excepting therefrom those terms which are stated to survive the termination of this Agreement):

  (a)
  Negative Pledge.    Neither the Borrower, nor any Material Subsidiary, shall create or assume, have outstanding or suffer to permit, any Lien on any of its present or after-acquired undertaking, property or assets except for Permitted Liens. Neither the Borrower, nor any Material Subsidiary, shall create or assume, have outstanding or suffer to permit, any royalties, including royalty agreements and rights or claims to royalties or royalty agreements, on any of its present or after-acquired undertaking, property or assets except for those listed on Schedule 8.1(dd) and those permitted by subparagraph (m) of the definition of Permitted Liens.

  (b)
  Investments.    The Borrower shall not make, whether in one transaction or in a series of transactions, or hold any Investments in any Person or permit any of its Subsidiaries to make, whether in one transaction or in a series of transactions, any Investments in any Person, or hold any Investments in any Person, other than:

  (i)
  loans, advances or capital contributions the material details of which have been set forth in the financial statements referred to in Section 8.1(i);

  (ii)
  without duplicating Section 10.3(b)(i), any Subsidiary may make loans or advances to any Restricted Party on an unsecured basis; provided that, if the Subsidiary making such loan or advance is not a Restricted Party, that Subsidiary must subordinate and postpone such indebtedness owed to it to the Senior Secured Indebtedness;

  (iii)
  without duplicating Section 10.3(b)(i), the Borrower may make loans or advances to, or capital contributions in, any Subsidiary, and any Subsidiary may make loans or advances to, or capital contributions in, any other Subsidiary; provided that, the Investment Conditions shall have been satisfied and such loan or capital contribution to, or in, any such Subsidiary is used by such Subsidiary for the purposes out in Section 10.3(b)(vi), (vii), (viii) or (ix);

  (iv)
  investments in Cash Equivalents;

  (v)
  investments in readily marketable securities of companies which trade on any senior nationally-recognized securities exchange in any Permitted Jurisdiction;

    (vi)
    Investments by way of purchase of securities or other ownership interests in any Person which is not an Affiliate of the Borrower or any Subsidiary of the Borrower, where following the Investment, the Borrower or Subsidiary, as the case may be, does not Control the Person acquired or hold, directly or indirectly, more than 50% of the Capital Stock of the Person in which the Investment is made and the amount of such Investment does not, for all such Investments, exceed US $20,000,000 per annum (such amount to be increased in each subsequent year by the amount of any unused portion of the US $20,000,000 in the current year and by the amount of any Restricted Payments permitted but not made under Section 10.3(d) in the current year); provided that the Investment Conditions shall have been satisfied;

    (vii)
    Investments by way of purchase of securities of any Person which is not an Affiliate of the Borrower or any Subsidiary of the Borrower, where the consideration paid therefor is (a) Capital Stock of the Borrower (if the acquiring Person is the Borrower) or Capital Stock of an acquiring Subsidiary (if the acquiring Person is a Subsidiary) or (b) cash, if following the Investment the Borrower or the acquiring Subsidiary, as the case may be, Controls the Person acquired (and such Control permits the acquiror to elect the majority of the board of directors of the Person acquired) and holds, directly or indirectly, more than 50% of the Capital Stock of the Person acquired; provided that:

    (A)
    if any Indebtedness is assumed as a result of such Investment it must comply with Section 10.3(c);

    (B)
    if proceeds of any Advance are used to make such Investment or used to refinance other funding of any such Investment, any such Investment is not hostile;

    (C)
    the Investment Conditions shall have been satisfied; and

    (D)
    in reasonably sufficient time prior to the completion of the transaction pursuant to which the Investment is to be made, the Borrower has delivered a certificate to the Administrative Agent in the form of Exhibit F, providing information on the proposed Investment, in detail reasonably satisfactory to the Administrative Agent, and evidencing compliance with the requirements set out in subparagraphs (A) to (C) above;

    (viii)
    Investments by way of the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person (which is not an Affiliate of the Borrower or any Subsidiary of the Borrower) or assets constituting a business unit, line of business or division of such Person (which is not an Affiliate of the Borrower or any Subsidiary of the Borrower) where the consideration paid therefor is less than US $20,000,000 per Investment (whether in one transaction or a series of transactions) and is paid by way of (a) Capital Stock of the Borrower (if the acquiring Person is the Borrower) or Capital Stock of an acquiring Subsidiary (if the acquiring Person is a Subsidiary) or (b) cash; provided that:

    (A)
    if any Indebtedness is assumed as a result of such Investment it must comply with Section 10.3(c); and

    (B)
    the Investment Conditions shall have been satisfied;

    (ix)
    Investments by way of the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person (which is not an Affiliate of the Borrower or any Subsidiary of the Borrower) or assets constituting a business unit, line of business or division of such Person (which is not an Affiliate of the Borrower or any Subsidiary of the Borrower) where the consideration paid therefor is US $20,000,000 or more per Investment (whether in one transaction or a series of transactions) and is paid by way of (a) Capital Stock of the Borrower (if the acquiring Person is the Borrower)

      or Capital Stock of an acquiring Subsidiary (if the acquiring Person is a Subsidiary) or (b) cash; provided that:

      (A)
      if any Indebtedness is assumed as a result of such Investment it must comply with Section 10.3(c);

      (B)
      the Investment Conditions shall have been satisfied; and

      (C)
      in reasonably sufficient time prior to the completion of the transaction pursuant to which the Investment is to be made, the Borrower has delivered a certificate to the Administrative Agent in the form of Exhibit G, providing information on the proposed Investment, in detail reasonably satisfactory to the Administrative Agent, and evidencing compliance with the requirements set out in subparagraphs (A) and (B) above; and

    (x)
    to the extent permitted by all applicable Requirements of Law, loans or advances to employees of the Borrower and its Subsidiaries not to exceed US $2,000,000 in the aggregate at any time outstanding.

  (c)
  Limitation on Indebtedness.    Neither the Borrower nor any Material Subsidiary shall create, incur, assume or suffer to exist any Indebtedness, except:

  (i)
  the Senior Secured Indebtedness;

  (ii)
  Indebtedness under Financing Leases in an aggregate principal amount not exceeding US $10,000,000 at any one time outstanding;

  (iii)
  Indebtedness secured by Permitted Liens (other than Financing Leases and other than Permitted Liens described in subparagraph (l) of the definition of "Permitted Liens" in an amount greater than US $5,000,000);

  (iv)
  Indebtedness under the Convertible Notes;

  (v)
  any Guarantee Obligation by the Borrower or any Material Subsidiary of the Borrower entered into in the ordinary course of its business provided that the aggregate liability, contingent or otherwise, of the Borrower and its Material Subsidiaries under all outstanding Guarantee Obligations, together with all amounts paid after the Closing Date under Guarantee Obligations, does not at any time exceed US $5,000,000;

  (vi)
  any other Indebtedness of the types referred to in subsections (a), (b), (d) or (e) of the definition of Indebtedness, so long as no Default has occurred and is continuing, the creation, incurrence, assumption or existence of such Indebtedness would not result in a Material Adverse Change or breach, conflict with or violate any Requirements of Law, or result in the Borrower breaching any covenant set out in Section 10.1 on a pro forma basis; provided that:

  (A)
  the terms and conditions of such Indebtedness shall be no more onerous to the debtor(s) thereunder than any terms and conditions hereunder (with the exception of pricing and fees);

  (B)
  such Indebtedness shall be subject to an intercreditor agreement in form and substance satisfactory to the Lenders, addressing, among other issues, mutual acknowledgement by the holders of such Indebtedness and the Administrative Agent of priority claims of assets, agreement by the holders of such Indebtedness and the Administrative Agent to provide notice of covenant breach by the Borrower or its Affiliates, mutual stand-still by the holders of such Indebtedness and the Administrative Agent of enforcement rights in the event of default and agreement by the holders of such Indebtedness and the Administrative Agent to vote as separate classes in bankruptcy or insolvency proceedings;

  (C)
  such Indebtedness shall not be secured by any Lien on any Included Property;

  (D)
  such Indebtedness shall be used for the development of a Recourse Asset acquired by the Borrower or any Material Subsidiary after the Restatement Date or, if a Recourse Asset has been acquired by the Borrower or any Material Subsidiary before the Restatement Date, such Recourse Asset was not in commercial production on the Restatement Date;

      (E)
      the terms of which Indebtedness do not require repayment of any principal prior to the Maturity Date then in effect; and

      (F)
      in reasonably sufficient time prior to the completion of the transaction pursuant to which the creation, incurrence, or assumption of such Indebtedness is to be made, the Borrower shall have delivered a certificate to the Administrative Agent in the form of Exhibit H, providing information on the proposed Indebtedness, in detail reasonably satisfactory to the Administrative Agent, and evidencing compliance with the applicable requirements set forth in this Section 10.3(c)(vi);

      (such Indebtedness, if all requirements set out in this Section 10.3(c)(vi) have been complied with, is referred to herein as "Other Senior Indebtedness");

    (vii)
    any other Indebtedness of the types referred to in subsections (a), (b) or (e) of the definition of Indebtedness, so long as no Default has occurred and is continuing, the creation, incurrence, assumption or existence of such Indebtedness would not result in a Material Adverse Change or breach, conflict with or violate any Requirements of Law, or result in the Borrower breaching any covenant set out in Section 10.1 on a pro forma basis; provided that:

    (A)
    the terms and conditions thereof shall be no more onerous to the debtor(s) thereunder than any terms and conditions under the Convertible Notes or the Trust Indenture (with the exception of pricing and fees);

    (B)
    neither the Borrower nor any Material Subsidiary shall grant any Lien in its property to secure such Indebtedness;

    (C)
    the terms of such Indebtedness do not require the repayment of principal thereof prior to February 15, 2012; and

    (D)
    in reasonably sufficient time prior to the completion of the transaction pursuant to which the creation, incurrence, or assumption of such Indebtedness is to be made, the Borrower shall have delivered a certificate to the Administrative Agent in the form of Exhibit I, providing information on the proposed Indebtedness, in detail reasonably satisfactory to the Administrative Agent, and evidencing compliance with the applicable requirements set forth in this Section 10.3(c)(vii);

        (such Indebtedness, if all requirements set out in this Section 10.3(c)(vii) have been complied with, is referred to herein as "Subordinated Indebtedness"); and

    (viii)
    Restricted Parties may incur, assume or suffer to exist Indebtedness owing to Subsidiaries to the extent permitted by, and on the terms and conditions set out in, Section 10.3(b)(ii).

      No Subsidiary (excluding Material Subsidiaries) shall create, incur, assume or suffer to exist any Indebtedness if the outstanding Indebtedness of all Subsidiaries (excluding Material Subsidiaries), in the aggregate, would exceed US $10,000,000.

  (d)
  Restricted Payments.    Neither the Borrower nor any Material Subsidiary shall make, pay or declare any distributions or dividends (other than distributions or payments of additional shares of the Borrower or any Material Subsidiary or rights or warrants to acquire additional shares of the Borrower or any Material Subsidiary) on any shares of its Capital Stock, or redeem or purchase or otherwise acquire any of its shares of its Capital Stock, reduce or repay capital, make any payments or prepayments of principal on, or redeem, the Convertible Notes prior to the Maturity Date then in effect, make any payments or prepayments of, or redeem, principal on any Subordinated Indebtedness prior to the Maturity Date then in effect, or in each case, set aside any funds for any such purpose, (collectively, "Restricted Payments"), if at such time a Default has occurred and is continuing or if, upon the making of such Restricted Payment, a Default or Material Adverse Effect would occur; provided that, the aggregate amount of Restricted Payments in any fiscal year of the Borrower shall not exceed US $20,000,000 (excluding therefrom Restricted Payments made by a Restricted Party to another Restricted Party). Neither the redemption of the Convertible Notes on or after February 15, 2006, if in accordance with their terms, nor the redemption of any Subordinated Indebtedness, if in accordance with its terms, shall be included in such monetary cap if the consideration paid therefor to the holder thereof on the exercise of such respective redemption right by the Borrower is common shares of the Borrower. The Borrower shall not make any voluntary prepayments of principal of the Other Senior Indebtedness prior to the Maturity Date then in effect if at such time a Default has occurred and is continuing or if, upon the making such payment, a Default or Material Adverse Effect would occur.

  (e)
  Sale of Assets.    No Restricted Party shall (whether in one transaction or in a series of transactions) sell, transfer, lease, assign or otherwise dispose of (or commit to same) all or any of its assets whether now owned or hereafter acquired except:

  (i)
  as permitted under Section 10.3(f);

  (ii)
  for the sale of redundant, obsolete, damaged and worn out assets provided that they are replaced to the extent the same are used at the time of disposition in the operation of the Mines or the other Mining Properties owned or controlled by the Borrower or such Subsidiary, or for the sale of Product or product derived from such Mines or other Mining Properties in the ordinary course of its business; or

  (iii)
  if doing so will not directly or indirectly result in a Default or restrict or impair the Restricted Parties' ability, on a consolidated basis, to perform their obligations under any Financing Documents and the aggregate book or market value (whichever shall be higher) of all such additional assets sold, transferred, assigned or disposed of under this clause (iii) in any calendar year does not exceed US $2,000,000.

  (f)
  Fundamental Changes.    Neither the Borrower nor any Material Subsidiary shall (whether in one transaction or in a series of transactions) amalgamate, merge or consolidate with any Person, or become a party to any transaction whereby all or substantially all of its property or assets becomes the property or assets of any other Person, except if no Default has occurred and is continuing or would result therefrom, if no Material Adverse Effect has occurred or would result therefrom and if such transaction does not breach any Requirements of Law:

  (i)
  any Subsidiary may amalgamate with the Borrower, and any Subsidiary which is a Restricted Party may amalgamate or merge with, or acquire all or substantially all of the property and assets of, any other Subsidiary;

  (ii)
  the Borrower may amalgamate with, or acquire all or substantially all of the property and assets of, any Subsidiary;

  (iii)
  any Subsidiary which is not a Restricted Party may amalgamate or merge with any other Subsidiary which is not a Restricted Party, or acquire all or substantially all of the property and assets of, any other Subsidiary which is not a Restricted Party; and

  (iv)
  the Borrower or any Subsidiary which is a Restricted Party may merge, amalgamate or consolidate with any Person in order to effect an Investment permitted under Section 10.3(b)(vi), (vii), (viii) or (ix);

    provided that in the case of a merger, amalgamation or consolidation permitted by Sections 10.3(f)(i), (ii) and (iv):

      (A)
      the surviving or resulting Person is a Restricted Party;

      (B)
      the Administrative Agent has a first priority Lien on all property which constitutes Included Property of such surviving or resulting Person, subject only to Permitted Liens;

      (C)
      if any holder of Other Senior Indebtedness has a Lien on the property of such surviving or resulting Person that holder shall have provided an acknowledgement to the Administrative

        Agent, in form satisfactory to the Administrative Agent, acting reasonably, that such holder has no interest in any Included Property of such surviving or resulting Person; and

      (D)
      the surviving or resulting Person shall have executed and delivered to the Administrative Agent an assumption agreement, whereby such Person acknowledges that it is bound by all obligations of the applicable predecessor Persons, in a form acceptable to the Administrative Agent, acting reasonably.

  (g)
  Nature of Business.    Neither the Borrower, nor any Material Subsidiary, shall permit any material change to be made in the nature of its business or the business of any Material Subsidiary as carried on at the date hereof, which business shall at all times be mining or mining related activities.

  (h)
  Restriction on Hedge Agreements.
  (i)
  The Borrower shall not enter into or maintain any Hedge Agreements with Persons other than Hedge Counterparties and shall only enter into Permitted Hedge Agreements in the ordinary course of the Borrower's business and not for the purposes of speculation. No Subsidiary shall enter into any Metal Hedge Agreement, Exchange Rate Hedge Agreement or Interest Rate Hedge Agreement, except that a Subsidiary which is not a Restricted Party may enter into Metal Hedge Agreements, Exchange Rate Hedge Agreements or Interest Rate Hedge Agreements if doing so is required as a condition of creating or incurring Indebtedness which is permitted hereunder, is for the purpose of financing the acquisition or development of property as permitted hereunder and is not for speculative purposes; and, if any such Metal Hedge Agreements, Exchange Rate Hedge Agreements or Interest Rate Hedge Agreements are guaranteed by any Restricted Party, any negative mark-to-market position thereunder shall be included in Indebtedness for purposes of calculating all applicable covenants in Section 10.1.

  (ii)
  The Borrower shall not on or after the Restatement Date enter into or maintain any Hedge Agreement with any Permitted Hedge Counterparty that does not contain the provisions described in Annex 6 hereof; provided that, the Borrower shall be permitted to maintain Hedge Agreements with any "Permitted Hedge Counterparty" (as defined in the Existing Credit Agreement) which were entered into prior to the Restatement Date and which contain the provisions set out in Annex 6 of the Existing Credit Agreement if such Person is a Permitted Hedge Counterparty (that is, if such Person has complied with the applicable requirements set out in the definition of "Permitted Hedge Counterparty" hereunder). The Borrower shall not, with respect to all Hedge Agreements that comply with the provisions of Annex 6 of the Existing Credit Agreement or Annex 6 hereof, as applicable, amend, modify or agree to any waiver of any of the terms described therein.

  (iii)
  The Borrower shall not grant to, or permit any Hedge Counterparty to have, any security (including margin deposited with or held by or for the benefit of a Hedge Counterparty), except, in the case of each Permitted Hedge Counterparty, as it forms part of the Security held by the Administrative Agent or the Trustee for the benefit of all Secured Parties. For greater security, the Borrower shall not permit any Unsecured Hedge Counterparty to hold or have the benefit of any security (including margin deposited with or held by or for the benefit of an Unsecured Hedge Counterparty) or otherwise. Neither shall the Borrower enter into any Hedge Agreement which, by its terms, could result in any requirement for the Borrower to grant any Hedge Counterparty any security, except as expressly permitted in the first sentence of this clause (iii).

  (iv)
  The Borrower shall not permit the any material representations, warranties or covenants, or any termination events (including additional termination events), in any Metal Hedge Agreement entered into with an Unsecured Hedge Counterparty to be more onerous to the Borrower than the material representations, warranties and covenants, and termination events (including additional termination events), in any Hedge Agreement entered into with any Permitted Hedge Counterparty.

  (v)
  The Borrower shall not enter into (I) any leveraged option transactions or other Hedge Agreements that could require the delivery of any amount over the notional amount of the subject matter of the Hedge Agreement (whether metal, currency, interest rates or otherwise) or (II) any "knock-down" option or put or any other Hedge Agreement in which the obligation to deliver (by physical delivery or cash settlement) or the pricing of the subject matter of the Hedge Agreement (whether metal, currency, interest rates or otherwise) is subject to any contingency.

    (vi)
    The Borrower shall at no time permit the maximum quantity of Gold, Copper, Silver or Zinc or other metal which the Borrower is obligated (contingently or otherwise) to deliver (or that could be called for delivery or cash settlement) for any future 12-month period under all Metal Hedge Agreements to which the Borrower is a party under any circumstances, conditions or outcomes, whether or not then existing (including, for greater certainty (A) all quantities of metal subject to spot, spot deferred, fixed forwards and floating lease rate forward contracts, (B) the total face value of any quantity of metal sold under call options, and (C) any other arrangements that have the economic effect of a sale or a sold call option or other similar derivative transactions) to exceed 75% of the Borrower's projected production of that Metal for such 12-month period. The Borrower shall at no time permit the maximum quantity of Gold, Copper, Silver or Zinc or other metal which any Subsidiary is obligated (contingently or otherwise) to deliver (or that could be called for delivery or cash settlement) for any future 12-month period under all Metal Hedge Agreements to which such Subsidiary is a party under any circumstances, conditions or outcomes, whether or not then existing (including, for greater certainty (A) all quantities of metal subject to spot, spot deferred, fixed forwards and floating lease rate forward contracts, (B) the total face value of any quantity of metal sold under call options, and (C) any other arrangements that have the economic effect of a sale or a sold call option or other similar derivative transactions) to exceed 75% of such Subsidiary's projected production of that Metal for such 12-month period.

  (i)
  Corporate Documents, etc.    No Restricted Party shall change its name, restrict its corporate (or other) powers or move its registered or executive office without giving the Administrative Agent five days prior written notice of such change.

  (j)
  Fiscal Year.    The Borrower shall not change its fiscal year-end to end on a day other than December 31 of each year without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld.

  (k)
  Conflicting Agreements.    Neither the Borrower nor any other Restricted Party shall enter into, become subject to or be bound by any Contractual Obligation which in any case or in the aggregate when combined with other Contractual Obligations in Material Contracts or otherwise, materially restricts or impairs the ability of the Borrower or any such Restricted Party to perform its obligations under, or conflicts with any material provision of, any of the Financing Documents to which it is a party, or constitutes, or the performance of which will constitute, a Default.

  (l)
  Transactions with Affiliates.    Neither the Borrower nor any Material Subsidiary shall enter into or conduct any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Material Subsidiary or any holder of 1% or more of any class of such Person's Capital Stock unless any such transaction is upon fair and reasonable terms no less favourable to the Borrower or such Material Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or a holder of 1% or more of any class of its Capital Stock and is otherwise not restricted or prohibited, and is permitted, under this Agreement.

  (m)
  Plan Compliance.    The Borrower shall not:

  (i)
  permit to exist, or allow a Material Subsidiary of the Borrower to permit to exist, any accumulated funding deficiency, whether or not waived, with respect to any Plan in an amount which would cause a Material Adverse Effect;

  (ii)
  contribute to or assume an obligation to contribute to, or permit a Material Subsidiary of the Borrower to contribute to or assume an obligation to contribute to, any "multi-employer pension plan" as such term is defined in the Pension Benefits Act (Ontario) or Supplemental Pension Plan Act (Quebec);

    (iii)
    acquire, or permit a Subsidiary of the Borrower to acquire, an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to any "multi-employer pension plan" as such term is defined in the Pension Benefits Act (Ontario) or Supplemental Pension Plan Act (Quebec); provided that, the Borrower or a Material Subsidiary of the Borrower may acquire an interest in any such Person if (A) such Person is acquired as a Permitted Acquisition and (B) neither the Borrower nor any of its other Material Subsidiaries has any legal liability to perform such Person's obligations or assume such Person's liabilities;

    (iv)
    permit, or allow a Material Subsidiary of the Borrower to permit, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate to exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities, in each case only to the extent such liabilities and assets relate to benefits to be paid to employees of the Borrower or its Subsidiaries, by an amount that would cause a Material Adverse Effect.

  (n)
  Sale or Discount of Receivables.    No Restricted Party shall discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

  (o)
  Margin Calls.    No Restricted Party shall purchase or carry any margin securities.

ARTICLE 11

EVENTS OF DEFAULT

        11.1    Events of Default.    Each of the following events shall constitute an event of default ("Event of Default"):

  (a)
  the Borrower fails to pay any principal amount of any Advance when due and payable;

  (b)
  the Borrower fails to pay any interest, fees or other amounts payable in respect of the Facility Indebtedness (including fees payable to the Administrative Agent in its capacity as agent hereunder) within 3 Business Days of such amount becoming due and payable;

  (c)
  any representation or warranty made by the Borrower or deemed to have been made by the Borrower pursuant to Section 6.2(e), or any representation or warranty made by an officer of any Restricted Party in any Document or in any certificate, agreement, instrument or written statement delivered by any Restricted Party or by an officer of any Restricted Party pursuant thereto was, at the time the same was made, incorrect (where such representation or warranty was qualified by "Material Adverse Effect" or any other "materiality" concept), or in all other cases incorrect in any material respect;

  (d)
  any Restricted Party fails to perform or observe or shall be in breach of any term, covenant or agreement contained in this Agreement or any other Financing Document on its part to be performed or observed (other than as provided in subsections (a), (b) or (c) above and subsection (e) below, and other than in respect of events otherwise specifically provided for elsewhere in this Section 11.1), and such failure or breach remains unremedied for 15 Business Days after written notice thereof has been given by the Administrative Agent to the Borrower;

  (e)
  the Borrower fails to perform or observe or shall be in breach of any term, covenant or agreement contained in Sections 9.1(g), (h) and (i) or in Section 10.1 of this Agreement;

  (f)
  any Restricted Party shall be in default on any date in any payment of principal or interest on any Indebtedness (whether in connection with the same or similar events or occurrences or more than one event or occurrence), including any Indebtedness or payment due under any Hedge Agreement, or in the payment when due under any Guarantee Obligation, in an aggregate cumulative amount (when combined, if applicable, with the amount of any other Indebtedness subject to acceleration under Sections 11.1(r) and (s)) greater than US $10,000,000, or default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation (or contained in any instrument or agreement evidencing, securing or relating thereto), or any other event shall occur or condition exist, the effect of which is to cause, or permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee Obligation to cause, such Indebtedness to become in any manner due prior to its stated maturity or such Guarantee Obligation to become payable;

  (g)
  any Restricted Party commits an act of bankruptcy or becomes bankrupt or insolvent, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due generally, or makes an assignment for the benefit of creditors or files a petition in bankruptcy; or petitions or applies to any tribunal for, or consents to, the appointment of any receiver, receiver-manager, trustee or similar officer for it or for all or any substantial part of its property; or admits the material allegations of a petition or application filed with respect to it in any proceeding commenced in respect of it under any Requirements of Law relating to bankruptcy, insolvency, reorganization, arrangement, proposal, readjustment of debt, dissolution, winding-up or liquidation; or takes any corporate action for the purpose of effecting any of the foregoing;

  (h)
  there shall occur registration of any prior notice of exercise of hypothecary right affecting the Collateral in favour of any creditor (other than under the Security Documents) which shall continue uncancelled for a period of 20 days from its respective publication or registration;

  (i)
  any bankruptcy, insolvency, reorganization, arrangement, proposal, readjustment of debt, dissolution, winding-up, liquidation or similar proceeding relating to a Restricted Party under any existing or future legislation or otherwise of any jurisdiction, domestic or foreign, respecting such matters or any such proceeding shall be instituted (by petition, application or otherwise) by or against a Restricted Party which results in any order for any relief or any such appointment or adjudication with respect to such matters, which, if brought against such Restricted Party and if contested diligently and in good faith by it, remains undismissed for a period of 30 days from the date of such order, appointment or adjudication;

  (j)
  any Restricted Party ceases or threatens to cease to carry on its business or a resolution is passed authorizing or approving such action; or a petition is filed or an order is made or resolution passed for the winding-up, liquidation or dissolution of such Restricted Party or if, without the consent of the Administrative Agent, a resolution is passed authorizing the sale, transfer or assignment of all or substantially all of the assets of a Restricted Party;

  (k)
  there shall be commenced against any Restricted Party one or more proceedings or other actions seeking issuance of a warrant of attachment, execution, distraint or similar process against its assets in an aggregate amount of US $2,500,000 or more which remains undismissed or unstayed for a period of 30 days; or any Restricted Party shall take any action in furtherance of, or indicate its consent to, approval of, or acquiescence in, any such act or proceeding;

  (l)
  one or more judgments or decrees is entered against any Restricted Party involving in the aggregate a liability of US $2,500,000 or more and (i) such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days of entry thereof or (ii) such Restricted Party is not contesting such judgments or decrees in good faith and by appropriate proceedings and adequate reserves in accordance with GAAP have not been set aside on its books;

  (m)
  any Financing Document, or any material provision thereof, shall at any time after its execution and delivery, for any reason, be determined to be (or is contested by any Restricted Party to be or to have ceased to be) or ceases to be a legal, valid and binding obligation of any Restricted Party, enforceable against it in accordance with its terms (subject only to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and to any equitable remedies available in the discretion of a court) or if the Security Documents fail, for any reason, to provide the Administrative Agent (or the Trustee) for and on behalf of the Secured Parties with a first priority Lien, subject only to Permitted Liens, in and to the Collateral (excluding Collateral which is disposed of in accordance with the terms of this Agreement), unless such invalidity or failure can be cured and such invalidity or failure is cured within 30 days of notice thereof being given by the Administrative Agent to the Borrower of the occurrence of such invalidity or failure, unless such invalidity or failure occurred as a result of a contest initiated, acquiesced in or consented to by a Restricted Party or otherwise could reasonably be expected to have a Material Adverse Effect;

  (n)
  any Included Property or any material Recourse Asset, or any material part thereof, is expropriated;

  (o)
  there occurs any "Event of Default", " Termination Event" or "Additional Termination Event" (as defined in the relevant Hedge Agreement) under any Hedge Agreement which has continued for 3 Business Days and the same has not been waived;

  (p)
  any Borrower or Subsidiary (i) abandons, or permits to be abandoned, any Recourse Asset or (ii) suspends or materially reduces, or permits the suspension or material reduction, of operations at any Included Property or any material Recourse Asset for 14 consecutive Business Days;

  (q)
  the Borrower fails to observe or perform any covenant or agreement contained in the Convertible Notes or the Trust Indenture within any applicable grace period provided for therein, if the effect of such failure or other event is to accelerate, or to permit the holders of the Convertible Notes or any other Person to accelerate, the maturity thereof; or, without the written consent of the Majority Lenders, any material provision of the Convertible Notes or the Trust Indenture is amended, varied or rescinded;

  (r)
  the Borrower or any Subsidiary fails to observe or perform any covenant or agreement contained in any instrument evidencing Subordinated Indebtedness within any applicable grace period provided for therein, if the effect of such failure or other event is to accelerate, or to permit the holders of such Subordinated Indebtedness or any other Person to accelerate, the maturity thereof, where the aggregate cumulative amount of such Indebtedness where the creditor thereof has direct recourse (as primary or secondary obligor, whether contingent or otherwise) to a Restricted Party or its property (when combined, if applicable, with the amount of any other Indebtedness subject to acceleration under Sections 11.1(f) and (s)) is greater than US $10,000,000; or, without the written consent of the Majority Lenders, any material provision of any instrument evidencing Subordinated Indebtedness is amended, varied or rescinded so that such Subordinated Indebtedness fails to comply with the requirements set out in Section 10.3(c)(vii);

  (s)
  the Borrower or any Subsidiary fails to observe or perform any covenant or agreement contained in any instrument evidencing Other Senior Indebtedness within any applicable grace period provided for therein, if the effect of such failure or other event is to accelerate, or to permit the holders of such Other Senior Indebtedness or any other Person to accelerate, the maturity thereof, where the aggregate cumulative amount of such Indebtedness where the creditor thereof has direct recourse (as primary or secondary obligor, whether contingent or otherwise) to a Restricted Party or its property (when combined, if applicable, with the amount of any other Indebtedness subject to acceleration under Sections 11.1(f) and (r)) is greater than US $10,000,000; or, without the written consent of the Majority Lenders, any material provision of any instrument evidencing Other Senior Indebtedness is amended, varied or rescinded so that such Other Senior Indebtedness fails to comply with the requirements set out in Section 10.3(c)(vi);

  (t)
  there occurs any Change of Control of the Borrower; and

  (u)
  if, at any time after the First Additional Advance, (A) subject to the proviso set out in Section 10.3(h)(ii), a Person (other than the Borrower) which is not a Hedge Counterparty is a party to a Hedge Agreement with the Borrower, or (B) an Unsecured Hedge Counterparty is a party to a Hedge Agreement with the Borrower which is not a Metal Hedge Agreement; and, in either case, such Person continues to be a party to such a Hedge Agreement for 3 "Local Business Days" (as defined in the relevant Hedge Agreement).

        11.2    Remedies.    If an Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Majority Lenders, the Administrative Agent shall, for and on behalf of the Secured Parties, take any one or more of the following actions:

  (a)
  declare the Commitments terminated, whereupon the same shall immediately terminate and the Lenders shall be under no obligation to make any further Advances;

  (b)
  by notice to the Borrower, declare the whole of the unpaid principal amount of all Facility Indebtedness to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

  (c)
  realize on and/or enforce the Security; or

  (d)
  take any other action, exercise any other right, pursue any other remedy or proceed by action, suit, remedy or other proceeding to enforce the rights and/or remedies of the Administrative Agent and the Secured Parties whether arising or accruing under the Financing Documents, by law, in equity or otherwise.

        Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Section 11.1(g), (h) or (i), the Commitments shall automatically and immediately terminate and the outstanding Advances, all accrued interest thereon and all other amounts payable hereunder, shall immediately become due and payable.

        11.3    Cash Collateral.    Immediately upon any amounts becoming due and payable under Section 11.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Administrative Agent for the Secured Parties' benefit Cash Collateral equal to the full undrawn principal amount at maturity of all L/Cs and Bankers' Acceptances then outstanding for its account and the Borrower hereby unconditionally promises and agrees to deposit with the Administrative Agent immediately upon such demand Cash Collateral in the amount so demanded. The Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs and to pay such Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by the Lenders, or any of them, in their own right at maturity. Amounts paid to the Administrative Agent pursuant to such a demand in respect of Bankers' Acceptances and L/Cs shall, subject to Section 11.6, be applied against, and shall reduce, pro rata among the Lenders, to the extent of the amounts paid to the Administrative Agent in respect of Bankers' Acceptances and L/Cs, respectively, the obligations of the Borrower to pay amounts then or thereafter payable under Bankers' Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

        11.4    Rights Cumulative.    The rights and remedies of the Administrative Agent and the Secured Parties hereunder shall be in addition to, and not in substitution for, any other rights or remedies available to them, at law, in equity or otherwise. No remedy for the enforcement of the rights of the Administrative Agent and the Secured Parties shall be exclusive of any other rights or remedies provided hereunder, under any other Document, by law, in equity or otherwise or dependent upon any other such right or remedy and any one or more of such rights or remedies may from time to time be exercised independently or in combination. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or Secured Party, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or otherwise.

        11.5    Proofs of Claim, Etc.    In addition to their rights under Section 11.2, the Administrative Agent or the Secured Parties may file such proofs of claim and other papers and documents as may be necessary or desirable to have the claims of the Administrative Agent or the Secured Parties lodged in any bankruptcy, winding-up or other judicial proceeding relating to the Borrower.

        11.6    Priority of Payments.    Upon any acceleration pursuant to Section 11.2 of the Facility Indebtedness, all payments made by the Borrower and all amounts, if any, obtained by the Administrative Agent or Secured Parties on the enforcement of any Security shall be applied as follows:

  (a)
  firstly, to pay all amounts owing to the Administrative Agent in its capacity as Administrative Agent and to the Trustee and all other expenses incurred by the Administrative Agent and the Trustee on behalf of the Secured Parties and payable by the Borrower hereunder, under the Agency Fee Letter and under the other Documents, together with all amounts owing to BNS in respect of L/C fronting fees payable by the Borrower hereunder;

  (b)
  secondly, to pay, on a pro rata basis in accordance with the amounts owing to the Secured Parties, all Senior Secured Indebtedness; and

  (c)
  thirdly, to pay the balance, if any, to the Borrower or as otherwise required by all applicable Requirements of Law;

and the Borrower shall have no right to require any inconsistent appropriation.

ARTICLE 12
THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES

        12.1    Provisions Reference.    Reference is made to Section 4 of the Provisions regarding "Right of Setoff", Section 5 of the Provisions regarding "Sharing of Payments by Lenders" and Section 7 of the Provisions regarding "Agency" matters.

        12.2    Specific Provisions Relating to Hedge Counterparties.

  (a)
  Notwithstanding anything contained herein to the contrary, upon the occurrence of any "Event of Default", "Termination Event" or "Additional Termination Event" (as defined in any relevant Hedge Agreement) under any Permitted Hedge Agreement to which a Hedge Counterparty is a party, such Hedge Counterparty may, to the extent permitted under such Permitted Hedge Agreement, and in addition to any other rights hereunder, take any one or more of the following actions:

  (i)
  "close out" any or all transactions entered into by the Borrower under any Permitted Hedge Agreement with the Hedge Counterparty;

  (ii)
  set off all indebtedness or obligations owing by the Hedge Counterparty to the Borrower under Permitted Hedge Agreements with the Borrower against all indebtedness or obligations owing by the Borrower to the Hedge Counterparty under Permitted Hedge Agreements with such Hedge Counterparty; provided that, for purposes of this clause (ii), any Lender and Affiliate of such Lender which are each a Permitted Hedge Counterparty may consolidate their indebtedness and obligations owing to the Borrower under their Permitted Hedge Agreements with the Borrower and set off all such consolidated indebtedness and obligations against all indebtedness and obligations owing by the Borrower to such Permitted Hedge Counterparties under Permitted Hedge Agreements with such Permitted Hedge Counterparties;

  (iii)
  sue or bring action against the Borrower for any such indebtedness owing under Permitted Hedge Agreements.

  (b)
  (i) Notwithstanding any other provision hereof, no Permitted Hedge Counterparty shall have any claim to any Hedge Indebtedness except for the Aggregate Net Hedge Indebtedness owed to such Permitted Hedge Counterparty; provided that, for purposes of calculating the Aggregate Net Hedge Indebtedness of a Lender and an Affiliate of such Lender which are each a Permitted Hedge Counterparty their indebtedness and obligations owing to the Borrower under their Permitted Hedge Agreements with the Borrower shall be consolidated, and such consolidated indebtedness and obligations owing by such Permitted Hedge Counterparties to the Borrower shall be netted against the indebtedness and obligations owing by the Borrower to such Permitted Hedge Counterparties under their Permitted Hedge Agreements with the Borrower. (ii) No Permitted Hedge Counterparty shall set off or net any amount of Aggregate Net Hedge Indebtedness owing by such Hedge Counterparty against Facility Indebtedness or other indebtedness payable to it by the Borrower, unless such Permitted Hedge Counterparty shares such amount with the other Secured Parties in accordance with Section 5 of the Provisions. Except as set out in Section 12.2(a)(ii), no Unsecured Hedge Counterparty shall set off or net any amount of Hedge Indebtedness owing by such Unsecured Hedge Counterparty against any Indebtedness or other indebtedness payable to it by the Borrower.

  (c)
  The Aggregate Net Hedge Indebtedness owed to each Permitted Hedge Counterparty shall at all times be secured by the Security unless a Permitted Hedge Counterparty has otherwise agreed in writing to forego the benefit of such Security. No Hedge Indebtedness owed to any Hedge Counterparty may be secured by margin deposited with or held by or for the benefit of a Hedge Counterparty or by any other security (except, in the case of each Permitted Hedge Counterparty, as it forms part of the Security held by the Administrative Agent or the Trustee for the benefit of all Secured Parties).

  (d)
  Notwithstanding that the Security secures the Aggregate Net Hedge Indebtedness owing to each Permitted Hedge Counterparty, all decisions concerning the Security and its enforcement or realization

    (so long as any Facility Indebtedness has not been indefeasibly paid in full and all Commitments have not been terminated) shall be made by the Administrative Agent or by the required Lenders as specified in this Agreement. No Hedge Counterparty shall have any right to vote on, or otherwise influence, any matters involving the realization of the Security or the enforcement thereof, or any matter under or relating to this Agreement or any other Financing Document, as long as any Facility Indebtedness is outstanding and all Commitments have not been terminated.

  (e)
  Upon the Facility Indebtedness being indefeasibly paid in full and all Commitments being terminated, (i) the Lenders shall release their interests in the Security and (ii) the Security shall continue to be held by the Administrative Agent for the benefit of the Final Permitted Hedge Counterparties and shall continue to secure any Aggregate Net Hedge Indebtedness owed from time to time to the Final Permitted Hedge Counterparties. Without limiting any other provisions of this Agreement which survive termination of all Commitments all provisions of this Agreement required to make this Section 12.2(e) operational, shall for purposes of the Security survive, mutatis mutandis, the indefeasible payment of the Facility Indebtedness and termination of all Commitments. All references in such provisions to "Majority Lenders", "Super Majority Lenders", "Unanimous Lenders" and such other terms used by reference to the Lenders and the Secured Parties shall, unless otherwise provided in writing by all Final Permitted Hedge Counterparties, be deemed to mean all Final Permitted Hedge Counterparties. For greater certainty, and notwithstanding any other provision hereof, at no time following repayment of the Facility Indebtedness in full and the termination of all Commitments, shall the Security (excluding the Bank Act Security) be discharged or amended, or shall any Person be granted the benefit of the Security except for the Final Permitted Hedge Counterparties, in each case unless each Final Permitted Hedge Counterparties, as well as the Borrower, has given its prior written consent. In addition, the defined terms which are incorporated in the Security Documents by reference shall continue to have the same meanings notwithstanding the indefeasible payment of all Facility Indebtedness and termination of all Commitments, except for any necessary changes resulting from the indefeasible payment of all Facility Indebtedness and termination of all Commitments, mutatis mutandis.

  (f)
  The provisions of this Section 12 are solely for the benefit of the Secured Parties and neither the Borrower nor any Subsidiary shall have rights as a third party beneficiary of such provisions.

ARTICLE 13
MISCELLANEOUS

        13.1    Amendments, Waivers, Etc.    Neither this Agreement nor any other Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. Unless otherwise specified in this Agreement, the Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent shall, from time to time, (X) enter into with the Borrower, written amendments, supplements or modifications hereto and to the other Financing Documents for the purpose of amending, adding, remaining or replacing any provisions to this Agreement or to the other Financing Documents or changing in any manner the rights or obligations of the Lenders or the Borrower hereunder or thereunder or (Y) waive, at the Borrower's request, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Documents or any Default and its consequences; provided, however, that, subject to Section 5.2, no such waiver and no such amendment, supplement or modification shall:

  (a)
  reduce the amount or extend the scheduled date of maturity of any Advance or any other obligation or of any scheduled installment thereof; or reduce the stated rate of any interest or fees payable hereunder; or extend the scheduled date of any payment thereof or modify any provision that provides for the sharing by the Lenders of any payment or prepayment of indebtedness to provide for a non-ratable sharing thereof; or increase the amount or extend the expiration date of any Commitments; or change the currency in which any Advance is payable; or amend, modify or waive any provision of this Section 13.1; or reduce the required percentages of Majority Lenders, Super Majority

    Lenders or Unanimous Lenders as specified in this Agreement; in each case, without the prior written consent of the Unanimous Lenders;

  (b)
  release the Borrower from its obligations under the Financing Documents or any of the Collateral, without the written consent of the Unanimous Lenders; provided that the Administrative Agent shall release (without consent from the Lenders) any Collateral sold, transferred or otherwise disposed of which is permitted by Section 10.3(e);

  (c)
  amend, modify or waive any provision of Section 7 of the Provisions or any other provision dealing with the rights and duties of the Administrative Agent without the written consent of the Administrative Agent;

  (d)
  amend, modify or waive any provision dealing with the rights and duties of the Issuing Bank without the written consent of the Issuing Bank; or

  (e)
  amend, modify or waive any provision of Sections 11.6 or 12.2 hereof or Section 5 of the Provisions without the written consent of the Administrative Agent and the Unanimous Lenders.

        Any waiver and any amendment, supplement or modification pursuant to this Section 13.1 shall apply to each Lender and shall be binding upon the Borrower, the Lenders, the Secured Parties and the Administrative Agent and all future holders of the Advances. In the case of any waiver, the Borrower, the Lenders, the Secured Parties, the Administrative Agent shall be restored to their former position and rights hereunder and under the other Financing Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon. Notwithstanding anything contained in this Section 13.1 to the contrary, the foregoing provisions do not apply to Hedge Agreements, nor to any amendment, supplement, modification or waiver of any of the terms thereof.

        13.2    Amendments (Subsidiaries), Etc.    Notwithstanding Section 13.1, no Document to which a Subsidiary is a party, nor any terms thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. Unless otherwise specified in this Agreement, the Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent shall, from time to time, enter into with any Subsidiary, written amendments, supplements or modifications of the Documents to which any such Subsidiary is a party for the purpose of adding any provisions to the Documents or changing in any manner the rights or obligations of the Lenders or any Subsidiary thereunder; provided, however, that, subject to Section 5.2, no such amendment, supplement or modification shall reduce the amount or extend the scheduled date of maturity of any obligation; or extend the scheduled date of any payment thereof or modify any provision that provides for the sharing by the Lenders of any payment or prepayment of indebtedness to provide for a non-ratable sharing thereof, in each case, without the prior written consent of the Unanimous Lenders. Any amendment, supplement or modification pursuant to this Section 13.2 shall apply to each Lender and shall be binding upon the Borrower, the applicable Subsidiary, the Lenders, the Secured Parties and the Administrative Agent and all future holders of the Advances. Notwithstanding anything contained in this Section 13.2 to the contrary, the foregoing provisions do not apply to Hedge Agreements, nor to any amendment, supplement, modification or waiver of any of the terms thereof.

        13.3    Lenders' Obligations Several.    The obligations of the Lenders hereunder, including those relating to the making of any Advances, are several and not joint with respect to the other Lenders.

        13.4    Reproduction of Documents, etc.    This Agreement, all other Documents and all documents relating hereto and thereto may be reproduced by the Lenders or by the Administrative Agent by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Lenders or the Administrative Agent may destroy any original documents so reproduced. The Borrower agrees that any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Administrative Agent or the Lenders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        13.5    No Merger on Judgment.    The taking of any judgment shall not operate as a merger of any Facility Indebtedness or other liability of the Borrower to the Administrative Agent or the Secured Parties or any part thereof or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Administrative Agent or the Secured Parties may have in connection with such Indebtedness or other liability.

        13.6    Independent Engineer and Other Advisers.

  (a)
  The Majority Lenders shall have the right at any time and from time to time to appoint an Independent Engineer to act on behalf of the Administrative Agent and the Lenders for such purposes as the Administrative Agent or the Lenders may determine including the following: (i) conduct a technical and environmental review of the Mines constituting Included Property, (ii) on an annual basis, review and, if appropriate, recommend the then current Development Plan (including Reserves for use in the Mine Plan) in accordance with Article 9, as applicable, (iii) carry out such other duties as may be set forth in this Agreement or as may be required by the Administrative Agent or the Lenders from time to time.

  (b)
  The Administrative Agent and the Lenders may consult and retain any other independent consultants determined by them to be appropriate to: (i) advise them on whether property which is proposed by the Borrower as Included Property is eligible to be Included Property in accordance with Section 10.2(n) and (ii) carry out such other duties as may be set forth in this Agreement.

  (c)
  The Majority Lenders may at any time and from time to time replace the Independent Engineer or such other consultants. The Administrative Agent shall provide the Borrower with reasonable notice of such replacement Independent Engineer or other consultants following such replacement being made. All rights and remedies of any such replacement Independent Engineer or other consultants under this Agreement shall be the same as the rights and remedies of such replaced Independent Engineer or other consultants.

        13.7    Survival of Representations, Warranties and Covenants.    All agreements, representations, warranties, covenants and indemnities made by or on behalf of the Borrower herein or in any other Document or any certificate or document delivered pursuant hereto, shall be considered to have been relied on by the Administrative Agent and the Lenders and shall survive the execution and delivery of this Agreement, the execution and delivery of each other Document, and the making of each Advance, notwithstanding any investigation made at any time by or on behalf of the Administrative Agent or Lender.

        13.8    Further Assurances.    The Borrower shall execute and deliver or cause to be done, executed and delivered, all such further acts, documents and things as the Administrative Agent and the Lenders may reasonably request for the purpose of giving effect to this Agreement and the other Documents or for the purpose of establishing compliance with the representations, warranties, covenants and conditions of same.

        13.9    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        13.10    Conflicts.    In the event of any conflict or inconsistency between the provisions of this Agreement and any other Financing Documents, the provisions of this Agreement shall prevail.

        13.11    Time of Essence.    Time shall, in all respects, be of the essence hereof.

        13.12    English Language.    The Financing Documents have been negotiated in English and will be or have been executed in the English language. Les soussignés ont expressément demandé que ce document soit rédigé en langue anglaise. All paper writings given or delivered pursuant to this Agreement and the other Financing Documents shall, if requested by the Administrative Agent, be in the English language or, if not, shall be accompanied by a certified English translation thereof. The English language version of any document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

        13.13    Judgment Currency.    If for the purpose of obtaining judgment in any court it is necessary to convert an amount due under any Document from the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase, in the Toronto foreign exchange market, the Original Currency with the Second Currency two Business Days preceding that on which judgment is given. The Borrower agrees that its obligation in respect of any Original Currency due hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the Toronto foreign exchange market the Original Currency with the amount of the Second Currency so paid. If the amount of the Original Currency so purchased or that could have been so purchased is less than the amount originally due in the Original Currency, the Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent and Lenders against such loss. The term "rate of exchange " means the spot rate at which the Administrative Agent in accordance with normal practices is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.

        13.14    Exculpation Provisions.    Each of the parties hereto specifically agrees that it has read this Agreement and the other Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Documents; that it is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Documents; and has received the advice of its legal counsel in entering into this Agreement and the other Documents; and that it recognizes that certain of the terms of this Agreement and the other Documents result in one party assuming liability inherent in some aspects of the transaction and relieving other parties of responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

        13.15    Permitted Liens.    The designation of a Lien as a Permitted Lien is not, and shall not be deemed to be, an acknowledgment by the Administrative Agent or the Lenders to any Person that the Lien shall have priority over the Security.

        13.16    Provisions Reference.    Reference is made to Section 8 of the Provisions regarding "Notices; Effectiveness; Electronic Communications", Section 9 of the Provisions regarding "Expenses; Indemnity; Damage Waivers", Section 10 of the Provisions regarding "Successors and Assigns", Section 11 of the Provisions regarding "Governing Law; Jurisdictions; etc.", Section 12 of the Provisions regarding "Waiver of Jury Trials ", Section 13 of the Provisions regarding "Counterparts; Integration; Effectiveness; Electronic Execution" and Section 14 of the Provisions regarding "Confidentiality".

        13.17    Indemnification.    The Borrower shall indemnify and hold harmless the Administrative Agent and each Secured Party and each of their Affiliates and their officers, directors, employees, agents and advisers (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, the preparation for the defence of, any investigation, litigation or proceeding arising out of, related to or in connection with:

  (a)
  this Agreement and the other Financing Documents; or

  (b)
  any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances;

whether or not such investigation, litigation or proceeding is brought by any Restricted Party, its directors, shareholders or creditors or by an Indemnified Party or by any other Person, or any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated; except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against any Indemnified Party, and, without in any way limiting any of their other rights or remedies hereunder or at law, each Lender and the Administrative Agent, also agrees not to assert any claim against any Restricted Party, its officers, directors, employees, agents or advisors, on any theory of liability for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement and the other Financing Documents and any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances. The agreements in this Section 13.17 shall survive the termination of the Commitments and the repayment of all other amounts outstanding hereunder and under the other Financing Documents.

        13.18    Environmental Indemnity.    The Borrower shall exonerate, indemnify, pay and protect, defend and hold each Indemnified Party harmless from and against, and reimburse said Persons for, any claims (including, without limitation, third party claims, whether for personal injury or real (or immoveable) or personal property damage or otherwise), actions, administrative proceedings (including informal proceedings), judgments, liens, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), interest or losses, including reasonable legal fees and expenses (including any such fees and expenses incurred in enforcing the Documents or collecting any sums due under same), consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise directly or indirectly from or in connection with any Requirements of Environmental Law, or any failure or breach in respect thereof, that is or allegedly is applicable to any Restricted Party, its respective properties, operations or actions to the extent the same arose out of the relationships and arrangements created and contemplated hereby. The agreements in this Section 13.18 shall survive the termination of the Commitments and the repayment of all other amounts outstanding hereunder and under the other Financing Documents.

[Execution Pages Follow]

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

THE BORROWER		AGNICO-EAGLE MINES LIMITED
Address:	By:	(signed) David Garofalo
	Name:	David Garofalo
145 King Street East, Suite 500	Title:	Vice President, Finance and Chief Financial Officer
Toronto, Ontario M5C 2Y7
Attention: David Garofalo
Telecopier: (416) 367-4681

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

CO-ARRANGER AND ADMINISTRATIVE AGENT		THE BANK OF NOVA SCOTIA, as Co-Arranger, Administrative Agent and Technical Agent
Address:	By:	(signed) Ray Clarke
	Name:	Ray Clarke
40 King Street West	Title:	Director
Scotia Plaza, 62nd Floor Toronto, Ontario M5W 2X6
	By:	(signed) Ram Kalicharan
Attention: Robert Hosie	Name:	Ram Kalicharan
	Title:	Associate Director
Telecopier: (416) 866-3329

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

CO-ARRANGER AND SYNDICATION AGENT		SOCIÉTÉ GÉNÉRALE (CANADA), as Co-Arranger and Syndication Agent
Address:	By:	(signed) François Laliberté
	Name:	François Laliberté
1501 McGill College Avenue	Title:	Managing Director Risk
Suite 1800 Montreal, Quebec H3A 3M8
	By:	(signed) David Baldoni
Attention: Francois Laliberte	Name:	David Baldoni
	Title:	Director
Telecopier: (514) 841-6257
with a copy to
1221 Avenue of the Americas New York, New York U.S.A. 10020
Attention: Chris Henstock
Telecopier: (212) 278-5675

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

CO-ARRANGER AND DOCUMENTATION AGENT		N M ROTHSCHILD & SONS LIMITED, as Co-Arranger and Documentation Agent
Address:	By:	(signed) David Street
	Name:	David Street
1700 Lincoln Street	Title:	Director
Suite 3990 Denver, Colorado U.S.A. 80203
	By:	(signed) Christopher Coleman
Attention: Bill Heissenbuttel	Name:	Christopher Coleman
	Title:	Managing Director
Telecopier: (303) 607-0998
with a copy to:
New Court St. Swithin's Lane London, England EC4P 4DU
Attention: David McCarthy/Barry Leonard
Telecopier: +44 20 7280 5451

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

LENDER		THE BANK OF NOVA SCOTIA
Address:	By:	(signed) Ray Clarke
	Name:	Ray Clarke
40 King Street West	Title:	Director
Scotia Plaza, 62nd Floor Toronto, Ontario M5W 2X6
	By:	(signed) Ram Kalicharan
Attention: Ray Clarke	Name:	Ram Kalicharan
	Title:	Associate Director
Telecopier: (416) 866-2010

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

LENDER		SOCIÉTÉ GÉNÉRALE (CANADA)
Address:	By:	(signed) François Laliberté
	Name:	François Laliberté
1501 McGill College Avenue	Title:	Managing Director Risk
Suite 1800 Montreal, Quebec H3A 3M8
	By:	(signed) David Baldoni
Attention: Francois Laliberte	Name:	David Baldoni
	Title:	Director
Telecopier: (514) 841-6257
with a copy to
1221 Avenue of the Americas New York, New York U.S.A. 10020
Attention: Chris Henstock
Telecopier: (212) 278-5675

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

LENDER		N M ROTHSCHILD & SONS LIMITED
Address:	By:	(signed) David Street
	Name:	David Street
1700 Lincoln Street	Title:	Director
Suite 3990 Denver, Colorado U.S.A. 80203
	By:	(signed) Christopher Coleman
Attention: Bill Heissenbuttel	Name:	Christopher Coleman
	Title:	Managing Director
Telecopier: (303) 607-0998
with a copy to:
New Court St. Swithin's Lane London, England EC4P 4DU
Attention: David McCarthy/Barry Leonard
Telecopier: +44 20 7280 5451

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

LENDER		NATIONAL BANK OF CANADA
Address:	By:	(signed) Réjean Guévremont
	Name:	Réjean Guévremont
1155 Metcalfe Street	Title:	Managing Director
5th Floor Montreal, Quebec H3B 4S9
	By:	(signed) Pierre Pichette
Attention: Pierre Pichette	Name:	Pierre Pichette
	Title:	Vice-President
Telecopier: (514) 390-7840

        IN WITNESS WHEREOF each of the undersigned has caused this Agreement to be executed by its respective duly authorized officer(s).

LENDER		THE TORONTO-DOMINION BANK
Address:	By:	(signed) Rohan Appadurai
	Name:	Rohan Appadurai
66 Wellington Street West	Title:	Vice President & Director
TD Tower, 8th Floor Toronto, Ontario M5K 1A2
By:
Attention: Rohan Appadurai	Name:
Title:
Telecopier: (416) 944-5164

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TABLE OF CONTENTS
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 CREDIT FACILITY
ARTICLE 3 ADVANCES
ARTICLE 4 INTEREST RATES AND FEES
ARTICLE 5 REDUCTIONS AND PAYMENTS
ARTICLE 6 CLOSING AND DRAWDOWN CONDITIONS
ARTICLE 7 SECURITY
ARTICLE 8 REPRESENTATIONS AND WARRANTIES
ARTICLE 9 REPORTING COVENANTS AND PROCEDURES
ARTICLE 10 COVENANTS OF THE BORROWER
ARTICLE 11 EVENTS OF DEFAULT